Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
W. R. GRACE & CO., et al.	)	Case No. 01-1139 (JKF)
	)	Jointly Administered
Debtors.	)
)

JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF W. R. GRACE & CO., ET AL., THE OFFICIAL COMMITTEE OF ASBESTOS PERSONAL INJURY CLAIMANTS, THE ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE, AND THE OFFICIAL
COMMITTEE OF EQUITY SECURITY HOLDERS DATED AS OF SEPTEMBER 19, 2008

David M. Bernick, P.C.	Elihu Inselbuch
Theodore L. Freedman	CAPLIN & DRYSDALE, CHARTERED
Janet S. Baer	375 Park Avenue, 35th Floor
Deanna D. Boll	New York, NY 10152-3500
KIRKLAND & ELLIS LLP	Telephone: (212) 319-7125
Citigroup Center
153 East 53rd Street	Peter Van N. Lockwood
New York, NY 10022	Ronald Reinsel
Telephone: (212) 446-4800	Jeffrey Liesemer
CAPLIN & DRYSDALE, CHARTERED
Laura Davis Jones (#2436)	One Thomas Circle, NW
James E. O’Neill (#4042)	Washington, DC 20005
Timothy Cairns (#4228)	Telephone: (202) 862-5000
PACHULSKI STANG ZIEHL & JONES LLP	Marla R. Eskin (#2989)
919 North Market Street, 17th Floor	Mark T. Hurford (#3299)
P.O. Box 8705	CAMPBELL & LEVINE, LLC
Wilmington, DE 19899-8705 (Courier 19801)	800 King Street, Suite 300
Wilmington, DE 19801
Telephone: (302) 652-4100	Telephone: (302) 426-1900

Counsel for the Debtors and Debtors in	Counsel for the Official Committee of
Possession	Asbestos Personal Injury Claimants

Roger Frankel
Richard H. Wyron	Philip Bentley
Debra L. Felder	Douglas Mannal
ORRICK, HERRINGTON & SUTCLIFFE LLP	KRAMER LEVIN NAFTALIS & FRANKEL LLP
Columbia Center	1177 Avenue of the Americas
1152 15th Street, NW	New York, NY 10036
Washington, DC 20005-1706	Telephone: (212) 715-9100
Telephone: (202) 339-8400
Teresa K.D. Currier (#3080)
John C. Phillips, Jr. (#110)	BUCHANAN INGERSOLL & ROONEY PC
PHILLIPS, GOLDMAN & SPENCE, P.A.	The Brandywine Building
1200 North Broom Street	1000 West Street, Suite 1410
Wilmington, DE 19806	Wilmington, DE 19801
Telephone: (302) 655-4200	Telephone: (302) 552-4200

Counsel for David T. Austern,	Counsel for the Official Committee of Equity
Asbestos PI Future Claimants’ Representative	Security Holders

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Page
10.9	INSURANCE MATTERS	100

ARTICLE 11	MISCELLANEOUS PROVISIONS	100

11.1	AUTHORITY OF THE DEBTORS	100

11.2	PAYMENT OF STATUTORY FEES	101

11.3	RETAINED CAUSES OF ACTION	101

11.3.1	Maintenance of Causes of Action	101

11.3.2	Preservation of All Causes of Action not Expressly Settled or Released	101

11.4	THIRD-PARTY AGREEMENTS	102

11.5	REQUIREMENTS OF THE FRESENIUS SETTLEMENT AGREEMENT	102

11.6	REQUIREMENTS OF THE SEALED AIR SETTLEMENT AGREEMENT	102

11.7	DISSOLUTION OF THE UNSECURED CREDITORS’ COMMITTEE, THE ASBESTOS PI COMMITTEE, THE ASBESTOS PD COMMITTEE AND THE EQUITY COMMITTEE; CONTINUED RETENTION OF THE ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE AND THE ASBESTOS PD FUTURE CLAIMANTS’ REPRESENTATIVE	102

11.8	EXCULPATION	103

11.9	TITLE TO ASSETS; DISCHARGE OF LIABILITIES	104

11.10	ENTIRE AGREEMENT	104

11.11	NOTICES	104

11.12	HEADINGS	107

11.13	GOVERNING LAW	107

11.14	FILING OF ADDITIONAL DOCUMENTS	108

11.15	COMPLIANCE WITH TAX REQUIREMENTS	108

11.16	EXEMPTION FROM TRANSFER TAXES	108

11.17	FURTHER ASSURANCES	108

11.18	FURTHER AUTHORIZATIONS	108

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
W. R. GRACE & CO., et al.	)	Case No. 01-1139 (JKF)
	)	Jointly Administered
Debtors.	)
)

JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF W. R. GRACE & CO., ET AL, THE OFFICIAL COMMITTEE OF ASBESTOS PERSONAL INJURY CLAIMANTS, THE ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE, AND THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS DATED AS OF SEPTEMBER 19, 2008

THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS THAT (A) RESULT IN THE CHANNELING OF ALL ASBESTOS PERSONAL INJURY CLAIMS, ASBESTOS PROPERTY DAMAGE CLAIMS, AND CDN ZAI PD CLAIMS (INCLUDING ALL RELATED SUCCESSOR CLAIMS) AGAINST  W. R. GRACE & CO. AND THE ASBESTOS PROTECTED PARTIES (AS DEFINED HEREIN) INTO TRUSTS AND/OR A CLAIMS FUND AND (B) ENJOIN ALL SUCCESSOR CLAIMS BASED ON OR ARISING FROM, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE CRYOVAC TRANSACTION OR FRESENIUS TRANSACTION AGAINST W. R. GRACE & CO. AND THE ASBESTOS PROTECTED PARTIES (AS DEFINED HEREIN), EACH AS MORE FULLY DESCRIBED HEREIN.

This Plan(1) is not an offer with respect to any securities or a solicitation of acceptances of this Plan; any such offer or solicitation will only be made in compliance with applicable law, including applicable provisions of securities laws and the Bankruptcy Code. This Plan has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or “blue sky” laws. This Plan has not been approved or disapproved by any court or the Securities and Exchange Commission. Any representation to the contrary is a criminal offense.

The Debtors, the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and The Official Committee of Equity Security

(1)           Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in Article 1 of this Plan.

Holders hereby jointly propose the following Plan of Reorganization pursuant to the provisions of chapter 11 of title 11 of the United States Code for W. R. Grace & Co. and the other Debtors in these Chapter 11 Cases. Reference is made to the Disclosure Statement distributed contemporaneously herewith for, among other things, a discussion of the history, businesses, properties, and results of operations of the Debtors, and risks associated with this Plan.

ARTICLE 1
DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS
AND ANCILLARY DOCUMENTS

1.1          DEFINED TERMS

Definitions

Terms defined in this Section I apply to the Plan, the Disclosure Statement and the other Plan Documents (unless specifically provided otherwise in any such Plan Document).

1.             “1998 Tax Sharing Agreement” means the Tax Sharing Agreement by and among Old Grace Delaware, Grace Conn., and Old Sealed Air Corporation, dated as of March 30, 1998.

2.             “Administrative Expense Claim” shall mean: (i) any Claim constituting a cost or expense of administration in the Chapter 11 Cases, on or after the Petition Date but prior to the Effective Date, under Bankruptcy Code §§ 503(b), 507(a)(1), 507(b) or 1114(e)(2), including: (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors, (c) any indebtedness or obligation incurred or assumed by the Debtors (including any executory contracts of the Debtors assumed pursuant to Bankruptcy Code § 365 by order of the Bankruptcy Court or the Plan) in connection with the conduct of their businesses or for the acquisition or lease of property or the rendition of services, and (d) any allowed compensation or reimbursement of expenses awarded or allowed under Bankruptcy Code §§ 330(a), 331 or 503, and (ii) any fees or charges assessed against the estates of the Debtors under 28 U.S.C. § 1930.

3.             “Affiliate” shall mean as to any specified Entity: (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, the specified Entity, and (ii) any Entity that is an “affiliate” (within the meaning of Bankruptcy Code § 101(2)) of the specified Entity. As used in clause (i) of this definition, “control” shall include the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of Capital Stock of that Entity, by contract, or otherwise).

4.             “Allowed” shall mean:

(a)           With respect to Asbestos PD Claims, in such amount as is (i) resolved by agreement of the Claimant which is approved by a Final Order of the Bankruptcy Court, including any agreement entered into as a result of mediation, prior to the Effective Date, (ii) determined by Final Order of the Bankruptcy Court, or (iii) resolved by agreement of the Claimant and the applicable Reorganized Debtor(s) after the Effective Date;

(b)           With respect to any Plan Claim other than an Administrative Expense Claim or an Asbestos Claim, as to which a proof of claim was Filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, or (ii) as to which an objection to the allowance thereof has been interposed within such time as is set by the Bankruptcy Court pursuant to the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Plan Claim to the extent that such objection has been (A) overruled in whole or in part by a Final Order of the Bankruptcy Court, (B) resolved by agreement of the Debtors and the Claimant which is approved by a Final Order of the Bankruptcy Court, (C) resolved by agreement of the Reorganized Debtors and the Claimant pursuant to Section 5.1 of the Plan, or (D) determined by Final Order in the Chapter 11 Cases;

(c)          With respect to any Plan Claim other than an Administrative Expense Claim or Asbestos Claim, as to which no proof of claim was Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Plan Claim to the extent that it has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and not otherwise subject to an objection Filed within such time as is set by the Bankruptcy Court pursuant to the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court;

(d)         With respect to any Equity Interest in Parent, any Equity Interest registered in the stock register maintained by or on behalf of the Debtors as of the Confirmation Date; and

(e)          With respect to any Administrative Expense Claim:

(i)           that represents a Claim of a Professional to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court; or

(ii)          other than with respect to a Claim of a Professional, (X) a Claim to the extent that the Debtors or the Reorganized Debtors determine it to constitute an Administrative Expense Claim, or (Y) a Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Bankruptcy Code §§ 503 or 1114.

5.             “Allowed Amount” shall mean the dollar amount of an Allowed Plan Claim (other than an Asbestos PI Claim) plus post-petition interest, if any, as specified in Articles 2 or 3 of this Plan.

6.             “Asbestos Claims” shall mean any and all Asbestos PI Claims (including Indirect PI Trust Claims, CDN ZAI PI Claims, and Asbestos Medical Monitoring Claims), CDN ZAI PD Claims, Workers’ Compensation Claims that are SA Asbestos Personal Injury Claims, Asbestos PD Claims (including US ZAI PD Claims and Indirect PD Trust Claims), SA Asbestos Personal Injury Claims, and SA Asbestos Property Damage Claims, and any and all Demands related thereto.

7.             “Asbestos In-Place Insurance Coverage” means any insurance coverage issued to any Insurance Contributor to the extent available to be utilized for the payment or reimbursement of liability, indemnity, or defense costs arising from or related to Asbestos PI Claims or Asbestos PI Trust Expenses under any Asbestos Insurance Policy or Asbestos Insurance Settlement Agreement.

8.             “Asbestos Insurance Action” shall mean any claim, cause of action, or right of any Insurance Contributor, under the laws of any jurisdiction, against any Asbestos Insurance Entity, arising from or based on: (i) any such Asbestos Insurance Entity’s failure to provide coverage for, or failure to pay or agree to pay, any claim under any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage, or Asbestos Insurance Settlement Agreement; (ii) the refusal of any such Asbestos Insurance Entity to compromise or settle any claim under or pursuant to any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage or Asbestos Insurance Settlement Agreement; (iii) the interpretation or enforcement of the terms of any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage, or Asbestos Insurance Settlement Agreement; or (iv) any conduct of any Asbestos Insurance Entity constituting “bad faith” or other wrongful conduct under applicable law with respect to any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage or Asbestos Insurance Settlement Agreement.

9.             “Asbestos Insurance Entity” shall mean any Entity, including any insurance company, broker, or guaranty association, that issued, or that has or had actual or potential liability, duties or obligations under or with respect to, any Asbestos Insurance Policy.

10.           “Asbestos Insurance Entity Injunction” shall mean the injunction described in Section 8.4 of the Plan.

11.           “Asbestos Insurance Policy” shall mean any insurance policy under which any Insurance Contributor has or had insurance coverage with a policy period incepting prior to June 30, 1985, whether known or unknown, that actually or potentially provides insurance coverage for any Asbestos Claim, including the policies listed on the schedule included as Exhibit 5 in the Exhibit Book; provided that an Asbestos Insurance Policy shall not include any rights or obligations under any insurance policy or settlement agreement to which any of the Debtors are a party to the extent, but only to the extent, that such rights or obligations pertain solely to coverage for Workers’ Compensation Claims.

12.           “Asbestos Insurance Rights” shall mean any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, escrowed funds, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action, and choses in action with respect to any Asbestos Insurance Policy, Asbestos Insurance Settlement Agreement, or Asbestos In-Place Insurance Coverage, including all Asbestos Insurance Actions, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including:

(a)          any and all rights to pursue or receive payments or proceeds under any Asbestos Insurance Policy, whether for liability, defense, or otherwise;

(b)         any and all rights to pursue or receive payments made or proceeds received on or after April 6, 2008, pursuant to any Asbestos Insurance Settlement Agreement or Asbestos In-Place Insurance Coverage, together with all interest earned thereon;

(c)          any and all proceeds of the settlement with Lloyd’s Underwriters, together with all interest earned thereon;

(d)         any and all proceeds of all settlements with Asbestos Insurance Entities under Asbestos In-Place Insurance Coverage or installment payment agreements, to the extent payment of the proceeds occurred on or after April 6, 2008;

(e)          any and all rights to pursue or receive payments from any insolvent Asbestos Insurance Entity, whether in receivership, liquidation, rehabilitation, run-off, or scheme of arrangement, or any other form of proceeding, or from any insolvent insurer’s estate, and the proceeds of all payments received by any Insurance Contributor from any such insolvent Asbestos Insurance Entity or such insolvent insurer’s estate on or after April 6, 2008, together with all interest earned on such proceeds;

(f)          any and all rights to pursue or receive payments with respect to Asbestos PI Claims from any insurance guaranty association; and

(g)         any and all rights to pursue or receive payments pursuant to an exception to a workers’ compensation exclusion in any Asbestos Insurance Policy;

provided that, other than the rights identified in Section 1.1.12(g) above,  Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy, settlement agreement, or coverage-in-place agreement to which any Insurance Contributor is a party to the extent, but only to the extent, that such rights or obligations pertain solely to coverage for Workers’ Compensation Claims.

13.           “Asbestos Insurance Settlement Agreement” shall mean any settlement agreement between or among any of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, or any of them or their predecessors, and any Asbestos Insurance Entity involving any Asbestos Insurance Policy, provided, however, that the term “Asbestos Insurance Settlement Agreement” shall not include Asbestos In-Place Insurance Coverage.

14.           “Asbestos Insurance Transfer Agreement” shall mean the Asbestos Insurance Transfer Agreement substantially in the form included as Exhibit 6 in the Exhibit Book.

15.           “Asbestos Insurer Coverage Defenses” shall mean all rights and defenses at law or in equity that any Asbestos Insurance Entity may have under any Asbestos Insurance Policy, Asbestos Insurance Settlement Agreement, Asbestos In-Place Insurance Coverage, or applicable law to a claim seeking insurance coverage. Asbestos Insurer Coverage Defenses include any defense based on the terms of the Plan or the Plan Documents or the manner in which the Plan or Plan Documents were negotiated; but Asbestos Insurer Coverage Defenses do not include any defense that (i) the Plan or any of the Plan Documents do not comply with the Bankruptcy Code, or (ii) the transfer of Asbestos Insurance Rights pursuant to the Asbestos Insurance Transfer Agreement is prohibited by any Asbestos Insurance Policy, any Asbestos Insurance Settlement Agreement, any Asbestos In-Place Insurance Coverage or applicable non-bankruptcy law.

16.           “Asbestos Medical Monitoring Claim” shall mean: a Claim, Canadian Claim, SA Claim, Grace-Related Claim, or Demand against, or present or future debt, liability, or obligation of, any of the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims (whether or not such Claim, Canadian Claim, SA Claim, Grace-Related Claim, Demand, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), in each case for, based on, or arising out of, resulting from, or attributable to, directly or indirectly:

personal injuries or damages by or on behalf of those who have not, as of the Petition Date, suffered any personal injury but who are alleging that:

(i)           the Debtors (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable) wrongfully caused them to be significantly exposed to hazardous asbestos fibers,

(ii)          this exposure significantly increased the Claimant’s risk of contracting a serious latent disease,

(iii)         medical monitoring could reasonably be expected to result in early detection of the onset and mitigation of the severity of such disease, and

(iv)         because of this exposure it is necessary for the Claimant to be examined by a physician or receive medical testing more often that he or she otherwise would.

Asbestos Medical Monitoring Claims are included within Asbestos PI Claims.

17.           “Asbestos PD Claim” shall mean:

(i)            a Claim, Canadian Claim, Indirect PD Trust Claim, SA Claim, Grace-Related Claim, or Demand, if any, against, or present or future debt, liability, or obligation of any of, the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims, (whether or not such Claim, Canadian Claim, Indirect PD Trust Claim, SA Claim, Grace-Related Claim, Demand, if any, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty):

(a)           arising from acts or omissions of one or more of the Debtors (or any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); and

(b)           for, based on, or arising out of, resulting from, or attributable to, directly or indirectly, the cost of removal, abatement, operations and maintenance activities and programs, diminution of property value, environmental damage, economic loss, or property damage (including the cost of inspecting, maintaining, encapsulating, abating, repairing, decontaminating, removing, or disposing of asbestos or asbestos containing materials or products in buildings or other structures, or other property) caused or allegedly caused by, based on, arising out of, or attributable to, directly or indirectly, in whole or in part:

(1)           the installation in, presence in, or removal of asbestos or asbestos-containing materials or products mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, distributed, supplied, produced, specified, selected, disposed of, installed by, or in any way marketed by, or on behalf of, one or more of the Debtors (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); or

(2)           asbestos-containing vermiculite mined, milled, or processed by the Debtors (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable);

(ii)           any and all SA Asbestos Property Damage Claims and related Demands, if any (other than CDN ZAI PD Claims), against any of the Debtors, the Sealed Air Indemnified Parties, or the Fresenius Indemnified Parties; and

(iii)          any and all US ZAI PD Claims against any of the Debtors or the Asbestos Protected Parties.

Notwithstanding the foregoing or anything else to the contrary, the Class of Asbestos PD Claims does not include CDN ZAI PD Claims. For the avoidance of doubt, and notwithstanding the foregoing or anything else to the contrary, nothing in the Plan is intended or shall be interpreted, to exclude CDN ZAI PD Claims from, or to otherwise change, “Asbestos Property Damage Claims” as that term is defined and used in the Sealed Air Settlement Agreement.

18.           “Asbestos PD Claimant” shall mean the Holder of an Asbestos PD Claim.

19.           “Asbestos PD Committee” shall mean the Official Committee of Asbestos Property Damage Claimants appointed in the Chapter 11 Cases.

20.           “Asbestos PD Channeling Injunction” shall mean the order(s) entered or affirmed by the District Court, in accordance with and pursuant to Bankruptcy Code §  524(g), permanently and forever staying, restraining, and enjoining any Entity from taking any action against any Asbestos Protected Party (except as may be specifically provided in such order(s)) for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to (i) any Asbestos PD Claims, all of which shall be channeled to the Asbestos PD Trust for resolution as set forth in the case management order (other than actions brought to enforce any right or obligation under the Plan or any agreement or instrument between the Debtors or the Reorganized Debtors, on the one hand, and the Asbestos PD Trust, on the other hand, entered into pursuant to the Plan); and (2) any CDN ZAI PD Claims, the provision for payment of which shall be made to the Asbestos PD Trust to be disbursed to the CDN ZAI PD Claims Fund. The Asbestos PD Channeling Injunction is further described in Section 8.3 of the Plan.

21.           “Asbestos PD FCR” shall mean the Asbestos PD Future Claimants’ Representative.

22.           “Asbestos PD Future Claimants’ Representative” shall mean             (or any court-appointed successor), appointed as the legal representative for future asbestos-related property damage (including property damage related to ZAI) Claimants in the Chapter 11 Cases for the purpose of protecting the interests of persons that may subsequently assert Demands, if any, channeled to the Asbestos PD Trust.

23.           “Asbestos PD Initial Payment” shall mean an amount in Cash, equal to the sum of (a) $109 million and (b) an amount agreed to by the Parent, Sealed Air Corporation, Cryovac, Inc, Fresenius, and the Asbestos PD FCR, constituting an estimate of the first six months of the Asbestos PD Trust Expenses, to be transferred equally by Cryovac, Inc. and Fresenius directly to the Asbestos PD Trust on the Effective Date, provided, however, that the Fresenius payment to the Asbestos PD Trust shall not exceed 65% of the Fresenius Payment.

24.           “Asbestos PD Note” shall mean a note, in the form attached as Exhibit 7 in the Exhibit Book, executed by Parent pursuant to which the Parent shall commit to pay the Asbestos PD Trust on January 1 and July 1 of each year, a dollar amount equal to (i) the amount of the Asbestos PD Claims that were Allowed against the Asbestos PD Trust during the preceding six-month period, plus interest thereon accruing at the then applicable federal judgment rate per annum from the date of allowance of each such Asbestos PD Claim; and (ii) the Asbestos PD Trust Expenses payment for the next succeeding six-month period following the Asbestos PD Trust Expenses payment paid as part of the Asbestos PD Initial Payment. The Asbestos PD Note shall be secured by Parent’s obligation to issue 50.1% of Parent Common Stock as of the Effective Date.

25.           “Asbestos PD Trust” shall mean the WRG Asbestos PD Trust, a Delaware statutory trust, established pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Asbestos PD Trust Agreement.

26.           “Asbestos PD Trustee” shall mean any Entity confirmed by the Court to serve as a trustee of the Asbestos PD Trust pursuant to (1) the terms of the Plan, (2) the Confirmation Order, or (3) the Asbestos PD Trust Agreement, or who subsequently may be appointed pursuant to the terms of the Asbestos PD Trust Agreement.

27.           “Asbestos PD Trust Agreement” shall mean the agreement, effective as of the Effective Date, substantially in the form included as Exhibit 3 in the Exhibit Book, to be entered into by and among the Debtors, the Asbestos PD Future Claimants’ Representative, and the Asbestos PD Trustee in connection with the formation of the Asbestos PD Trust.

28.           “Asbestos PD Trust Assets” shall mean the Asbestos PD Note and the Asbestos PD Initial Payment.

29.           “Asbestos PD Trust Expenses” means any liabilities, costs, taxes, or expenses of, or imposed upon, or in respect of, the Asbestos PD Trust or, on and after the Effective Date, the Asbestos PD Trust Assets (except for payments to holders of Asbestos PD Claims on account of such Asbestos PD Claims).

30.           “Asbestos Personal Injury Claim” shall mean an Asbestos PI Claim.

31.           “Asbestos PI Channeling Injunction” shall mean the order(s) entered or affirmed by the District Court, in accordance with and pursuant to Bankruptcy Code § 524(g), permanently and forever staying, restraining, and enjoining any Entity from taking any action against any Asbestos Protected Party (except as may be specifically provided in such order(s)) for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos PI Claims, all of which shall be channeled to the Asbestos PI Trust for resolution as set forth in the TDP (other than actions brought to enforce any right or obligation under the Plan or any agreement or instrument between the Debtors or the Reorganized Debtors, on the one hand, and the Asbestos PI Trust, on the other hand, entered into pursuant to the Plan). The Asbestos PI Channeling Injunction is further described in Section 8.2 of the Plan.

32.           “Asbestos PI Claim” shall mean:

(i)            a Claim, Canadian Claim, Indirect PI Trust Claim, SA Claim, Grace-Related Claim, or Demand against, or any present or future, debt, liability, or obligation of, any of the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims (whether or not such Claim, Canadian Claim, Indirect PI Trust Claim, SA Claim, Grace-Related Claim, Demand, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), in each case for, based on, or arising out of, resulting from, or attributable to, directly or indirectly:

(a)           death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, disease, loss of consortium, survivorship, medical monitoring, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses, caused, or allegedly caused, based on, and arising or allegedly arising, from or attributable to, directly or indirectly, in whole or in part, acts or omissions of one or more of the Debtors (or any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); and

(b)         the presence of or exposure at any time to:

(1)           asbestos or any products or materials containing asbestos that were mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, supplied, produced, specified, selected, distributed, disposed of, installed by, or in any way marketed by, or on behalf of, one or more of the Debtors (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); or

(2)           asbestos-containing vermiculite mined, milled or processed by the Debtors (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable);

(ii)           any and all SA Asbestos Personal Injury Claims (other than Workers’ Compensation Claims) and related Demands against any of the Debtors, the Sealed Air Indemnified Parties, or the Fresenius Indemnified Parties;

(iii)          any and all CDN ZAI PI Claims and related Demands against any of the Debtors or the Asbestos Protected Parties; and

(iv)          any and all Asbestos Medical Monitoring Claims and related Demands against any of the Debtors or the Asbestos Protected Parties.Notwithstanding the foregoing or anything else to the contrary, the Class of Asbestos PI Claims does not include Workers’ Compensation Claims; provided, however, for the avoidance of doubt, that nothing in the Plan is intended to change the definition of “Asbestos Personal Injury Claims” as that term is defined in the Sealed Air Settlement Agreement.

33.           “Asbestos PI Claimant” shall mean the Holder of an Asbestos PI Claim.

34.           “Asbestos PI Committee” shall mean the Official Committee of Asbestos Personal Injury Claimants appointed in the Chapter 11 Cases.

35.           “Asbestos PI FCR” shall mean the Asbestos PI Future Claimants’ Representative.

36.           “Asbestos PI Future Claimants’ Representative” shall mean David T. Austern (or any court-appointed successor), appointed as the legal representative for future asbestos-related personal injury Claimants in the Chapter 11 Cases for the purpose of protecting the interests of persons that may subsequently assert Demands channeled to the Asbestos PI Trust.

37.           “Asbestos PI Trust” shall mean the WRG Asbestos PI Trust, a Delaware statutory trust, established pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Asbestos PI Trust Agreement.

38.           “Asbestos PI Trustee” shall mean any Entity confirmed by the Court to serve as a trustee of the Asbestos PI Trust pursuant to (1) the terms of the Plan, (2) the Confirmation Order, or (3) the Asbestos PI Trust Agreement, or who subsequently may be appointed pursuant to the terms of the Asbestos PI Trust Agreement.

39.           “Asbestos PI Trust Agreement” shall mean the agreement, effective as of the Effective Date, substantially in the form included as Exhibit 2 in the Exhibit Book, to be entered into by and among the Debtors, the Asbestos PI Future Claimants’ Representative, the TAC and the Asbestos PI Trustees in connection with the formation of the Asbestos PI Trust.

40.           “Asbestos PI Trust Assets” shall mean (1) $250 million in Cash plus interest thereon from January 1, 2009 until (and including) the Effective Date at the same rate applicable to the Debtors’ senior debt; (2) the Warrant and all rights of the Asbestos PI Trust under the Warrant; (3) the Deferred Payment Agreement and all rights of the Asbestos PI Trust under the Deferred Payment Agreement; (4) the Share Issuance Agreement and all rights of the Asbestos PI Trust pursuant to the Share Issuance Agreement; (5) the Grace Guaranty and all rights of the Asbestos PI Trust pursuant to the Grace Guaranty; (6) the Plan Registration Rights Agreement; (7) the Asbestos Insurance Rights; (8) the Cryovac Payment reduced by Cryovac’s transfer to the Asbestos PD Initial Payment; (9) the Fresenius Payment reduced by Fresenius’ transfer to the Asbestos PD Initial Payment; (10) an amount in Cash contributed by the Parent equal to the Asbestos PD Initial Payment; (11) the Trust Causes of Action, and (12) the Asbestos Insurance Transfer Agreement and all rights of the Asbestos PI Trust under the Asbestos Insurance Transfer Agreement, and, following the transfer or vesting of the foregoing to or in the Asbestos PI Trust, any proceeds thereof and earnings and income thereon.

41.           “Asbestos PI Trust Expenses” means any liabilities, costs, taxes, or expenses of, or imposed upon, or in respect of, the Asbestos PI Trust or, on and after the Effective Date, the Asbestos PI Trust Assets (except for payments to holders of Asbestos PI Claims on account of such Asbestos PI Claims).

42.           “Asbestos Protected Party” shall mean any of the following parties:

(a)             the Debtors;

(b)             the Reorganized Debtors;

(c)             the Non-Debtor Affiliates;

(d)           the Settled Asbestos Insurance Companies;

(f)            the Sealed Air Indemnified Parties;

(g)           the Fresenius Indemnified Parties;

(h)           Montana Vermiculite Company;

(i)            any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, or the Fresenius Indemnified Parties, or any of their respective assets (but only to the extent that any liability is asserted to exist as a result of its becoming such a transferee or successor);

(j)            any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, makes a loan to any of the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos PI Trust, the Asbestos PD Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos PI Trust, or the Asbestos PD Trust (but only to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent any Encumbrance of assets made in connection with such a loan is sought to be invalidated, upset or impaired in whole or in part as a result of its being such a lender);

(k)           each of the respective present and future Affiliates of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties, (but only to the extent that any liability is asserted to exist as a result of its being or becoming such an Affiliate); or

(l)            each of the respective Representatives of each of the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, and the Fresenius Indemnified Parties.

43.           “Asbestos-Related Claims” means any and all SA Claims, SA Debts, SA Damages, or Grace-Related Claims based on or arising from, in whole or in part, directly or indirectly: (i) Asbestos Claims or (ii) Successor Claims based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction.

44.           “Ballot” shall mean the form or forms distributed to certain Holders of Plan Claims by which such parties may indicate acceptance or rejection of the Plan.

45.           “Bankruptcy Code” shall mean title 11 of the United States Code, as set forth in §§ 101 et seq., and applicable portions of titles 18 and 28 of the United States Code, each as in effect on the Petition Date or as thereafter amended to the extent such amendment is applicable to the Chapter 11 Cases.

46.           “Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

47.           “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court.

48.           “Board of Directors” shall mean the Board of Directors of any of the Debtors, or any of the Reorganized Debtors, as the case may be, as it may exist from time to time.

49.           “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)) in the United States of America.

50.           “By-Laws” shall mean the by-laws of any of the specified Debtors, as amended as of the Effective Date or thereafter.

51.           “Canadian Claim” shall mean any Claim, SA Claim, or Demand, if any, against any of the Debtors, the Canadian Entities, or the Sealed Air Indemnified Parties based on, arising from, or attributable to exposure to asbestos from the Debtors’ asbestos containing products in Canada or the use in Canada of the Debtors’ asbestos containing products, including any such Claim, SA Claim, or Demand that seeks reimbursement, contribution, or indemnification (contractual or otherwise).

52.           “Canadian Court” shall mean the Ontario Superior Court of Justice, Ontario Court of Appeal or the Supreme Court of Canada.

53.           “Canadian Entities” shall mean Grace Canada, Inc. and Sealed Air (Canada) Co./CIE, and each of their predecessors.

54.           “Canadian Order” shall mean the Order of the Canadian Court granted within Grace Canada’s proceedings (Court File Number 01-CL-4081) and pursuant to Section 18.6 of the Companies’ Creditors Arrangement Act recognizing the Confirmation Order and specifically providing for, inter alia, the approval of the Plan and granting the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and all of the Plan releases with respect to the Debtors and the other Asbestos Protected Parties, including the Canadian Entities, and declaring that such Confirmation Order be effective in Canada in accordance with its terms.

55.           “Canadian Settlement Approval Order” shall mean the Final Order of the Canadian Court approving the Canadian settlement as set forth in the CDN ZAI Minutes of Settlement.

56.           “Capital Stock” shall mean, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of equity interest in that corporation; and (ii) any other Entity, any share, membership, or percentage interest, unit of participation, or other equivalent (however designated) in or of equity interest in that Entity.

57.           “Cash” shall mean lawful currency of the United States of America.

58.           “CCAA Representative Counsel” shall mean Lauzon Belanger S.E.N.C.R.L. and Scarfone Hawkins LLP in their capacity as representative counsel to the Canadian ZAI PD Claimants and the CDN ZAI PI Claimants pursuant to an Order of the Canadian Court made on February 8, 2006.

59.           “CDN ZAI Minutes of Settlement” shall mean the minutes of settlement as Exhibit 9 in the Exhibit Book, which explains how all CDN ZAI PD and CDN ZAI PI Claims against the Debtors and the Sealed Air Indemnified Parties are treated under the Plan.

“CDN ZAI PD Claim” shall mean a Canadian Claim against, or any present or future, debt, liability, or obligation of, any of the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims (whether or not such Canadian Claim, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), for, based on, or arising out of, resulting from, or attributable to, directly or indirectly property damage located in Canada, including the cost of removal, abatement, or diminution in the value thereof, or environmental damage or economic loss caused or allegedly caused, by the ZAI sold, manufactured, supplied, produced, specified, selected, distributed, or in any way marketed by one or more of the Debtors (or any of their respective past or present Affiliates, or any of the predecessors of any of the Debtors or any of their respective past or present Affiliates, or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable). CDN ZAI PD Claims are not included within Asbestos PD Claims provided, however, that notwithstanding the foregoing or anything else to the contrary, nothing in the Plan is intended, or shall be interpreted, to exclude CDN ZAI PD Claims from, or otherwise change, “Asbestos Property Damage Claims” as that term is defined in the Sealed Air Settlement Agreement.

60.           “CDN ZAI PD Claims Fund” shall mean the fund established to administer and make payments in respect of CDN ZAI PD Claims as set forth in the CDN ZAI Minutes of Settlement.

61.           “CDN ZAI PI Claim” shall mean a Canadian Claim, SA Claim, or Demand against, or any present or future debt, liability, or obligation of, any of the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims (whether or not such Canadian Claim, Demand, remedy, SA Claim, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), in each case for, based on, or arising out of, resulting from, or attributable to, directly or indirectly from:

(a)           death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, disease, loss of consortium, survivorship, medical monitoring, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses, caused, or allegedly caused, and arising or allegedly arising, from acts or omissions of one or more of the Debtors (or any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable); and

(b)           the presence of or exposure at any time to ZAI that was mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, supplied, produced, specified, selected, distributed, disposed of, installed by, or in any way marketed by, or on behalf of, one or more of the Debtors in Canada (or (x) any of their respective predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (including the Non-Debtor Affiliates), but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign or current or former Affiliate, or (y) any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable). CDN ZAI PI Claims are included within the Class of Asbestos PI Claims.

62.           “Certificate of Incorporation” shall mean the Certificate or Articles of Incorporation or equivalent document of any of the Debtors, as applicable, as amended as of the Effective Date or thereafter.

63.           “Chapter 11 Cases” shall mean the cases commenced by the Filing, on the Petition Date, by the Debtors of voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

64.           “Claim” shall mean a claim (as defined in Bankruptcy Code § 101(5)) against a Debtor including any right to: (i) payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

65.           “Claimant” shall mean the Holder of a Plan Claim.

66.           “Class” shall mean a group of Plan Claims or Equity Interests classified by the Plan pursuant to Bankruptcy Code § 1122(a)(l).

67.           “Common Parent” shall mean the common parent, as defined in Treasury Regulation Section 1.1502-77, of those corporations that joined, or hereafter join in filing a Consolidated Tax Return under Section 1501 of the IRC, and the Treasury Regulations thereunder, or a Consolidated Tax Return under comparable provisions of law for FSA Taxes or other jurisdictions (domestic or foreign).

68.           “Confirmation Date” shall mean the date the clerk of the Court enters on the docket the Confirmation Order.

69.           “Confirmation Hearing” shall mean the hearing that the Court conducts to consider confirmation of the Plan pursuant to Bankruptcy Code § 1129, as such hearing may be adjourned or continued from time to time.

70.           “Confirmation Order” shall mean the order(s) entered by the Court on the Confirmation Date confirming the Plan.

71.           “Confirmation Procedures Order” shall mean the order(s) of the Bankruptcy Court (i) approving procedures relating to the solicitation and tabulation of votes with respect to the Plan; and (ii) providing or establishing the basis for calculating the amount of any Plan Claim for voting purposes.

72.           “Consolidated Tax Return” shall mean (i) a federal consolidated income Tax Return, within the meaning of Section 1501 of the IRC and the Treasury Regulations under

Section 1502 of the IRC, and (ii) any combined, joint, consolidated or other Tax Return respecting FSA Taxes under the laws of any jurisdiction (domestic or foreign).

73.           “Contingent Claim” shall mean any Plan Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Plan Claim is sought to be estimated or an objection to such Plan Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Plan Claim and whether or not a relationship between the Holder of such Plan Claim and a Debtor now or hereafter exists or previously existed.

74.           “Court” shall mean either the Bankruptcy Court or the District Court, as appropriate.

75.           “Crown” shall mean the Attorney General of Canada (Her Majesty the Queen in Right of Canada).

76.           “Cryovac, Inc.” shall mean Cryovac, Inc., taxpayer identification number 13-2830262, a Delaware corporation, formerly named Grace Communications, Inc.

77.           “Cryovac Payment” shall mean (i) five hundred twelve million five hundred thousand dollars ($512,500,000) in Cash, plus interest thereon from December 21, 2002 until the Effective Date, at a rate of 5.5% per annum compounded annually and (ii) eighteen million (18,000,000) shares of Sealed Air Common Stock (as adjusted for a two-for-one stock split on March 16, 2007), each of (i) and (ii) subject to further adjustment to the extent provided in the Sealed Air Settlement Agreement).

78.           “Cryovac Transaction” means the transfers of assets, the distribution of stock, the merger, and all predecessor, related, and ancillary transactions, agreements, transfers, and distributions relating to the transactions described in, referred to, or contemplated by Form S-4 Registration Statement filed by Old Grace Delaware with the SEC under the Securities Act, on or about February 13, 1998, SEC File No. 333-46281, including all attachments, exhibits, and schedules thereto.

79.           “Debtor in Possession” or “Debtors in Possession” shall mean one or more of the Debtors, each in its capacity as a debtor in possession pursuant to Bankruptcy Code §§ 1107(a) and 1108.

80.           “Debtors” or “Grace” shall mean, collectively, W. R. Grace & Co. (f/k/a Grace Specialty Chemicals, Inc.), W. R. Grace & Co.-Conn., A-1 Bit & Tool Co., Inc., Alewife Boston Ltd., Alewife Land Corporation, Amicon, Inc., CB Biomedical, Inc. (f/k/a Circe Biomedical, Inc.), CCHP, Inc., Coalgrace, Inc., Coalgrace II, Inc., Creative Food ‘N Fun Company, Darex Puerto Rico, Inc., Del Taco Restaurants, Inc., Dewey and Almy, LLC (f/k/a Dewey and Almy Company), Ecarg, Inc., Five Alewife Boston Ltd., G C Limited Partners I, Inc. (f/k/a Grace Cocoa Limited Partners I, Inc.), G C Management, Inc. (f/k/a Grace Cocoa Management, Inc.), GEC

Management Corporation, GN Holdings, Inc., GPC Thomasville Corp., Gloucester New Communities Company, Inc., Grace A-B Inc., Grace A-B II Inc., Grace Chemical Company of Cuba, Grace Culinary Systems, Inc., Grace Drilling Company, Grace Energy Corporation, Grace Environmental, Inc., Grace Europe, Inc., Grace H-G Inc., Grace H-G II Inc., Grace Hotel Services Corporation, Grace International Holdings, Inc. (f/k/a Dearborn International Holdings, Inc.), Grace Offshore Company, Grace PAR Corporation, Grace Petroleum Libya Incorporated, Grace Tarpon Investors, Inc., Grace Ventures Corp., Grace Washington, Inc., W. R. Grace Capital Corporation, W. R. Grace Land Corporation, Gracoal, Inc., Gracoal II, Inc., Guanica-Caribe Land Development Corporation, Hanover Square Corporation, Homco International, Inc., Kootenai Development Company, L B Realty, Inc., Litigation Management, Inc. (f/k/a GHSC Holding, Inc., Grace JVH, Inc., Asbestos Management, Inc.), Monolith Enterprises, Incorporated, Monroe Street, Inc., MRA Holdings Corp. (f/k/a Nestor-BNA Holdings Corporation), MRA Intermedco, Inc. (f/k/a Nestor-BNA, Inc.), MRA Staffing Systems, Inc. (f/k/a British Nursing Association, Inc.), Remedium Group, Inc. (f/k/a Environmental Liability Management, Inc., E&C Liquidating Corp., Emerson & Cuming, Inc.), Southern Oil, Resin & Fiberglass, Inc., Water Street Corporation, Axial Basin Ranch Company, CC Partners (f/k/a Cross Country Staffing), Hayden-Gulch West Coal Company, H-G Coal Company.

81.           “Deferred Payment Agreement” shall mean the agreement setting forth the obligation of Reorganized Grace-Conn to make deferred payments to the Asbestos PI Trust over a 15-year period, consisting of five annual payments of $110 million commencing on January 2, 2019 and ten annual payments of $100 million commencing on January 2, 2024, in the form at Exhibit 11 in the Exhibit Book or such other substantially similar form as shall have been agreed to by each of the Plan Proponents.

82.           “Demand” shall mean a “demand” as defined in section 524(g)(5) of the Bankruptcy Code, including any present or future demand for payment against a Debtor that (i) was not a Claim in the Chapter 11 Cases prior to the Effective Date; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Channeling Injunction or the Asbestos PD Channeling Injunction; and (iii) pursuant to the Plan, shall be dealt with by the Asbestos PI Trust or the Asbestos PD Trust.

83.           “Disallowed” shall mean, with respect to a Plan Claim (other than an Asbestos PI Claim) or Equity Interest, disallowed in its entirety by a Final Order of the Bankruptcy Court, District Court, or another court of competent jurisdiction.

84.           “Disclosure Statement” shall mean the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, approved by order of the Bankruptcy Court in connection with the Plan pursuant to Bankruptcy Code § 1125, together with any amendments and supplements thereto.

85.           “Disputed Claim” shall mean a Plan Claim (other than an Asbestos PI Claim) that is neither Allowed nor Disallowed.

86.           “Distribution” shall mean the payment, distribution, or assignment under the Plan by the Reorganized Debtors of property or interests in property to: (i) any Holder of an Allowed Plan Claim (other than an Asbestos PI Claim, an Asbestos PD Claim, or a CDN ZAI PD Claim) or Allowed Equity Interest; (ii) the Asbestos PI Trust; or (iii) the Asbestos PD Trust.

87.           “District Court” shall mean the United States District Court for the District of Delaware.

88.           “Effective Date” shall mean the first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.8 thereof shall have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

89.           “Employee Benefit Claims” shall mean all Claims, including accrued but unpaid pension Claims from the Petition Date, for compensation or benefits arising out of Claimants’ employment with the Debtors, but only to the extent and amount provided for under a written benefit plan sponsored by the Debtors. Workers’ Compensation Claims, Asbestos Claims or other Claims asserted by current or former employees are not Employee Benefit Claims. Further, any Claim for damages or other relief asserted by a current or former employee that is not for compensation or benefits in an amount permitted pursuant to the Debtors’ written benefit plans is not an Employee Benefit Claim.

90.           “Encumbrance” shall mean with respect to any property or asset (whether real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, assignment as collateral, or encumbrance of any kind or nature in respect of such property or asset (including any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) to secure payment of a debt or performance of an obligation.

91.           “Entity” shall mean any person, individual, corporation, company, limited liability company, firm, partnership, association, joint stock company, joint venture, estate, trust, business trust, unincorporated organization, any other entity, the United States Trustee or any Governmental Unit or any political subdivision thereof.

92.           “Environmental Claim” shall mean any Claim, other than an Asbestos Claim, asserted by any Entity, arising out of, related to, or based upon any Environmental Law. Under the Plan, Environmental Claims are treated as Administrative Expense Claims or Unsecured Claims, as appropriate.

93.           “Environmental Laws” shall mean (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. §§ 6901, et seq., (c) the Clean Air Act, 42 U.S.C. §§ 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. §§ 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. §§ 2601, et seq., (f) all statutes, laws, rules, permits or regulations issued or promulgated by any Governmental Unit or court (including the common law), as they may be amended from time to time, relating to the protection and/or prevention of harm, contamination or pollution of or to the environment (including ecological systems and living organisms including humans and the following media whether alone or in combination: air (including air within buildings), water (including water under or within land or in pipe or sewage systems), land, buildings and soil) and (g) ordinances, rules, regulations, orders, notices of violation, requests, demands, permits and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

94.           “Equity Committee” shall mean the Official Committee of Equity Security Holders appointed in the Chapter 11 Cases.

95.           “Equity Interest” shall mean any interest in any of the Debtors pursuant to an “equity security” within the meaning of Bankruptcy Code § 101(16).

96.           “ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

97.           “Estate Parties” shall mean each of the Debtors, the estate of each Debtor, the post-confirmation estate of each Debtor, each of the Reorganized Debtors, and any trustee that may be appointed in any of the Debtors’ cases under the Bankruptcy Code.

98.           “Exhibit Book” shall mean the exhibits to the Disclosure Statement, the Plan, and/or the other Plan Documents, as amended, supplemented, or modified from time to time.

99.           “Exit Financing” shall mean such financing agreement(s) or commitment(s) as the Debtors may enter into to provide the Reorganized Debtors with appropriate credit availability.

100.         “File” or “Filed” or “Filing” shall mean file, filed or filing with the Court in or to commence the Chapter 11 Cases, as the case may be.

101.         “Final Order” shall mean an order, the operation or effect of which has not been stayed, reversed, or amended and as to which order the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing by all Entities possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

102.         “FMCH” shall mean Fresenius Medical Care Holdings, Inc. (taxpayer identification number 13-3461988), a New York corporation, formerly named W. R. Grace & Co. and Fresenius National Medical Care Holdings, Inc., its Affiliates, and any and all of their predecessors, successors, and assigns.

103.         “FMCH Group” shall mean that group of corporations, immediately after December 31, 1996, that were members of the affiliated group of corporations within the meaning of Section 1504 of the IRC, and the Treasury Regulations thereunder, of which FMCH was and on the date of the Fresenius Settlement Agreement continued to be the Common Parent.

104.         “Fresenius” shall mean FMCH and NMC.

105.         “Fresenius Action” shall mean the suit styled Official Committee of Asbestos Personal Injury Claimants and Official Committee of Asbestos Property Damage Claimants of W. R. Grace & Co, suing on behalf of the Chapter 11 Bankruptcy Estate of W. R. Grace & Co., el. al. v. Fresenius Medical Care Holdings, Inc., Adv. No. 02-2211 (D. Del.).

106.         “Fresenius Indemnified Parties” shall mean Fresenius and each of their respective present and former subsidiaries, parents, Affiliates, officers, directors, employees, partners, trustees, shareholders, beneficiaries, agents, attorneys, predecessors, successors, and assigns, including Fresenius Medical Care AG and Fresenius AG, but not including the Estate Parties and Sealed Air.

107.         “Fresenius Indemnified Taxes” shall mean all FSA Taxes for or attributable to Tax Periods ending on or before December 31, 1996 other than NMC Indemnified Taxes.

108.         “Fresenius Payment” shall mean the $115,000,000 consideration to be paid by Fresenius as directed in the Confirmation Order pursuant to the terms of, and subject to the conditions set forth in, the Fresenius Settlement Agreement.

109.         “Fresenius Settlement Agreement” shall mean that certain settlement agreement and release of claims dated February 6, 2003 by and among the Parent, Grace-Conn,

Fresenius, the Asbestos PI Committee, and the Asbestos PD Committee, included as Exhibit 13 in the Exhibit Book, as such agreement may be amended from time to time.

110.         “Fresenius Settlement Order” shall mean the Order Authorizing, Approving and Implementing Settlement Agreement By and Among Plaintiffs, the Official Committee of Asbestos Property Damage Claimants And the Official Committee of Asbestos Personal Injury Claimants, the Debtors, And Defendants Fresenius Medical Holdings, Inc. and National Medical Care, Inc., entered by the District Court on June 25, 2003, Dkt. No. 19 included as part of Exhibit 14 in the Exhibit Book.

111.         “Fresenius Transaction” shall mean the series of transactions that became effective on September 27-30, 1996, whereby, inter alia, (1) NMC distributed approximately $2.3 billion in cash and assumed debt to Grace-Conn; (ii) Grace-Conn distributed 100% of the common shares of NMC stock to Grace New York; (iii) Grace New York contributed 100% of the common shares of Grace-Conn stock to Old Grace Delaware; (iv) Grace New York distributed 100% of the common shares of Old Grace Delaware stock to its shareholders; and (iv) Grace New York merged with a subsidiary of Fresenius Medical Care AG, all of which are more fully described in that certain Distribution Agreement dated as of February 4, 1996, among Grace New York, Grace-Conn and Fresenius AG, and that certain Contribution Agreement dated as of February 4, 1996, among Fresenius AG, Sterilpharma GmbH (as defined therein), and Grace-Conn, as that series of transactions is described in, referred to, or contemplated by Form S-4 Registration Statement filed by Grace New York with the SEC under the Securities Act, on or about August 2, 1996, SEC File No. 333-09497, including all attachments, exhibits and schedules thereto.

112.         “FSA Taxes” shall mean all forms of taxation, customs, duties, levies, fees, tariffs, imposts, deficiencies, or other charges or assessments of any kind whatsoever, imposed by any government entity whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federation or other body, and without limiting the generality of the foregoing, shall include income (including alternative minimum), sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the FMCH Group, the New Grace Group, the Grace New York Group, the Sealed Air Group or any of their respective members or divisions or branches.

113.         “General Unsecured Claim” shall mean any Claim in the Chapter 11 Cases that is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, Secured Claim, Employee Benefit Claim, Workers’ Compensation Claim, Intercompany Claim, Asbestos PI Claim, CDN ZAI PI Claim, CDN ZAI PD Claim, or Asbestos PD Claim.

114.         “Governmental Unit” shall mean any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity, or (c) any other governmental unit (as defined in Bankruptcy Code § 101(27)).

115.         “Grace Canada” shall mean Grace Canada, Inc., an Ontario corporation.

116.         “Grace-Conn” shall mean W. R. Grace & Co.-Conn., a Connecticut corporation, and one of the Debtors in these Chapter 11 Cases.

117.         “Grace Guaranty” shall mean the guaranty by the Reorganized Parent of Reorganized Grace-Conn’s obligations under the Deferred Payment Agreement in the form set forth in Exhibit 15 of the Exhibit Book or such other substantially similar form as shall have been agreed to by each of the Plan Proponents.

118.         “Grace New York” shall mean W. R. Grace & Co., a New York corporation, (taxpayer identification number 13-3461988), whose name was changed to Fresenius National Medical Care Holdings, Inc. on September 27, 1996, and to Fresenius Medical Care Holdings on June 12, 1997.

119.         “Grace New York Group” shall mean that group of corporations, including Grace-Conn and Old Grace Delaware, that were members through (and including) September 29, 1996 or December 31, 1996, as applicable, of the affiliated group of corporations within the meaning of Section 1504 of the IRC, and the Treasury Regulations thereunder, of which Grace New York was the Common Parent, including, with respect to FSA Taxes of other jurisdictions (domestic or foreign), that group of corporations which included Grace New York or one or more of the members of the Grace New York Group with respect to a Consolidated Tax Return.

120.         “Grace-Related Claim” shall have the same meaning as defined in the Fresenius Settlement Agreement and shall include all claims (including unknown claims), Demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, direct or indirect, whether concealed or hidden, from the beginning of time up to and including the date on which the Fresenius Payment is made pursuant to the Fresenius Settlement Agreement, asserted or that might have been asserted (including claims for fraudulent conveyance, successor liability, piercing of the corporate veil, negligence, gross negligence, professional negligence, breach of duty of care, breach of loyalty, breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, contribution, indemnification, any other common law or equitable claims, and violations of any state or federal statutes, rules or regulations), which are either “Asbestos-Related Claims” (as defined in the Fresenius Settlement Agreement) or are based upon or arise out of the Fresenius Transaction, or the conduct or operations of any business or operations of any of Grace-Conn and its parents or subsidiaries at any time (other than the NMC Business) including without limitation any claims based on or arising out of environmental law, but not including any claims based on or arising out of the conduct or operations of the NMC Business or any act or omission of the Fresenius Indemnified Parties in connection with the operation of the NMC Business.

121.         “Holder” shall mean any Entity holding any Plan Claim or Equity Interest and, with respect to a vote on the Plan, shall mean the beneficial holders on the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been properly completed and executed.

122.         “Indirect PD Trust Claim” means any Claim or remedy, liability, or Demand against the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is (x)(i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to Section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for an Asbestos PD Claim or (B) any assignee or transferee of such Entity and (ii) on account of alleged liability of the Debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action or (y) held by any Entity that is a claim seeking reimbursement, indemnification, subrogation, or contribution from the Debtors with respect to any surety bond, letter of credit or other financial assurance issued by any Entity on account of, or with respect to, an Asbestos PD Claim; provided, however, for the avoidance of doubt, the term “Indirect PD Trust Claim” shall not include or pertain to any Asbestos PI Claim, CDN ZAI PD Claim, Environmental Claim, or Workers’ Compensation Claim.

123.         “Indirect PI Trust Claim” means any Claim or remedy, liability, or Demand against the Debtors, now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is (x)(i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to Section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products for which the Debtors have liability or (B) any assignee or transferee of such Entity and (ii) on account of alleged liability of the Debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action or (y) held by any Entity that is a claim seeking reimbursement, indemnification, subrogation, or contribution from the Debtors with respect to any surety bond, letter of credit or other financial assurance issued by any Entity on account of, or with respect to, Asbestos PI Claims; provided, however, for the avoidance of doubt, the term “Indirect PI Trust Claim” shall not include or pertain to any Asbestos PD Claim, CDN ZAI PD Claim, Environmental Claim, or Workers’ Compensation Claim.

124.         “Initial Distribution Date” shall mean: (i) a date within the first sixty (60) days after the Effective Date as selected by the Reorganized Debtors, or (ii) such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown.

125.         “Insurance Contributor” shall mean any of (a) the Debtors, (b) the Reorganized Debtors, and (c) the Non-Debtor Affiliates identified in the Asbestos Insurance Transfer Agreement.

126.         “Intercompany Claim” shall mean: (a) any Claim that arose prior to the Effective Date by: (i) any Debtor against any other Debtor, or (ii) a Non-Debtor Affiliate against any Debtor; or (b) any claim that arose prior to the Effective Date by any Debtor against any Non-Debtor Affiliate.

127.         “IRC” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations (including temporary and proposed regulations) promulgated thereunder by the United States Treasury Department.

128.         “IRS” shall mean the United States Internal Revenue Service.

129.         “March 2003 Bar Date” shall mean March 31, 2003, the last day for Filing a proof of claim relating to pre-petition (i) Asbestos PD Claims, (ii) non-Asbestos Claims (including all governmental claims, Environmental Claims, and all derivative asbestos claims and asbestos-related claims for contribution, indemnity, reimbursement or subrogation), and (iii) Asbestos Medical Monitoring Claims.

130.         “March 2003 Bar Date Order” shall mean the Court’s order, dated April 22, 2002, Dkt. No. 1963, which established the March 2003 Bar Date.

131.         “Master Ballot” shall mean a Ballot (a) cast on behalf of one or more Holders of Asbestos PI Claims or Asbestos PD Claims, or (b) cast on behalf of one or more beneficial owners of Parent Common Stock, in either case pursuant to the terms and guidelines established in the Plan Documents and/or the Confirmation Procedures Order.

132.         “New Grace Group” shall mean that group of corporations, including Grace-Conn (taxpayer identification number 13-5114230) that are, or hereafter become, members of that affiliated group of corporations under Section 1504 of the IRC, and the Treasury Regulations thereunder, that have joined, or hereafter join, in filing a Consolidated Tax

Return of which the Parent, or any successor to the Parent, including any reorganized Debtor successor to the Parent, was or is the Common Parent.

133.         “NMC” shall mean National Medical Care, Inc., a Delaware corporation (taxpayer identification number 04-2835488).

134.         “NMC Business” shall mean all of the worldwide healthcare business and operations conducted by NMC and the direct and indirect subsidiaries of NMC at any time, whether prior to or after September 29, 1996.

135.         “NMC Indemnified Taxes” shall mean all Taxes of or attributable to any Tax Period arising from Tax Items relating to the NMC Business conducted by a member of the FMCH Group (net of benefits from Tax Items relating to the NMC Business from one or more Tax Periods not previously paid to, or applied for the benefit of, any member of the FMCH Group) which have not previously been paid to (i) one of the Estate Parties, (ii) Grace New York prior to the Fresenius Transaction, or (iii) the applicable tax authority, by any member of the FMCH Group.

136.         “Non-Debtor Affiliate” shall mean each Affiliate of the Debtors that is not a debtor or debtor-in-possession in the Chapter 11 Cases, including the Entities designated as Non-Debtor Affiliates in Exhibit 16 in the Exhibit Book.

137.         “Old Grace Delaware” shall mean W. R. Grace & Co., a Delaware corporation (taxpayer identification number 65-0654331), prior to the change of its name to Sealed Air Corporation in the Cryovac Transaction.

138.         “Old Sealed Air Corporation” shall mean Sealed Air Corporation (US), a Delaware corporation (taxpayer identification number 22-1682767), which was named Sealed Air Corporation until the consummation of the Cryovac Transaction.

139.         “Parent” shall mean W. R. Grace & Co., a Delaware corporation (taxpayer identification number 65-0773649), the first named Debtor in the caption of the Chapter 11 Cases and ultimate parent holding company of all of the other Debtors and Non-Debtor Affiliates.

140.         “Parent Common Stock” shall mean the common stock, par value $0.01 per share, of the Parent or, if after the Effective Date, of the Reorganized Parent.

141.         “PBGC” shall have the meaning set forth in Section 8.1.4 of the Plan.

142.         “PD Settlement Agreements” shall mean settlement agreements approved by the Bankruptcy Court between the Debtors and certain Holders of Asbestos PD Claims fully and finally resolving the Allowed Amount of their Asbestos PD Claims.

143.         “Pension Plans” shall have the meaning set forth in Section 8.1.4 of the Plan.

144.         “Petition Date” shall mean April 2, 2001, the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

145.         “Plaintiffs” means the Asbestos PI Committee and the Asbestos PD Committee, suing on behalf of the Chapter 11 Bankruptcy Estate of W. R. Grace & Co. in the Fresenius Action and the Sealed Air Action.

146.         “Plan” shall mean the Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Committee of Asbestos Personal Injury Claimants, the Asbestos PI Future Claimants’ Representative, and the Official Committee of Equity Security Holders for W. R. Grace & Co., et al. dated as of September 19, 2008, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect from time to time.

147.         “Plan Claims” mean, collectively, Administrative Expense Claims, Priority Tax Claims, Priority Claims, Secured Claims, Employee Benefit Claims, Workers’ Compensation Claims, Intercompany Claims, Asbestos PI Claims, CDN ZAI PI Claims, CDN ZAI PD Claims, Asbestos PD Claims, and General Unsecured Claims.

148.         “Plan Documents” shall mean the Plan, the Exhibit Book, the Disclosure Statement, and all exhibits in the Exhibit Book, and the Plan Supplement, either in the form approved by each of the Plan Proponents or as each may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

149.         “Plan Proponents” means, collectively, the Debtors, the Asbestos PI Committee, the Asbestos PI FCR, and the Equity Committee.

150.         “Plan Registration Rights Agreement” shall mean the Registration Rights Agreement in the form at Exhibit 17 of the Exhibit Book or such other substantially similar form as shall have been agreed to by each of the Plan Proponents.

151.         “Plan Supplement” shall mean the supplement, containing copies of certain exhibits or schedules to the Plan and Disclosure Statement, including the By-Laws of the Parent and the identity and affiliates of any person proposed to serve on the initial board of directors or be an officer of one or more of the Reorganized Debtors, which shall be filed with the Bankruptcy Court at least ten (10) days before the Confirmation Hearing and served on the Entities listed in Section 11.11 of this Plan.

152.         “Pre-petition Credit Facilities” shall mean (i) the Credit Agreement, dated May 14, 1998, among W. R. Grace & Co.-Conn., W. R. Grace & Co., The Chase Manhattan Bank, Chase Securities Inc., and certain other banks; and (ii) the 364-Day Credit Agreement, dated May 5, 1999 and amended on May 3, 2000, among W. R. Grace &

Co.-Conn., W. R. Grace & Co., Bank of America National Trust and Savings Association, The Chase Manhattan Bank, and Chase Securities Inc.

153.         “Priority Claim” shall mean any Claim (other than an Administrative Expense Claim or Priority Tax Claim) to the extent such Claim is entitled to priority in right of payment under Bankruptcy Code § 507.

154.         “Priority Tax Claim” shall mean a Claim that is of a kind specified in Bankruptcy Code §§ 502(i) or 507(a)(8).

155.         “Professional” shall mean an Entity (i) employed pursuant to a Final Order in accordance with Bankruptcy Code §§ 327, 328, 363, 524(g)(4)(B)(i) and/or 1103 and to be compensated for services pursuant to Bankruptcy Code §§ 327, 328, 329, 330 and/or 331, or (ii) for which compensation and reimbursement have been allowed by the Bankruptcy Court pursuant to Bankruptcy Code § 503(b)(4).

156.         “Quarterly Tax Distribution Date” shall mean the first Business Day of each calendar quarter following the Initial Distribution Date; provided that the first Quarterly Tax Distribution Date following the Initial Distribution Date shall be no less than ninety (90) days following such Initial Distribution Date.

157.         “Reorganized Debtor,” “Reorganized Debtors” or “Reorganized Grace” shall mean the Debtor(s) from and after the Effective Date.

158.         “Reorganized Grace-Conn” shall mean W. R. Grace & Co. Conn. from and after the Effective Date.

159.         “Reorganized Parent” shall mean the Parent from and after the Effective Date.

160.         “Representatives” shall mean, with respect to any Entity, the past and present directors, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents of that Entity, or any other representatives or professionals of that Entity or of any of those directors, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents, but only in their capacities as such.

161.         “Retained Causes of Action” shall mean the actual and potential causes of action that the Reorganized Debtors shall retain under the Plan, on and after the Effective Date, on behalf of the Debtors, to commence and pursue, as appropriate, in any court or other tribunal including in an adversary proceeding filed in one or more of the Chapter 11 Cases, whether such causes of action accrued before or after the Petition Date and whether such causes of action are known or unknown as of any date of determination, including, but not limited to, the actions listed in Exhibit 19 included in the Exhibit Book, but specifically excluding the Trust Causes of Action.

162.         “SA Asbestos Personal Injury Claim” shall mean an “Asbestos Personal Injury Claim” as defined in the Sealed Air Settlement Agreement, including any and all SA Claims, SA Debts, and SA Damages for death, bodily injury, sickness, disease, medical monitoring, or other personal injuries (whether physical or not) caused or allegedly caused by, based on, arising out of, or attributable to, directly or indirectly, in whole or in part, the presence of or exposure at any time to asbestos or asbestos-containing material or products, mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, distributed, disposed of, or installed by or on behalf of any SA Debtor or any of its predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate), including any SA Claims, SA Debts, and SA Damages for reimbursement, indemnification, subrogation, or contribution.

163.         “SA Asbestos Property Damage Claim” shall mean an “Asbestos Property Damage Claim” as defined in the Sealed Air Settlement Agreement, including any and all SA Claims, SA Debts, and SA Damages for or arising out of property damage, including the cost of inspecting, maintaining, encapsulating, abating, repairing, decontaminating, removing, or disposing of asbestos or asbestos-containing materials or products in buildings or other structures, or other property caused or allegedly caused by, based on, arising out of, or attributable to, directly or indirectly, in whole or in part, the installation in, presence in, or removal of asbestos or asbestos-containing material or products mined, processed, consumed, used, stored, manufactured, designed, sold, assembled, distributed, disposed of, or installed by or on behalf of any SA Debtor or any of its predecessors, successors, or assigns, or any current or former Affiliate of any of the foregoing (but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate), including any SA Claims, SA Debts, and SA Damages for reimbursement, indemnification, subrogation, or contribution.

164.         “SA Claims” shall mean  “Claim” as defined in the Sealed Air Settlement Agreement, including any and all claims, whether direct, indirect, derivative or otherwise, including ‘claim’ as the term is defined in section 101(5) of the Bankruptcy Code (except that a right to an equitable remedy shall also be considered a claim whether or not the breach gives rise to a right of payment), remedies, or causes of actions, liability, SA Debts, or SA Damages, known or unknown, now existing or hereafter arising, that have been, could have been, may be, or could be alleged or asserted now or in the future by any Entity against the SA Debtors, their predecessors, successors, assigns, or any current or former Affiliate of any of the foregoing, including the Canadian Entities, or the Sealed Air Indemnified Parties, of whatsoever kind or nature, whether alleged or asserted or not, whether founded in law, equity, admiralty, tort, contract, statute, or otherwise, and includes demands, liability, suits, judgments, and all legal or equitable theories of recovery whether arising under the common law or any statute, ordinance, or regulation. Without limiting the generality of the foregoing, SA Claims shall include any and all claims, causes of action, SA Debts, or SA

Damages under or attributable to:  (i) chapter 5 of the Bankruptcy Code; (ii) successor liability, piercing the corporate veil, alter ego liability, agency liability, transferee liability, or other similar claims or causes of action seeking to hold an Entity liable for the debts or obligations of another Entity; (iii) chapter 176 of title 28 of the United States Code or any other similar statutes; (iv) any debtor-creditor, fraudulent transfer or fraudulent conveyance statutes; or (v) any other similar claims or causes of action (all such SA Claims, causes of action, SA Debts, or SA Damages under or attributable to (i) through (v), collectively, “SA Successor Claims”).

165.         “SA Damages” shall mean “Damages” as defined in the Sealed Air Settlement Agreement, including any and all potential elements of recovery or relief, including those that are known, unknown, certain, uncertain, anticipated, or unanticipated, that have been, could have been, may be, or could be alleged or asserted now or in the future against the Sealed Air Indemnified Parties, whether alleged, unalleged, asserted, or unasserted by Plaintiffs or by any other Entity under any legal, regulatory, administrative, or equitable theory against the Sealed Air Indemnified Parties, and includes equitable relief, declaratory relief, actual damages (whether for successor liability, fraudulent transfer, fraudulent conveyance, alter ego liability, agency liability, property damage, environmental liability, Tax liability, economic loss, loss of profits, medical expenses, medical monitoring, personal injury, loss of consortium, wrongful death, survivorship, or compensatory, proximate, consequential, general, incidental, or special damages, or any other liability, loss, or injury), statutory or treble, or multiple or penal or punitive or exemplary damages, attorneys’ fees, interest, expenses, and costs of court.

166.         “SA Debtors” shall mean the “Debtors” as defined in the Sealed Air Settlement Agreement, including the Debtors, each of their estates, any trustee or examiner that may be appointed in any of the Debtors’ cases under the Bankruptcy Code, and the reorganized Debtors and includes any new corporation or other entity to which the stock or the assets of any of the Debtors or any combination thereof, are transferred pursuant to the Plan (other than the Asbestos PI Trust, the Asbestos PD Trust, or an unrelated third-party that has purchased assets from a Debtor pursuant to section 363 of the Bankruptcy Code).

167.         “SA Debts” shall mean “Debts” as defined in the Sealed Air Settlement Agreement, including any liability or obligation arising from, based on, or attributable to any SA Claim.

168.         “SA Indemnified Taxes” shall mean all Taxes and other amounts for which any SA Debtor or any SA Non-Debtor Affiliate is responsible or required to pay, or is required to indemnify any SA Indemnified Party for or in respect thereto, pursuant to the 1998 Tax Sharing Agreement and including all Grace Taxes (as defined in the Sealed Air Settlement Agreement).

169.         “SA Non-Debtor Affiliates” shall mean “Non-Debtor Affiliates” as defined in the Sealed Air Settlement Agreement, including the Affiliates of the SA Debtors that are not debtors or debtors in possession under the Bankruptcy Code.

170.         “SA Successor Claims” shall have the meaning set forth in the definition of SA Claims.

171.         “Schedules” shall mean the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors in Possession with the Bankruptcy Court, as required by Bankruptcy Code § 521 and the Bankruptcy Rules, as such schedules and statements may be amended by the Debtors in Possession from time to time in accordance with Bankruptcy Rule 1007.

172.         “Sealed Air” shall mean Sealed Air Corporation and Cryovac, Inc.

173.         “Sealed Air Action” shall mean the suit styled Official Committee of Asbestos Personal Injury Claimants and Official Committee of Asbestos Property Damage Claimants of W. R. Grace & Co., suing on behalf of the Chapter 11 Bankruptcy Estate of W. R. Grace & Co., el. al. v. Sealed Air Corporation and Cryovac, Inc., Adv. No. 02-2210 (D. Del.).

174.         “Sealed Air Common Stock” shall mean the voting common stock, par value of $0.10 per share, of Sealed Air Corporation.

175.         “Sealed Air Corporation” shall mean Sealed Air Corporation, a Delaware corporation (taxpayer identification number 65-0654331), formerly known as W. R. Grace & Co. prior to the Cryovac Transaction.

176.         “Sealed Air Group” shall mean the group of corporations, including but not limited to Cryovac, Inc., that from on or about September 29, 1996, were or hereafter become, members of an affiliated group of corporations under Section 1504 of the IRC, and the Treasury Regulations thereunder, that have joined, or hereafter join, in filing a Consolidated Tax Return of which Sealed Air Corporation, or any successor to Sealed Air Corporation, was or is the Common Parent.

177.         “Sealed Air Indemnified Parties” shall mean the “Released Parties” as defined in the Sealed Air Settlement Agreement, including Sealed Air Corporation, Cryovac, Inc. and all of their parent corporations, subsidiary corporations, joint venturers, Affiliates, and sister corporations, and any and all of their past, present and future agents, servants, officers, directors, employees, successors, assigns, heirs, executors, administrators, legal representatives, beneficiaries, insurers (but solely to the extent of coverage procured by Sealed Air Corporation (after March 31, 1998) or Cryovac, Inc. (after such date) of any liabilities of Sealed Air Corporation or Cryovac, Inc. for Asbestos-Related Claims), or any of them, including any Entity acting on behalf of or at the direction of any of them, but specifically excluding (i) the SA Debtors, (ii) all SA

Non-Debtor Affiliates, (iii) Fresenius (to the extent of any and all SA Claims, SA Damages or SA Debts arising out of the Fresenius Transaction), and (iv) any and all insurers of the SA Debtors or the SA Non-Debtor Affiliates to the extent that they have provided coverage for Asbestos-Related Claims now or hereafter asserted or which could have been asserted at any time against the SA Debtors or the SA Non-Debtor Affiliates.

178.         “Sealed Air Settlement Agreement” shall mean that certain Settlement Agreement and Release, dated November 10, 2003, by and among the Asbestos PI Committee, the Asbestos PD Committee, Sealed Air Corporation, and Cryovac, Inc., included as Exhibit 22 in the Exhibit Book and Filed with the Bankruptcy Court on November 26, 2003, in Adv. No. 02-2210, Dkt. No. 729 as amended by the Sealed Air Settlement Order.

179.         “Sealed Air Settlement Order” shall mean the Order Approving, Authorizing, and Implementing Settlement Agreement By and Among the Plaintiffs, Sealed Air Corporation and Cryovac, Inc. entered by the Bankruptcy Court on June 29, 2005, Dkt. No. 8742, included as part of Exhibit 23 in the Exhibit Book.

180.         “SEC” shall mean the United States Securities and Exchange Commission.

181.         “Secured Claim” shall mean a Claim that is: (i) secured by a lien (as such term is defined in Bankruptcy Code § 101(37)) on property in which the Debtors have an interest, which lien is valid, perfected, and enforceable under applicable law or by reason of a Final Order, or (ii) entitled to setoff under Bankruptcy Code § 553, to the extent of (A) the value of the Claimant’s interest in the Debtor’s interest in such property or (B) the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a).

182.         “Securities Act” shall mean the Securities Act of 1933, as amended.

183.         “Settled Asbestos Insurance Company” shall mean any Asbestos Insurance Entity that has entered into an Asbestos Insurance Settlement Agreement; but only with respect to, and only to the extent of, any Asbestos Insurance Policy (or any portion thereof) identified as the subject of an Asbestos Insurance Settlement Agreement in Exhibit 5 in the Exhibit Book; provided that (i) each such Asbestos Insurance Settlement Agreement is listed by the Plan Proponents, acting together, in Exhibit 5 and (ii) the Asbestos Insurance Settlement Agreement is approved by the Court as sufficiently comprehensive to warrant treatment under section 524(g) of the Bankruptcy Code.

184.         “Share Issuance Agreement” shall mean the agreement setting forth the obligation of the Reorganized Parent to issue a number of shares of Parent Common Stock, in the form at Exhibit 20 of the Exhibit Book or such other substantially similar form as shall have been agreed to by each of the Plan Proponents.

185.         “Successor Claims” shall mean any of the SA Successor Claims and/or the Grace-Related Claims.

186.         “Successor Claims Injunction” shall have the meaning set forth in Section 8.5 of this Plan.

187.         “TAC” shall mean the Trust Advisory Committee.

188.         “Tax” or “Taxes” means all taxes, customs, duties, levies, fees, tariffs, imposts, deficiencies, or other charges or assessments of any kind whatsoever, including all net income, gross income, capital gains, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker’s compensation, unemployment, occupation, severance, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, business consumption or other taxes, and any interest, penalties, fines, additions to tax or additional amounts with respect thereto, imposed by any governmental authority (whether domestic or foreign).

189.         “Tax Item” shall mean any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit, net operating loss, net capital loss, tax credit, sales, revenues, property or asset values, capital or any other item which increases or decreases FSA Taxes paid or payable, including an adjustment under IRC Section 481 (or comparable provisions of the FSA Tax law of any other jurisdiction (domestic or foreign)) resulting from a change in accounting method, the allowance or disallowance in whole or in part of, or assessment with respect to, a tentative allowance of refund claimed on Form 1139, the allowance or disallowance in whole or in part of a net operating loss, net capital loss or tax credit claimed on a Tax Return, an amended Tax Return or claim for refund, or an adjustment attributable to a quick refund of overpayment of estimated tax.

190.         “Tax Period” shall mean any period for, or with respect to, which a Tax Return is or has been filed, is required to be filed or may be filed.

191.         “Tax Return” shall mean any return, filing, questionnaire, information return or other document required or permitted to be filed, with respect to any Tax, including requests for extensions of time, filings made with estimated tax payments, claims for refund, Forms 1139 and amended returns, that has been, or hereafter may, be filed for any Tax Period with any tax authority (whether domestic or foreign).

192.         “TDP” shall mean the Trust Distribution Procedures.

193.         “Trust Advisory Committee” shall mean the Trust Advisory Committee established pursuant to the terms of the Plan and having the powers, duties and obligations set forth in the Asbestos PI Trust Agreement.

194.         “Trust Causes of Action” shall mean any and all of the actions, claims, rights, defenses, counterclaims, suits and causes of action of the Debtors and the other Asbestos Protected Parties, whether known or unknown, in law, at equity or otherwise, whenever and wherever arising under the laws of any jurisdiction attributable to:  (a) all defenses to any Asbestos PI Claim, (b) with respect to any Asbestos PI Claim, all rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted, and (c) any other claims or rights with respect to Asbestos PI Claims that any of the Debtors and the other Asbestos Protected Parties would have had under applicable law if the Chapter 11 Cases had not occurred and the holder of such Asbestos PI Claim had asserted it by initiating civil litigation against any such Debtor and the other Asbestos Protected Parties. Notwithstanding the foregoing, except for the Asbestos Insurance Rights, Asbestos PI Trust Assets and Trust Causes of Action shall not include any claim, cause of action, or right of the Debtors or any of them, under the laws of any jurisdiction, against any party (including the Sealed Air Indemnified Parties) for reimbursement, indemnity, contribution, breach of contract or otherwise arising from or based on any payments made by the Debtors on account of Asbestos PI Claims prior to the Effective Date.

195.         “Trust Distribution Procedures” shall mean the procedures, in the form included as Exhibit 4 in the Exhibit Book, as to be implemented by the Asbestos PI Trustees pursuant to the terms and conditions of the Plan and the Asbestos PI Trust Agreement, to liquidate, determine, and pay (if entitled to payment) Asbestos PI Claims as and to the extent set forth in such procedures.

196.         “TSIA” shall mean that certain Tax Sharing and Indemnification Agreement made as of September 27, 1996, by and among Grace New York, Grace-Conn, and Fresenius AG, an Aktiengesellshaft organized under the laws of the Federal Republic of Germany and an indirect parent of FMCH.

197.         “United States Trustee” shall mean the Office of the United States Trustee for the District of Delaware.

198.         “Unliquidated Claim” shall mean: (i) any Plan Claim (other than an Asbestos PI Claim), the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be fixed, or (ii) any Plan Claim (other than an Asbestos PI Claim) for which no Allowed Amount has been determined.

199.         “Unresolved Asbestos PD Claims” shall have the meaning set forth in Section 3.1.9(b)(i)(B) of the Plan.

200.         “Unsecured Creditors’ Committee” shall mean the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code § 1102.

201.         “US ZAI PD Claim” shall mean a Claim, SA Claim, Grace-Related Claim, or Demand, if any, against or debt, liability, or obligation of, any of the Debtors or the Asbestos Protected Parties, including (x) all related claims, debts, obligations, liabilities or remedies for compensatory (including general, special, and consequential damages) and punitive damages, and restitution and (y) all cross-claims, contribution claims, subrogation claims, reimbursement claims or indemnity claims (whether or not such Claim, SA Claim, Grace-Related Claim, Demand, if any, remedy, debt, liability, or obligation is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; whether or not the facts of or legal bases therefor are known or unknown; and whether in the nature of or sounding in tort, or under contract, warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement or indemnity, or any other theory of law, equity, or admiralty), for, based on, or arising out of, resulting from, or attributable to, directly or indirectly property damage, including the cost of removal, abatement, or diminution in the value thereof, or environmental damage or economic loss caused or allegedly caused, by the ZAI sold, manufactured, supplied, produced, specified, selected, distributed or in any way marketed by one or more of the Debtors (or any of their respective past or present Affiliates, but only to the extent that any liability is asserted to exist as a result of it being such a predecessor, successor, assign, or current or former Affiliate, or any other Entity for whose products or operations any of the Debtors allegedly has liability or is otherwise liable). US ZAI PD Claims are included within the Class of Asbestos PD Claims.

202.         “Voting Record Date” shall mean two (2) Business Days after the entry of an order by the Bankruptcy Court approving the Disclosure Statement.

203.         “Warrant” shall mean the warrant for the purchase of Parent Common Stock which is to be issued by the Reorganized Parent pursuant to the terms of the Plan and the Warrant Agreement.

204.         “Warrant Agreement” shall mean the Warrant Agreement in the form at Exhibit 24 of the Exhibit Book or such substantially similar form as shall have been agreed to by each of the Plan Proponents.

205.         “Workers’ Compensation Claims” shall mean any Claim: (i) for benefits under a state-mandated workers’ compensation system, which a past, present, or future employee of the Debtors or their predecessors is receiving, or may in the future have a right to receive and/or (ii) for reimbursement brought by any insurance company or state agency as a result of payments made to or for the benefit of such employees under such a system and fees and expenses incurred under any insurance policies or laws or regulations covering such employee claims.

206.         “ZAI” shall mean Zonolite Attic Insulation, which is a loose-fill, non-roll vermiculite product primarily used in home attic insulation, that may contain naturally occurring asbestos.

1.2          OTHER TERMS/INTERPRETATION

(a)          Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the other genders.

(b)         Any reference in a Plan Document to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions shall mean that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that nothing in the Plan or any other Plan Document shall be deemed to alter, modify, amend, or otherwise change, in any way, (i) the Sealed Air Settlement Agreement, except to the extent that each of the Sealed Air Corporation and Cryovac, Inc. expressly consents to such alteration, modification, amendment, or change in writing in its absolute discretion or (ii) the Fresenius Settlement Agreement, except to the extent that Fresenius consents to such alteration, modification, amendment, or change in writing in its absolute discretion.

(c)          Any reference in a Plan Document to an existing document or exhibit in the Exhibit Book filed or to be filed shall mean the document or exhibit as it may have been or may be amended, modified or supplemented.

(d)         Any reference to an Entity as a Holder of a Claim or Plan Claim shall include that Entity’s successors, assigns and affiliates.

(f)          The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import when used in a Plan Document refer to such Plan Document as a whole and not to any particular section, subsection, or clause contained in such Plan Document.

(g)         The word “including” (and, with correlative meaning, the forms of the word “include”) shall mean including, without limiting the generality of any description preceding that word; and the words “shall” and “will” are used interchangeably and have the same meaning.

(h)         All references to dollars are to United States dollars.

(i)          An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

(j)          The descriptive headings contained in Plan Documents are included for convenience of reference only and are not intended to be a part of and shall not affect in any way the meaning or interpretation of Plan Documents.

(k)         All references in a particular Plan Document to sections, articles, and exhibits are references to sections, articles and exhibits of or to such Plan Document unless otherwise specified.

(l)          In computing any period of time prescribed or allowed by a Plan Document, the provisions of Bankruptcy Rule 9006(a) shall apply.

(m)        The rules of construction set forth in Bankruptcy Code § 102 shall apply.

1.3          THE PLAN DOCUMENTS

The Plan Documents, once Filed, shall also be available for review in the office of the clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Holders of Plan Claims and Equity Interests may also obtain a copy of the Plan Documents following their Filing with the clerk of the Court by contacting the Debtors’ voting agent, BMC Group, Inc. by a written request sent to:

If by hand delivery/courier:	If by U.S. mail:
BMC Group, Inc.	BMC Group, Inc.
444 N. Nash Street	P.O. Box 913
El Segundo, CA 90245-2822	El Segundo, CA 90245-0913
Attn: Grace Voting Agent	Attn: Grace Voting Agent

or by telephone at (888) 909-0100 or email to wrgrace@bmcgroup.com. Copies of the Plan Documents also will be available for review on the Debtors’ website at www.grace.com and on the website of BMC Group, Inc. at www.bmcgroup.com/wrgrace.

1.4          ANCILLARY DOCUMENTS

Each of the Plan Documents is an integral part of this Plan and is hereby incorporated by reference and made a part of this Plan.

ARTICLE 2
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS

2.1          UNCLASSIFIED CLAIMS

In accordance with Bankruptcy Code § 1123(a)(1), Administrative Expense Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Article 3 of this Plan.

2.1.1    PAYMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS

(a)           Treatment. Subject to the provisions of Bankruptcy Code §§ 330(a), 331, and 503, each Holder of an Allowed Administrative Expense Claim shall be paid the Allowed Amount of its Administrative Expense Claim either (i) in full, in Cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Administrative Expense Claim and the Reorganized Debtors or otherwise established pursuant to an order of the Bankruptcy Court; provided that (A) Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession on or after the Petition Date or assumed by the Debtors in Possession pursuant to this Plan or an order of the Bankruptcy Court shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto or any order of the Bankruptcy Court and (B) Allowed Administrative Expense Claims of Professionals shall be paid pursuant to an order of the Bankruptcy Court.

(b)           Deadline For Filing Applications for Compensation and Administrative Expenses.

(1)           Professionals’ Fees. All final applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution (as described in Bankruptcy Code § 503(b)(3)(D)) in the Chapter 11 Cases (except only for Claims under 28 U.S.C. § 1930 and for fees incurred by the clerk’s office), shall be Filed no later than ninety (90) days after the Effective Date (“Professionals’ Fees”). Objections to any Administrative Expense Claims for Professionals’ Fees must be filed within sixty (60) days after the applications have been Filed. Any Professional or Entity with an Administrative Expense Claim that does not File an application for payment of such Administrative Expense Claim by the deadline set forth herein shall be forever barred from asserting such Administrative Expense Claim and shall receive no Distribution under this Plan or otherwise on account of such Administrative Expense Claim. Compensation of Professionals for services rendered and for reimbursement of expenses incurred after the Effective Date shall be paid by the Reorganized Debtors in accordance with any such Professional’s invoice(s) and to the extent undisputed without any action or order of the Court.

(2)           Other Administrative Expense Claims. Unless a request for the payment of an Administrative Expense Claim previously was filed with the Court, all requests or applications for payment of Administrative Expense Claims other than Professionals’ Fees described in Section 2.1.1(b)(1) (“Other Administrative Expense Claims”) must be filed with the Court and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 90 days after the Effective Date (the “Administrative Claims Bar Date”). Any Holder of an Administrative Expense Claim that is required to file and serve a request for payment of such Administrative Expense Claim and that does not file and serve such a request within the time established by this Section 2.1.1(b)(2) will be forever barred from asserting such Administrative Expense Claim against the Debtors, the Reorganized Debtors or their respective property and such Administrative Expense Claim will be deemed discharged as of the Effective Date. Objections to Other Administrative Expense Claims must be filed with the Court and served on the requesting party within 270 days after the Effective Date, provided that such objection deadline may be extended by the Court upon request of the Reorganized Debtors.

2.1.2    PRIORITY TAX CLAIMS

Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed Amount of its Priority Tax Claim, at the option of the Reorganized Debtors, either (i) in full, in Cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other terms as may be agreed upon by the Holder of an Allowed Priority Tax Claim and approved by the Bankruptcy Court, or (iii) in equal quarterly Cash payments commencing on the Initial Distribution Date and, thereafter, on each Quarterly Tax Distribution Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at 4.19% per annum, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms (including such other rate of interest) determined by the Bankruptcy Court, which will provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that each Holder of a Priority Tax Claim which by operation of the Fresenius Settlement Agreement is an obligation for Fresenius Indemnified Taxes promptly shall be paid in full in Cash as such Fresenius Indemnified Taxes become due and payable.

ARTICLE 3
CLASSIFICATION AND TREATMENT
OF CLAIMS AND EQUITY INTERESTS

3.1          SUMMARY

Claims and Equity Interests are classified for all purposes, including voting, confirmation, and Distribution pursuant to this Plan and pursuant to Bankruptcy Code §§ 1122 and 1123(a)(1), as follows:

	CLASSIFICATION	IMPAIRMENT AND VOTING
Class 1	Priority Claims	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.
Class 2	Secured Claims	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.
Class 3	Employee Benefit Claims	Unimpaired — deemed to have voted to accept the

Plan; no separate vote being solicited.
Class 4	Workers’ Compensation Claims	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.
Class 5	Intercompany Claims	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.
Class 6	Asbestos PI Claims	Impaired — vote being solicited.
Class 7	Asbestos PD Claims	Unimpaired — vote being solicited for purposes of § 524(g) of the Bankruptcy Code.
Class 8	CDN ZAI PD Claims	Impaired — vote being solicited.
Class 9	General Unsecured Claims	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.
Class 10	Equity Interests in the Parent	Impaired —vote being solicited.
Class 11	Equity Interests in Debtors Other than the Parent	Unimpaired — deemed to have voted to accept the Plan; no separate vote being solicited.

3.1.1    Class 1. Priority Claims

(a)           Classification

Class 1 consists of all Priority Claims against the Debtors.

(b)           Treatment

Each Holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Priority Claim.

(c)           Impairment and Voting

Class 1 is unimpaired. The Holders of the Allowed Priority Claims in Class 1 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.2    Class 2. Secured Claims

(a)           Classification

Class 2 consists of all Secured Claims against the Debtors.

(b)           Treatment

Each Holder of an Allowed Secured Claim shall be paid the Allowed Amount of its Allowed Secured Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Secured Claim becomes an Allowed Secured Claim, or as soon as practicable thereafter; (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Secured Claim; (iii) by the surrender to the Holder or Holders of any Allowed Secured Claim of the property securing such Secured Claim; or (iv) notwithstanding any contractual provision or applicable law that entitles the Holder of a Secured Claim to demand or receive payment thereof prior to the stated maturity from and after the occurrence of a default, by reinstatement in accordance with Bankruptcy Code § 1124(2)(A)-(D).

(c)           Impairment and Voting

Class 2 is unimpaired. The Holders of the Allowed Secured Claims in Class 2 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.3    Class 3. Employee Benefit Claims

(a)           Classification

Class 3 consists of all Employee Benefit Claims.

(b)           Treatment

Employee Benefit Claims shall be reinstated and paid pursuant to the written benefit plan or plans that the Debtors intend to continue pursuant to Section 9.3.1 of this Plan, subject to the terms and conditions of such plans. Thus, this Plan leaves unaltered the legal, equitable and contractual rights to which each such Claim entitles the Holder of such Claim.

(c)           Impairment and Voting

Class 3 is unimpaired. The Holders of the Employee Benefit Claims in Class 3 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.4    Class 4. Workers’ Compensation Claims

(a)           Classification

Class 4 consists of all Workers’ Compensation Claims against the Debtors.

(b)           Treatment

This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Workers’ Compensation Claim entitles the Holder of such Workers’ Compensation Claim. For the avoidance of doubt, in no event shall any of the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties have any liability with respect to any Workers’ Compensation Claim.

(c)           Impairment and Voting

Class 4 is unimpaired. The Holders of the Workers’ Compensation Claims in Class 4 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.5    Class 5. Intercompany Claims

(a)           Classification

Class 5 consists of all Intercompany Claims.

(b)           Treatment

This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Intercompany Claim entitles the Holder of such Intercompany Claim.

(c)           Impairment and Voting

Class 5 is unimpaired. The Holders of Intercompany Claims in Class 5 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.6    Class 6. Asbestos PI Claims

(a)           Classification

Class 6 consists of all Asbestos PI Claims against the Debtors.

(b)           Treatment

(i)            All Asbestos PI Claims shall be resolved in accordance with the terms, provisions, and procedures of the Asbestos PI Trust Agreement and the TDP.

(ii)           All Asbestos PI Claims shall be paid by the Asbestos PI Trust solely out of the Asbestos PI Trust Assets as and to the extent provided in the TDP. Asbestos PI Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved by the Asbestos PI Trust pursuant to the terms of the TDP.

(c)           Asbestos PI Channeling Injunction

The sole recourse of the Holder of an Asbestos PI Claim on account of such Asbestos PI Claim shall be to the Asbestos PI Trust pursuant to the provisions of the Asbestos PI Channeling Injunction, the Asbestos PI Trust Agreement, and the TDP.

(d)           Impairment and Voting

Class 6 is impaired. The Debtors are soliciting the votes of Holders of the Asbestos PI Claims in Class 6 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

3.1.7    Class 7. Asbestos PD Claims

(a)           Classification

Class 7 consists of all Asbestos PD Claims against the Debtors.

(b)           Treatment

(i)            Each Holder of an Asbestos PD Claim that is Allowed as of the Effective Date pursuant to a PD Settlement Agreement, or other stipulation, order or agreement, shall be paid the Allowed Amount of its Allowed Asbestos PD Claim in Cash in full pursuant to the terms of the respective PD Settlement Agreements, or other stipulation, order or agreement by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement.

(ii)           Asbestos PD Claims, other than US ZAI PD Claims, that are unresolved prior to the Effective Date are identified in Exhibit 21 in the Exhibit Book. Such Asbestos PD Claims, together with the US ZAI PD Claims, are known as the “Unresolved Asbestos PD Claims,” and shall be paid pursuant to the following procedures:

(A) In connection with confirmation of the Plan, the Court shall enter a case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims; and

(B) Allowed Unresolved Asbestos PD Claims shall be paid in full, in Cash, by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement.

(iii)          All Allowed Asbestos PD Claims shall be paid in full by the Asbestos PD Trust solely from the Asbestos PD Trust Assets.

(iv)          The inclusion of Demands as Asbestos PD Claims and US ZAI PD Claims and any reference to Demands related to Asbestos PD Claims or US ZAI PD Claims in the Plan does not constitute an admission by the Debtors and the other Plan Proponents that an Entity which did not have an allowable US ZAI PD Claim or other Asbestos PD Claim against the Debtors as of the Effective Date could assert a valid claim against the Asbestos PD Trust contemplated under the Plan, and all rights and defenses to the allowance of such a claim by the Asbestos PD Trust are expressly reserved pursuant to the Plan.

(c)           Asbestos PD Channeling Injunction

The sole recourse of the Holder of an Asbestos PD Claim on account of such Asbestos PD Claim shall be to the Asbestos PD Trust pursuant to the provisions of the Asbestos PD Channeling Injunction, the Asbestos PD Trust Agreement, and any orders entered by the Bankruptcy Court allowing such Asbestos PD Claims.

(d)           Impairment and Voting

Class 7 is unimpaired. The Debtors have agreed to solicit the votes of Holders of the Asbestos PD Claims in Class 7 to accept or reject this Plan solely for purposes of § 524(g) of the Bankruptcy Code in the manner and to the extent provided in the Confirmation Procedures Order. Notwithstanding the foregoing, the Debtors’ agreement to solicit the acceptances of the Holders of US ZAI PD Claims or other Asbestos PD Claims is without prejudice to the Debtors’ right to object to such claims, and seek to disqualify such claims for voting purposes prior to the Confirmation Date.

3.1.8    Class 8. CDN ZAI PD Claims

(a)           Classification

Class 8 consists of all CDN ZAI PD Claims against the Debtors.

(b)           Treatment

(i)            All CDN ZAI PD Claims shall be resolved in accordance with the terms, provisions, and procedures outlined in the CDN ZAI Minutes of Settlement.

(ii)           All CDN ZAI PD Claims shall be paid from the CDN ZAI PD Claims Fund in the manner set out in the CDN ZAI Minutes of Settlement. CDN ZAI PD Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved as set forth in the CDN ZAI Minutes of Settlement. Confirmation of this Plan shall constitute approval by this Court of the settlement reflected in the CDN ZAI Minutes of Settlement for all purposes including to the extent required by Bankruptcy Rule 9019.

(c)           Asbestos PD Channeling Injunction

The sole recourse of the Holder of a CDN ZAI PD Claim on account of such CDN ZAI PD Claim shall be to the CDN ZAI PD Claims Fund pursuant to the provisions of the CDN ZAI Minutes of Settlement, the Asbestos PD Channeling Injunction, and any orders by the Canadian Court allowing such CDN ZAI PD Claims.

(d)           Impairment and Voting

Class 8 is impaired. The CCAA Representative Counsel shall be entitled to vote to accept or reject this Plan on behalf of holders of CDN ZAI PD Claims in the manner and to the extent provided in the CDN ZAI Minutes of Settlement and the Canadian Settlement Approval Order.

3.1.9    Class 9. General Unsecured Claims

(a)           Classification

Class 9 consists of all General Unsecured Claims against the Debtors.

(b)           Treatment

Each Holder of an Allowed General Unsecured Claim shall be paid the Allowed Amount of its Allowed General Unsecured Claim with post-petition interest either (i) in Cash in full on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such General Unsecured Claim becomes an Allowed General Unsecured Claim or as soon as practicable thereafter, or (ii) on such other less favorable terms as may be agreed upon by the Holder of an Allowed General Unsecured Claim. Post-petition interest on Allowed General Unsecured Claims shall be determined as follows: either (i) (A) for holders of Pre-petition Credit Facilities, post-petition interest shall be calculated at the rate of 6.09% from the Petition Date through December 31, 2005 and thereafter at floating prime, in each case compounded quarterly; and (B) for all other General Unsecured Claims, post-petition interest shall be calculated at the rate of 4.19% from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, unless the General Unsecured Claim includes an allowed and liquidated amount for post-petition and/or future liability, in which case the interest to be paid on the Claim shall begin to run from the date of the stipulation or order allowing the claim in such liquidated amount, or (ii) on such other less favorable terms as those that may be agreed upon by the Holder of an Allowed General Unsecured Claim, including an agreement whereby no interest is paid on the Claim or interest begins to accrue on the Claim on a date other than the Petition Date.

(c)           Impairment and Voting

Class 9 is unimpaired. The Holders of General Unsecured Claims in Class 9 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.10  Class 10. Equity Interests in the Parent

(a)           Classification

Class 10 consists of Equity Interests in the Parent.

(b)           Treatment

On the Effective Date, Class 10 Equity Interests in the Parent shall be retained, subject to the issuance of the Warrant and the terms of the Share Issuance Agreement.

(c)           Impairment and Voting

Class 10 is impaired. The Debtors are soliciting the votes of Holders of the Equity Interests in the Parent in Class 10 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

3.1.11  Class 11 Equity Interests in the Debtors other than the Parent

(a)           Classification

Class 11 consists of Equity Interests in the Debtors other than the Parent.

(b)           Treatment

This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Equity Interest in the Debtors other than the Parent entitles the Holder of such Equity Interest.

(c)           Impairment and Voting

Class 11 is unimpaired. The Holders of the Equity Interests in the Debtors other than the Parent in Class 11 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

ARTICLE 4
MODIFICATION OR WITHDRAWAL OF THIS PLAN

4.1          MODIFICATION OF THE PLAN; AMENDMENT OF PLAN DOCUMENTS

4.1.1    Modification of the Plan

The Plan Proponents, acting together, may alter, amend, or modify this Plan, or any other Plan Document, under Bankruptcy Code § 1127(a) at any time prior to the Confirmation Date so long as this Plan, as modified, meets the requirements of Bankruptcy Code §§ 1122 and 1123. Except as set forth in Section 4.1.2 below, after the Confirmation Date, and prior to the Effective Date, the Plan Proponents, acting together, may alter, amend, or modify this Plan in accordance with Bankruptcy Code § 1127(b). Notwithstanding the foregoing, in no event may the Plan Proponents alter, amend, or modify this Plan in a manner that (a) conflicts with the Sealed Air Settlement Agreement except to the extent that such alteration, amendment, or modification is expressly consented to, in writing, by each of Sealed Air Corporation and Cryovac, Inc. in its absolute discretion or (b) conflicts with the Fresenius Settlement Agreement except to the extent that such alteration, amendment, or modification is expressly consented to, in writing, by Fresenius in its absolute discretion. In no event shall either Sealed Air Corporation or Cryovac, Inc have any obligation with respect to the Cryovac Payment (including, the Asbestos PD Initial Payment) unless the terms of the Plan and/or any alteration, amendment, or modification thereto comply fully with the Sealed Air Settlement Agreement except to the extent that any and every non-compliance with the Sealed Air Settlement Agreement has been expressly consented to, in writing, by each of Sealed Air Corporation and Cryovac, Inc. in its absolute discretion. In no event shall Fresenius have any obligation with respect to the Fresenius Payment (including the Asbestos PD Initial Payment) unless the terms of the Plan and/or any alteration, amendment, or modification thereto comply fully with the Fresenius Settlement Agreement except to the extent that any and every non-compliance with the Fresenius Settlement Agreement has been expressly consented to, in writing, by Fresenius in its absolute discretion.

4.1.2    Post-Effective Date Amendment of Plan Documents

From and after the Effective Date, the authority to amend, modify, or supplement the Plan Documents shall be as provided in this Plan or such other Plan Documents. Notwithstanding the foregoing, in no event may the Plan Proponents amend, modify, or supplement this Plan in a manner that (a) conflicts with the Sealed Air Settlement Agreement except to the extent that such amendment, modification or supplement is expressly consented to, in writing, by each of Sealed Air Corporation and Cryovac, Inc. in its absolute discretion or (b) conflicts with the Fresenius Settlement Agreement except to the extent that such amendment, modification, or supplement is expressly consented to, in writing, by Fresenius in its absolute discretion.

4.2          WITHDRAWAL OF THIS PLAN

4.2.1    Right to Withdraw this Plan

This Plan may be withdrawn by the Plan Proponents, acting together, prior to the Confirmation Date.

4.2.2    Effect of Withdrawal

If this Plan is withdrawn prior to the Confirmation Date, this Plan shall be deemed null and void. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, either of the Plan Proponents or any other Entity or to prejudice in any manner the rights of either of the Plan Proponents or any Entity in any further proceedings involving the Debtors.

ARTICLE 5
PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS
AND ASBESTOS CLAIMS GENERALLY

5.1          OBJECTION TO CLAIMS (OTHER THAN ASBESTOS PI CLAIMS); PROSECUTION OF DISPUTED CLAIMS

Subject to the treatment provisions of this Plan, the Debtors or Reorganized Debtors, as applicable, and the United States Trustee, may object to the allowance of any Plan Claims (other than Asbestos PI Claims) Filed with the Bankruptcy Court or to be otherwise resolved pursuant to any provisions of this Plan with respect to which they dispute liability, in whole or in part. Subject to the treatment provisions of this Plan, the Debtors’ pending objections to any Plan Claims not channeled to and assumed by the Asbestos PI Trust shall be transferred to the Reorganized Debtors on the Effective Date for final resolution.

After the Effective Date, all objections that are Filed and prosecuted by the Reorganized Debtors as provided herein may be: (i) compromised and settled in accordance with the business judgment of the Reorganized Debtors without approval of the Bankruptcy Court, or (ii) litigated to Final Order by the Reorganized Debtors. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtors to Plan Claims (other than Asbestos PI Claims) shall be served and Filed no later than 180 days after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. Such further order may be obtained by the Reorganized Debtors without a hearing or notice.

The Plan constitutes an objection to all Claims asserted by current or former employees of the Debtors to the extent that such Claims are not Employee Benefit Claims, thereby making such Claims, or the portion thereof that is not an Employee Benefit Claim, Disputed Claims. Claimants holding Disputed Claims as a result of the objection to Claims pursuant to this Section shall have 30 days from the Effective Date to respond to the objection. If the Claimant does not respond to the objection by that date, the Disputed Claim shall be disallowed without any further order of the Court. The Debtors shall include notice of the objection to Claims provided in this Section as part of the notice that the Debtors will send to all Creditors in non-voting Classes.

5.2          DISTRIBUTION ON ACCOUNT OF DISPUTED CLAIMS

Notwithstanding Section 5.1 hereof, a Distribution shall be made to the Holder of a Disputed Claim only when, and to the extent that, such Disputed Claim becomes Allowed and pursuant to the appropriate provisions of this Plan covering the class of which such Disputed Claim is a part. No Distribution shall be made with respect to all or any portion of any

Disputed Claim pending the entire resolution thereof in the manner prescribed by Section 5.1 hereof.

5.3          RESOLUTION OF ASBESTOS PI CLAIMS

Asbestos PI Claims shall be resolved in accordance with the Asbestos PI Trust Agreement and the TDP.

5.4          RESOLUTION OF ASBESTOS PD CLAIMS

Asbestos PD Claims shall be resolved in accordance with the Asbestos PD Trust Agreement and the case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims.

5.5          RESOLUTION OF CDN ZAI PD CLAIMS

CDN ZAI PD Claims shall be resolved in accordance with the terms, provisions, and procedures outlined in the CDN ZAI Minutes of Settlement.

ARTICLE 6
ACCEPTANCE OR REJECTION OF THIS PLAN

6.1          IMPAIRED CLASSES TO VOTE

Each Holder of a Plan Claim or Equity Interest in an impaired Class is entitled to vote to accept or reject this Plan to the extent and in the manner provided herein or in the Confirmation Procedures Order. In addition, the Debtors have agreed to solicit the votes of Holders of the Asbestos PD Claims in Class 7 to accept or reject this Plan for purposes of section 524(g) of the Bankruptcy Code as described in Section 3.1.7(d). Notwithstanding the foregoing, the Debtors’ agreement to solicit the acceptances of the Holders of US ZAI PD Claims or other Asbestos PD Claims is without prejudice to the Debtors’ right to object to such claims, and seek to disqualify such claims for voting purposes prior to the Confirmation Date.

6.2          ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS

Acceptance of this Plan by any impaired Class of Plan Claims shall be determined in accordance with the Confirmation Procedures Order and the Bankruptcy Code.

6.3          PRESUMED ACCEPTANCE OF THIS PLAN

Classes 1, 2, 3, 4, 5, 7, 9, and 11 of Plan Claims and Equity Interests in Debtors other than the Parent are unimpaired. Under Bankruptcy Code § 1126(f), the Holders of Plan Claims and Equity Interests in such Classes (except for Class 7 with respect to section 524(g) of the Bankruptcy Code) are conclusively presumed to have voted to accept this Plan.

6.4                               ACCEPTANCE PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE.

This Plan shall have been voted upon favorably as required by section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code to the extent that at least 75% of those voting in Classes 6 and 7 vote to accept this Plan.

6.5                             NONCONSENSUAL CONFIRMATION

6.5.1             Cram Down

With respect to impaired Equity Interests in the Parent, and subject to Section 6.4 of this Plan, with respect to any impaired Class of Plan Claims that fail to accept this Plan in accordance with Bankruptcy Code §§ 1126 and 1129(a), the Plan Proponents request, to the extent consistent with applicable law, that the Court confirm this Plan in accordance with Bankruptcy Code § 1129(b) with respect to such non-accepting Class of Equity Interests and such non-accepting Class of Plan Claims (if any), and this Plan constitutes a motion for such relief.

6.5.2             General Reservation of Rights

Should this Plan fail to be accepted by the requisite number and amount of the Holders of Plan Claims and Equity Interests required to satisfy Bankruptcy Code §§ 524(g) and 1129, then, notwithstanding any other provision of this Plan to the contrary, the Plan Proponents reserve the right to amend this Plan.  Notwithstanding the foregoing, in no event may the Plan Proponents amend, modify, or supplement this Plan in a manner that (a) conflicts with the Sealed Air Settlement Agreement except to the extent that such amendment, modification, or supplement is expressly consented to, in writing, by each of Sealed Air Corporation and Cryovac, Inc. in its absolute discretion or (b) conflicts with the Fresenius Settlement Agreement except to the extent that such amendment, modification, or supplement is expressly consented to, in writing, by Fresenius in its absolute discretion.  In no event shall either Sealed Air Corporation or Cryovac, Inc have any obligation with respect to the Cryovac Payment (including, the Asbestos PD Initial Payment) unless the terms of the Plan and/or any amendment, modification, or supplement thereto comply fully with the Sealed Air Settlement Agreement except to the extent that any and every non-compliance with the Sealed Air Settlement Agreement has been expressly consented to, in writing, by each of Sealed Air Corporation and Cryovac, Inc. in its absolute discretion.  In no event shall Fresenius have any obligation with respect to the Fresenius Payment (including the Asbestos PD Initial Payment) unless the terms of the Plan and/or any amendment, modification, or supplement thereto comply fully with the Fresenius Settlement Agreement except to the extent that any and every non-compliance with the Fresenius Settlement Agreement has been expressly consented to, in writing, by Fresenius in its absolute discretion.

ARTICLE 7
IMPLEMENTATION OF THIS PLAN

7.1                             CORPORATE GOVERNANCE

7.1.1             Amendment of Certificates of Incorporation of the Debtors

The Certificates of Incorporation of each of the Debtors that is a corporation shall be amended as of the Effective Date.  The amended Certificates of Incorporation of the Debtors shall, among other things: (i) prohibit the issuance of nonvoting equity securities as required by Bankruptcy Code § 1123(a)(6) and subject to further amendment as permitted by applicable law, (ii) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends, and (iii) effectuate any other provisions of this Plan.  The amended Certificates of Incorporation shall be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

7.1.2             Amendment of By-Laws of the Parent

The By-Laws of the Parent shall be amended as of the Effective Date to read in their entirety substantially in the form set forth in the Plan Supplement to, among other things, effectuate the provisions of this Plan.

7.1.3             Precedence of Share Issuance Obligations

The covenants and agreements of Parent (for purposes of this Section 7.1.3, as defined in the Share Issuance Agreement) under Section 5(d) of the Share Issuance Agreement shall take precedence and prevail over any inconsistent or contrary provision contained in the certificate of incorporation or bylaws of Parent or any of its subsidiaries or in any contract, agreement or other instrument to which Parent or any of its subsidiaries is a party or otherwise bound (other than provisions, if any, that are inconsistent with or contrary to provisions of the Sealed Air Settlement Agreement or the Fresenius Settlement Agreement), and, to the fullest extent permitted by applicable law, any such inconsistent or contrary provision shall be nugatory and of no force and effect and shall not dilute, restrict or impair the value or ownership rights of the shares issued to the Asbestos PI Trust thereunder.  The issuance of stock to the Asbestos PI Trust pursuant to the Share Issuance Agreement shall not be subject to or trigger or any “poison pill,” shareholder or stockholder rights plan or other anti-takeover or takeover defense plan, contract, agreement, instrument or provision adopted or implemented by the Parent.

7.1.4             Warrants

The Board of Directors of Reorganized Parent shall take all actions necessary so that the Asbestos PI Trust shall not be an “Acquiring Person” within the meaning of the Amended and Restated Rights Agreement, dated as of March 25, 2008, by and between the Reorganized

Parent and Mellon Investor Services, LLC, as rights agent (as amended from time to time, the “Rights Agreement”).  The Reorganized Parent shall not lower the Beneficial Ownership percentage in the Rights Agreement’s definition of “Acquiring Person” until such time as the Asbestos PI Trust no longer owns the Warrant (either because of its transfer or expiration) or any shares of Parent Common Stock issued to the Asbestos PI Trust upon exercise of the Warrant.  No “poison pill”, shareholder or stockholder rights plan or other anti-takeover or takeover defense plan, contract, agreement, instrument or provision adopted or implemented by the Reorganized Parent shall apply to or be triggered by the issuance of the Warrant to, or the purchase of Parent Common Stock upon exercise of the Warrant by, the Asbestos PI Trust.

If, prior to issuance of the Warrant to the Asbestos PI Trust, the Reorganized Parent shall issue or sell any shares of Parent Common Stock, other than Excluded Stock, or any rights to purchase or acquire, or securities convertible into or exchangeable for, shares of Parent Common Stock (including without limitation any (x) options (other than Excluded Options), warrants or other rights (whether or not at the time exercisable) to purchase or acquire Parent Common Stock, other than Excluded Stock, (y) securities by their terms convertible into or exchangeable (whether at the time so convertible or exchangeable) for Parent Common Stock, other than Excluded Stock or (z) options (other than Excluded Options), warrants or rights to purchase such convertible or exchangeable securities), for no consideration or for a consideration per share that is less than the securities exchange average closing price per share of Parent Common Stock for the twenty consecutive trading days preceding (and not including) the last trading day immediately prior to the day of such issuance or sale (the “Market Price”), then and in each such case (a “Trigger Issuance”) the per share exercise price of the Warrant (initially, $17.00) shall be reduced, immediately upon such Trigger Issuance, to the price determined by multiplying such exercise price by a fraction, (1) the numerator of which shall be (x) the number of shares of Parent Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Parent Common Stock which the aggregate consideration received (or to be received) by the Reorganized Parent for the total number of such additional shares of Parent Common Stock so issued or sold (or issuable upon exercise, conversion or exchange) would purchase at the Market Price and (2) the denominator of which shall be the number of shares of Parent Common Stock outstanding (or issuable upon exercise, conversion or exchange) immediately after such Trigger Issuance.  In the event of such an adjustment of such exercise price, the number of shares of Parent Common Stock issuable upon the exercise of the Warrant (initially, 10,000,000 shares of Parent Common Stock) shall be increased to a number obtained by dividing (1) the product of (x) the number of shares of Parent Common Stock issuable upon the exercise of the Warrant before such adjustment, and (y) the exercise price thereof in effect immediately prior to the Trigger Issuance by (2) the new exercise price determined in accordance with the immediately preceding sentence.  Such adjustments shall be made whenever such shares of Common Stock or such rights, options (other than Excluded Options) or warrants or convertible securities are issued or sold .  “Excluded Stock” means shares of Parent Common Stock issued and sold in a registered firm commitment underwritten public offering pursuant to a registration statement declared effective in accordance with the Securities Act, or any successor statute thereto.  Excluded Stock shall not include a private placement of shares, including without limitation one which is followed by a public offering thereof.  “Excluded Options”

means options to purchase shares of Parent Common Stock issued to directors, officers, employees and consultants of any Reorganized Debtor (i) pursuant to an option plan or arrangement approved by either the stockholders of Parent or Reorganized Parent or the Bankruptcy Court and (ii) with an exercise price equal to the average of the high and the low trading prices of Parent Common Stock on the New York Stock Exchange (or if Parent Common Stock is not traded on the New York Stock Exchange, on the principal stock exchange on which it trades) on the date of grant of the option.

At the time of issuance, the exercise price of, and number of shares issuable pursuant to, the Warrant shall reflect any adjustment made pursuant to the preceding paragraph.

7.2                             THE ASBESTOS PI TRUST

7.2.1             Creation of the Asbestos PI Trust

Upon the entry of the Confirmation Order, effective as of the Effective Date, the Asbestos PI Trust shall be created pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Plan Documents.  The Asbestos PI Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC.

The purpose of the Asbestos PI Trust shall be to, among other things: (i) assume the liabilities of the Debtors with respect to all Asbestos PI Claims; (ii) process, liquidate, pay and satisfy all Asbestos PI Claims in accordance, as applicable, with this Plan, the Asbestos PI Trust Agreement and the TDP and in such a way that provides reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, present and future Asbestos PI Claims (including Demands that involve similar claims) in substantially the same manner and to otherwise comply with Bankruptcy Code § 524(g)(2)(B)(i); (iii) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos PI Claims entitled to payment; and (iv) otherwise carry out the provisions of the Asbestos PI Trust Agreement and any other agreements into which the Asbestos PI Trustees have entered or will enter in connection with this Plan.

7.2.2             Funding of the Asbestos PI Trust

(a)                                On the Effective Date, Grace-Conn or Parent shall transfer to the Asbestos PI Trust (i) the sum of $250 million in Cash that is part of the Asbestos PI Trust Assets, plus interest thereon from January 1, 2009 until (and including) the Effective Date at the same rate applicable to the Debtors’ senior debt and (ii) an amount in Cash equal to the Asbestos PD Initial Payment.  In addition to the foregoing, on the Effective Date, Grace-Conn or Parent shall transfer, or cause the transfer of, on behalf of the Reorganized Debtors and the Non-Debtor Affiliates, all other Asbestos PI Trust Assets that are not otherwise identified, transferred, or assigned in this Section 7.2.2 and Section 7.2.4 hereof to the Asbestos PI Trust.

(b)                               On the Effective Date, Cryovac, Inc. shall transfer the Cryovac Payment (reduced by Cryovac’s amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust.  Simultaneously with, and in exchange for such direct transfer and payment to the Asbestos PI Trust, the Plaintiffs shall deliver to Sealed Air: (i) the “Release” (as defined in the Sealed Air Settlement Agreement) duly executed by each of the Plaintiffs and the SA Debtors; (ii) a copy of the Plan, (iii) a copy of the Confirmation Order, (iv) a duly executed Stipulation of Dismissal With Prejudice of the Sealed Air Action in the form annexed as Exhibit 4 to the Sealed Air Settlement Agreement, denying any other recovery against the Sealed Air Indemnified Parties, and (v) the Registration Rights Agreement, in the form annexed as Exhibit 1 to the Sealed Air Settlement Agreement, with appropriate insertions therein, duly executed by the “Initial Holders” (as defined in the Sealed Air Settlement Agreement).

(c)                                On the Effective Date, Fresenius shall transfer the Fresenius Payment (reduced by Fresenius’ amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust.

(d)                               (i)                                     On the Effective Date, the Insurance Contributors shall execute and deliver the Asbestos Insurance Transfer Agreement to the Asbestos PI Trust.

(ii)                                All Asbestos Insurance Rights, and all claims and causes of action asserted or to be asserted in furtherance of or connection therewith, shall be preserved for the benefit of the Asbestos PI Trust, for prosecution either by the applicable Insurance Contributor or the Asbestos PI Trust in accordance with the Asbestos Insurance Transfer Agreement.  Upon execution and delivery of the Asbestos Insurance Transfer Agreement, all Asbestos Insurance Rights shall be irrevocably transferred to and vested in the Asbestos PI Trust, without any further action by the Debtors, the other Insurance Contributors, the Asbestos PI Trust, or the Bankruptcy Court.  Asbestos Insurance Rights shall be so vested free and clear of all Encumbrances, liens, security interests, and other Claims or causes of action, except that all Asbestos Insurer Coverage Defenses are preserved.

(iii)                             Upon its execution and delivery, the Asbestos Insurance Transfer Agreement shall be valid, binding, and enforceable.  However, if a court of competent jurisdiction determines the Asbestos Insurance Transfer Agreement to be invalid, non-binding, or unenforceable, in whole or in part, then each Insurance Contributor shall (1) upon request by the Asbestos PI Trust and at the reasonable expense of the Asbestos PI Trust, take all reasonable actions to pursue any of the Asbestos Insurance Rights for the benefit of, and to the extent requested by, the Asbestos PI Trust and (2) immediately transfer any amounts recovered under or on account of any of the Asbestos Insurance Rights to the Asbestos PI Trust; provided, however, that while any such amounts are held by or under the control of any Insurance Contributor, such amounts shall be held in trust for the benefit of the Asbestos PI Trust.

7.2.3             Transfer of Claims and Demands to the Asbestos PI Trust

On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PI

Claims shall be channeled to and assumed by the Asbestos PI Trust.  This Section 7.2.3 is intended to further effect the Asbestos PI Channeling Injunction, and the discharge described in Section 8.1 of this Plan.  This Section 7.2.3 is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Asbestos PI Trust or any other Asbestos Protected Party would otherwise have.

7.2.4             Assignment and Enforcement of Trust Causes of Action

On the Effective Date, by virtue of the confirmation of this Plan, without further notice, action, or deed, the Trust Causes of Action shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PI Trust, and the Asbestos PI Trust shall thereby become the estate representative pursuant to section 1123(b)(3)(B) of the Bankruptcy Code with respect to the Trust Causes of Action, with the exclusive right to enforce the Trust Causes of Action against any Entity, and the proceeds of the recoveries of such Trust Causes of Action shall be deposited in and shall become the property of the Asbestos PI Trust; provided, however, that nothing herein shall alter, amend or modify the injunctions and/or releases provided under this Plan including the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the Asbestos Insurance Entity Injunction.

7.2.5             Appointment and Termination of Asbestos PI Trustees

The three initial Asbestos PI Trustees of the Asbestos PI Trust shall be the persons identified in the Asbestos PI Trust Agreement.  All successor Asbestos PI Trustees shall be appointed in accordance with the terms of the Asbestos PI Trust Agreement.  Upon termination of the Asbestos PI Trust, the Asbestos PI Trustees’ employment shall be deemed terminated and the Asbestos PI Trustees shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

7.2.6             Creation and Termination of the TAC

The Trust Advisory Committee shall be established pursuant to the Asbestos PI Trust Agreement.  The TAC shall have three members and shall have the functions, duties and rights provided in the Asbestos PI Trust Agreement.  On or before the Confirmation Date, the three initial members of the TAC shall be selected by the Asbestos PI Committee.  Upon termination of the Asbestos PI Trust, the TAC shall be deemed dissolved and the TAC shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

7.2.7             Cooperation Agreement

On the Effective Date, the Reorganized Debtors and the Asbestos PI Trust shall enter into a cooperation agreement substantially in the form set forth in Exhibit 10 in the Exhibit Book.

7.2.8             Institution and Maintenance of Legal and other Proceedings

As of the Effective Date, without any further action of the Court or any Entity, the Asbestos PI Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos PI Trust, including the Trust Causes of Action.

7.3                             THE ASBESTOS PD TRUST

7.3.1             Creation of the Asbestos PD Trust

Upon the entry of the Confirmation Order, effective as of the Effective Date, the Asbestos PD Trust shall be created pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Plan Documents.  The Asbestos PD Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC.

The purpose of the Asbestos PD Trust shall be to, among other things, (i) assume the liabilities of the Debtors with respect to all Asbestos PD Claims, (ii) pay and satisfy all Asbestos PD Claims in accordance, as applicable, with this Plan, the Asbestos PD Trust Agreement, the PD Settlement Agreements, and the Final Orders by the Court determining the Allowed Amount of the Unresolved Asbestos PD Claims in such a way that provides reasonable assurance that the Asbestos PD Trust will value, and be in a financial position to pay, present and future Asbestos PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner and to otherwise comply with Bankruptcy Code § 524(g)(2)(B)(i); (iii) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos PD Claims entitled to payment; and (iv) otherwise carry out the provisions of the Asbestos PD Trust Agreement and any other agreements into which the Asbestos PD Trustees have entered or will enter in connection with this Plan.

7.3.2             Funding of the Asbestos PD Trust

(a)                                On the Effective Date, Cryovac, Inc. shall transfer directly to the Asbestos PD Trust its equal share of the amount of the Asbestos PD Initial Payment and Fresenius shall transfer directly to the Asbestos PD Trust its equal share of the amount of the Asbestos PD Initial Payment.

(b)                               On the Effective Date, Grace-Conn or Parent shall, on behalf of the Reorganized Debtors and the Non-Debtor Affiliates, transfer to the Asbestos PD Trust (i) the Asbestos PD Note and (ii) all funds as set forth in the CDN ZAI Minutes of Settlement.  The Asbestos PD Trust shall immediately transfer the amounts set forth in the CDN ZAI Minutes of Settlement to the CDN ZAI PD Claims Fund to be used in the manner set forth in the CDN

ZAI Minutes of Settlement.  In no event shall the Asbestos PD Initial Payment (or any portion thereof) be transferred to the CDN ZAI PD Claims Fund.

7.3.3             Transfer of Claims and Demands to the Asbestos PD Trust

On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PD Claims shall be channeled to and assumed by the Asbestos PD Trust.  This Section 7.3.3 is intended to further effect the Asbestos PD Channeling Injunction, and the discharge described in Section 8.1 of this Plan.  This Section 7.3.3 is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Asbestos PD Trust or any other Asbestos Protected Party would otherwise have.

7.3.4             Appointment and Termination of Asbestos PD Trustee

The initial Asbestos PD Trustee of the Asbestos PD Trust shall be the person identified in the Asbestos PD Trust Agreement.  All successor Asbestos PD Trustees shall be appointed in accordance with the terms of the Asbestos PD Trust Agreement.  Upon termination of the Asbestos PD Trust, the Asbestos PD Trustee’s employment shall be deemed terminated and the Asbestos PD Trustee shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

7.4                             PAYMENTS AND DISTRIBUTIONS UNDER THIS PLAN

7.4.1             Asbestos PI Trust Payments, Asbestos PD Trust Payments and Plan Distributions

Payments to Holders of Asbestos PI Claims shall be made by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the TDP.  Payments to Holders of Asbestos PD Claims shall be made by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement, PD Settlement Agreements, and any Final Orders of the Bankruptcy Court allowing such claims.  Payments to Holders of CDN ZAI PD Claims shall be made pursuant to the CDN ZAI Minutes of Settlement by the CDN ZAI PD Claims Fund.  All other Distributions or payments required or permitted to be made under this Plan (other than to Professionals) shall be made by the Reorganized Debtors, or in their discretion, a disbursing agent employed by the Reorganized Debtors, in accordance with the treatment specified for each such Holder as specified herein (unless otherwise ordered by the Bankruptcy Court).  Distributions to be made on the Effective Date, the Initial Distribution Date or the Quarterly Tax Distribution Date shall be deemed actually made on such distribution date if made either (i) on the Effective Date, the Initial Distribution Date or the Quarterly Distribution Date or (ii) as soon as practicable thereafter; provided, however, that Distributions to the Asbestos PI Trust of the Asbestos PI Trust Assets shall be made on the Effective Date, and Distributions to the Asbestos PD Trust of the Asbestos PD Trust Assets and the funds set forth in the CDN ZAI Minutes of Settlement payable to the CDN ZAI PD Claims Fund shall be made on the

Effective Date.  Except as otherwise provided herein, Professionals shall be paid pursuant to the order of the Bankruptcy Court.

Under no circumstances shall any fractional shares of Sealed Air Common Stock be transferred pursuant to the Asbestos PI Trust Agreement such that any Entity shall be the transferee of less than one thousand shares of Sealed Air Common Stock, provided, however, that in no event shall the Asbestos PI Trust incur any costs or expenses associated with such one thousand share limitation.

7.4.2             Timing of Plan Distributions

Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without the accrual of any additional interest (if interest is accruing pursuant to this Plan), on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

7.5                             DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

7.5.1             Delivery by the Reorganized Debtors of Distributions in General

Payments by the Asbestos PI Trust to Holders of Asbestos PI Claims shall be made in accordance with the Asbestos PI Trust Agreement and the TDP.  Payments to Holders of Asbestos PD Claims shall be made by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement, PD Settlement Agreements, and any Final Orders of the Bankruptcy Court allowing such claims.  Payments to Holders of CDN ZAI PD Claims shall be made by the CDN ZAI PD Claims Fund in accordance with the procedures set forth in the CDN ZAI Minutes of Settlement.  All Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Allowed Claim as set forth on the Schedules, unless superseded by a new address set forth (i) on a proof of claim Filed by a Holder of an Allowed Claim, (ii) in another writing notifying the Reorganized Debtors of a change of address prior to the date of Distribution, or (iii) in a request for payment of an Administrative Expense Claim.

7.5.2             Undeliverable Distributions by the Reorganized Debtors

Any Cash, assets, and other properties to be distributed by the Reorganized Debtors under this Plan to Holders of Plan Claims, other than Asbestos PI Claims, that remain unclaimed (including by an Entity’s failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto one year after Distribution shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors.  In such event, such Entity’s Plan Claim shall no longer be deemed to be Allowed or payable by the Reorganized Debtors, and such Entity shall be deemed to have waived its rights to such payments or Distributions under this Plan pursuant to Bankruptcy Code § 1143, shall have no further Claim in respect of such Distribution, and shall not participate in any further Distributions under this Plan with respect to such Claim.

7.6                             PAYMENTS UNDER THIS PLAN

7.6.1             Manner of Cash Payments under this Plan

Unless the Entity receiving a Distribution or payment agrees otherwise, any such Distribution or payment to be made by the Reorganized Debtors, the Asbestos PI Trust, or the Asbestos PD Trust in Cash shall be made, at the election of the Reorganized Debtors, the Asbestos PI Trust, or the Asbestos PD Trust as applicable, by check drawn on a domestic bank or by wire transfer from a domestic bank, provided that Distributions of Cash to the Asbestos PI Trust and the Asbestos PD Trust shall be by wire transfer.

7.6.2             Fractional Payments under this Plan

Notwithstanding any other provision of this Plan, payments of fractions of dollars or of fractional shares shall not be made.  Whenever, under this Plan, any payment of a fraction of a dollar or a fractional share of Parent Common Stock would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or nearest whole share of Parent Common Stock, as applicable, (up or down), with half dollars or half shares being rounded up.

7.7                             CONDITIONS TO OCCURRENCE OF THE CONFIRMATION DATE

The Court shall have made the following findings of fact, conclusions of law, orders, and/or decrees among others, substantially to the effect as follows, in connection with the confirmation of this Plan, each of which shall be expressly set forth in the Confirmation Order:

(a)                                The Plan satisfies all applicable sections of the Bankruptcy Code, including Bankruptcy Code § 524(g);

(b)                               Claimants in Classes 6 and 7 have voted to accept the Plan in the requisite numbers and amounts required by Bankruptcy Code §§ 524(g), 1126 and 1129;

(c)                                As of the Petition Date, the Debtors have been named as defendants in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

(d)                               Effective as of the Effective Date, the Asbestos PI Trust shall be created and the Asbestos PD Trust shall be created pursuant to Bankruptcy Code § 524(g) and in accordance with the Plan Documents;

(e)                                The Asbestos PI Trust and the Asbestos PD Trust shall be “qualified settlement funds” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC and shall be subject to the continuing jurisdiction of the Bankruptcy Court;

(f)                                  On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to all Asbestos PI Claims, the Asbestos PD Trust shall assume the liabilities of the Debtors with respect to all Asbestos PD Claims, and the CDN ZAI PD Claims Fund contemplated by the CDN ZAI Minutes of Settlement shall assume the liabilities of the Debtors with respect to all CDN ZAI PD Claims;

(g)                               The Asbestos PI Trust and the Asbestos PD Trust are to be funded in part by securities of the Parent and by the obligations of the Reorganized Parent to make future payments, including dividends;

(h)                               The Asbestos PI Trust and the Asbestos PD Trust are to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of the Reorganized Parent;

(i)                                   The Asbestos PI Trust is to use the Asbestos PI Trust Assets to pay Asbestos PI Claims (including Demands) and Asbestos PI Trust Expenses, and the Asbestos PD Trust is to use the Asbestos PD Trust Assets to pay Asbestos PD Claims (including Demands, if any) and Asbestos PD Trust Expenses, and the CDN ZAI PD Claims Fund is to use the funds identified in the CDN ZAI Minutes of Settlement to pay CDN ZAI PD Claims and the expenses outlined in the CDN ZAI Minutes of Settlement;

(j)                                   The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PI Claims, which Demands are addressed by the Asbestos PI Channeling Injunction, and the Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos PD Claims, which Demands, if any, are addressed by the Asbestos PD Channeling Injunction;

(k)                                The actual amounts, numbers, and timing of such future Demands cannot be determined;

(l)                                   Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with the Asbestos PI Claims, the Asbestos PD Claims, and the CDN ZAI PD Claims;

(m)                             The terms of the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the Asbestos Insurance Entity Injunction, and any provisions barring actions against third parties, are set out in the Plan and the Disclosure Statement, and each of the Plan and the Disclosure Statement adequately describe such injunctions and provisions (and the acts and entities to which they apply) in specific and conspicuous language in accordance with the requirements of Bankruptcy
Rule 3016(c));

(n)                               Pursuant to Court orders or otherwise, the Asbestos PI Trust, the Asbestos PD Trust, and CDN ZAI PD Claims Fund shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of (1) Asbestos PI Claims (including Demands) in the case of the Asbestos PI Trust, (2) Asbestos PD Claims (including Demands, if any) in the case of the Asbestos PD Trust, or (3) CDN ZAI PD Claims (including Demands, if any) in the case of the CDN ZAI PD Claims Fund, or other comparable mechanisms that provide reasonable assurance that the Asbestos PI Trust shall value, and be in a financial position to pay, Asbestos PI Claims (including Demands that involve similar claims) in substantially the same manner, that the Asbestos PD Trust shall value, and be in a financial position to pay Asbestos PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner, and that the CDN ZAI PD Claims Fund shall value, and be in a financial position to pay CDN ZAI PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner;

(o)                               The Asbestos PI FCR has been appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Asbestos PI Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands of the kind that are addressed in the Asbestos PI Channeling Injunction and transferred to the Asbestos PI Trust;

(p)                               The Asbestos PD FCR has been appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Asbestos PD Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands, if any, of the kind that are addressed in the Asbestos PD Channeling Injunction and transferred to the Asbestos PD Trust;

(q)                               CCAA Representative Counsel has been appointed by the Canadian Court as part of proceedings leading to the issuance of the Asbestos PD Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert Demands, if any, of the kind that are addressed in the Asbestos PD Channeling Injunction and transferred to the CDN ZAI PD Claims Fund;

(r)                                  The Court has jurisdiction over the Claims and SA Claims subject to the Asbestos PI Channeling Injunction described in Section 8.2 of the Plan, the Asbestos PD Channeling Injunction described in Section 8.3 of the Plan, the Successor Claims Injunction described in Section 8.5 of the Plan, and each of the releases described in the Plan;

(s)                                In light of the benefits provided, or to be provided, to the Asbestos PI Trust and the Asbestos PD Trust by, or on behalf of, each Asbestos Protected Party (including Sealed Air and Fresenius), (i) the Asbestos PI Channeling Injunction is fair and equitable (including with respect to the Entities that might subsequently assert Demands against any Asbestos Protected Party) and is supported by reasonable consideration, (ii) the Asbestos PD Channeling Injunction is fair and equitable (including with respect to the Entities that might subsequently assert Demands, if any, against any Asbestos Protected Party) and is supported by reasonable consideration, (iii) the Successor Claims Injunction is fair and equitable and is supported by reasonable consideration, and (iv) the releases in favor of the Asbestos Protected Parties described in the Plan are fair and equitable and are supported by reasonable consideration;

(t)                                  The Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, the Asbestos Insurance Entity Injunction, and the releases in favor of the Asbestos Protected Parties described in the Plan are to be implemented and granted in connection with the Plan and the Plan Documents;

(u)                               The Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the releases in favor of the Asbestos Protected Parties described in the Plan (i) are essential to the Debtors’ reorganization efforts and the feasibility of the Plan, (ii) provide necessary funding to the Plan that otherwise would be unavailable absent the injunctions and releases, (iii) are necessary to induce the Asbestos Protected Parties (including Sealed Air and Fresenius) to enter into the settlements and agreements described in the Plan and to otherwise settle their disputes, and (iv) are necessary to resolve finally all claims of the Debtors, the Non-Debtor Affiliates, and the Debtors’ creditors against the other Asbestos Protected Parties (including Sealed Air and Fresenius);

(v)                               An identity of interests exists among the Debtors and the Asbestos Protected Parties such that an Asbestos PI Claim (including a Successor Claim based upon an Asbestos PI Claim and/or a Successor Claim based on or arising from, in whole or in part, directly or indirectly, the

Cryovac Transaction or the Fresenius Transaction) asserted against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity (contractual or otherwise) and/or contribution; and an Asbestos PD Claim or CDN ZAI PD Claim (including a Successor Claim based upon an Asbestos PD Claim or CDN ZAI PD Claim and/or a Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction) asserted against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity (contractual or otherwise) and/or contribution;

(w)                             The Sealed Air Settlement Agreement is essential and integral to the Plan, and the payment of the Cryovac Payment to the Asbestos PI Trust and the Asbestos PD Trust in accordance with the Sealed Air Settlement Agreement and the terms of the Plan, together with the other Asbestos PI Trust Assets and the Asbestos PD Trust Assets to be transferred to the Asbestos PI Trust and the Asbestos PD Trust, respectively, pursuant to the Plan, constitute both (i) substantial assets of the Plan and the reorganization, and (ii) a fair, reasonable, and equitable settlement of all claims, potential claims, and Demands against the Asbestos Protected Parties (including, with respect to the Sealed Air Indemnified Parties, all Asbestos-Related Claims and any other claims, potential claims, and Demands for which the Sealed Air Settlement Agreement contemplates a release or injunction in favor of the Sealed Air Indemnified Parties) that are subject to the injunctions and releases described in the Plan, and the only unsatisfied conditions to payment of the Cryovac Payment are the satisfaction or waiver of the conditions to the Effective Date in accordance with Section 7.8 of this Plan;

(x)                                 The Fresenius Settlement Agreement is essential and integral to the Plan, and the payment of the Fresenius Payment to the Asbestos PI Trust and the Asbestos PD Trust in accordance with the Plan, together with the other Asbestos PI Trust Assets to be transferred to the Asbestos PI Trust pursuant to the Plan, constitute both (i) substantial assets of the Plan and the reorganization, and (ii) a fair, reasonable, and equitable settlement of all claims, potential claims, and Demands against the Asbestos Protected Parties (including, with respect to the Fresenius Indemnified Parties, the Grace-Related Claims, all Asbestos-Related Claims and Demands related thereto and any other claims, potential claims, and Demands for which the Fresenius Settlement Agreement contemplates a release or injunction in favor of the Fresenius Indemnified Parties) that are subject to the injunctions and releases described in the Plan, and the only unsatisfied conditions to payment of the Fresenius Payment are the satisfaction or waiver of the conditions to the Effective Date in accordance with Section 7.8 of this Plan;

(y)                               The SA Debtors, the Plaintiffs, and the Non-Debtor Affiliates understand and agree, and the Court so finds, that Sealed Air has entered into the Sealed Air Settlement Agreement in order to settle, release, extinguish, and terminate fully, finally, and forever any and all further controversy respecting any and all Asbestos-Related Claims and any and all Demands related thereto against the Sealed Air Indemnified Parties.  The SA Debtors, the Plaintiffs, and the Non-Debtor Affiliates have acknowledged and agreed that this provision is an essential and material term of the Sealed Air Settlement Agreement, and that, without such provision, neither Sealed Air Corporation nor Cryovac, Inc. would have executed the Sealed Air Settlement Agreement and the compromise settlement would not have been accomplished;

(z)                                 The Debtors, the Plaintiffs, and the Non-Debtor Affiliates understand and agree, and the Court so finds, that Fresenius has entered into the Fresenius Settlement Agreement in order to settle, release, extinguish, and terminate fully, finally, and forever any and all further controversy respecting any and all Asbestos-Related Claims against the Fresenius Indemnified Parties.  The Debtors, the Plaintiffs, and the Non-Debtor Affiliates have acknowledged and agreed that this provision is an essential and material term of the Fresenius Settlement Agreement, and that, without such provision, Fresenius would not have executed the Fresenius Settlement Agreement and the compromise settlement would not have been accomplished;

(aa)                          The settlements, compromises, releases, and injunctions in favor of the Asbestos Protected Parties described in the Plan (including those described in the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement) are approved in all respects;

(bb)                        In approving the settlements, compromises, releases, and injunctions with respect to the Asbestos Protected Parties (including the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement, and the releases and injunctions in favor of the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties), the Court has considered, among other things: (1) the nature of the claims asserted or potentially asserted by the Debtors, the Non-Debtor Affiliates, the Plaintiffs (on behalf of the Debtors’ creditors), and/or the Debtors’ creditors against the Asbestos Protected Parties, and the claims asserted or potentially assertable by the Asbestos Protected Parties against the Debtors and the Non-Debtor Affiliates, (ii) the balance of the likelihood of success of claims which might be asserted by the Debtors or other claimants against the Asbestos Protected Parties against the likelihood of success of the defenses or counterclaims possessed by the Asbestos Protected Parties, (iii) the complexity, cost, and delay of litigation that would result in the absence of these settlements, compromises, releases, and injunctions, (iv) the lack of objections by, or the overruling of objections of any creditor or party-in-interest to the settlements, compromises, releases and injunctions, (v) that the Asbestos PI Claims will be channeled to an Asbestos PI Trust rather than extinguished, (vi) that the Estate Parties and the Asbestos PI Trust will receive substantial consideration from the Asbestos Protected Parties described in the Plan, (vii) that the Asbestos PD Claims will be channeled to an Asbestos PD Trust rather than extinguished, and the CDN ZAI PD Claims will be channeled to the CDN ZAI PD Claims Fund rather than extinguished, (viii) that the Estate Parties and the Asbestos PD Trust will receive substantial consideration from the Asbestos Protected Parties described in the Plan, and the Estate Parties and the CDN ZAI PD Claims Fund will receive substantial consideration from the Asbestos Protected Parties described in the Plan; (ix) that the Asbestos Protected Parties that will benefit from the releases and injunctions share an identity of interest with the Debtors, (x) that the enjoined claims against the Asbestos Protected Parties would otherwise indirectly impact the Debtors’ reorganization by way of indemnity or contribution, and (xi) the Plan and the settlements, compromises, releases and injunctions described in the Plan are the product of extensive arms’ length negotiations among the Debtors, the Asbestos PI Committee, the Asbestos PI FCR, the Asbestos PD FCR, and the Asbestos Protected Parties, among others;

(cc)                          As of the Effective Date, the Reorganized Debtors will have the ability to pay and satisfy in the ordinary course of business their respective obligations and liabilities, including any and all indemnification obligations to the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties with respect to present and future Asbestos-Related Claims and Demands related thereto, SA Indemnified Taxes, Fresenius Indemnified Taxes, and all other obligations set forth in the Fresenius Settlement Agreement and the Sealed Air Settlement Agreement;

(dd)                        Upon the transfer of the Sealed Air Common Stock to the Asbestos PI Trust, the Asbestos PI Trustees shall represent and warrant to and agree with (on behalf of the Asbestos PI Trust) Sealed Air, that the Asbestos PI Trust is acquiring the Sealed Air Common Stock for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act and the Asbestos PI Trust and its transferees will comply with all filing and other reporting obligations under all applicable laws which shall be applicable to such Asbestos PI Trust with respect to the Sealed Air Common Stock;

(ee)                          Pursuant to the Confirmation Order, on or before the Effective Date, (i) the SA Debtors, the Asbestos PD Committee and the Asbestos PI Committee shall have executed and delivered the “Release” (as defined in the Sealed Air Settlement Agreement); (ii) the “Government Plaintiff” (as defined in the Sealed Air Settlement Agreement) shall have executed and delivered the “Government Release” (as defined in the “Sealed Air Settlement Agreement”); and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall have delivered the “Fresenius Release” (as defined in the Sealed Air Settlement Agreement), all as provided for in the Sealed Air Settlement Agreement.  In addition, in consideration for the Cryovac Payment, (i) each of the SA Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified Parties from any and all (A) present and future Asbestos-Related Claims and Demands relating thereto and (B) present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, and arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties and (ii) each SA Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its on behalf, derivatively, or own behalf of any other Entity, any and all present and future Asbestos-Related Claims and/or Demands relating thereto, and any and all present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction.

(ff)                              The Asbestos Protected Parties shall receive the full benefit of the Asbestos PI Channeling Injunction and the Asbestos PD Channeling Injunction under Bankruptcy Code § 524 and the Successor Claims Injunction under Bankruptcy Code § 105(a), which Asbestos PI Channeling Injunction, Asbestos PD Channeling Injunction, and Successor Claims Injunction (1) shall be in form and substance reasonably acceptable to Sealed Air Corporation, Cryovac Inc., and Fresenius, and (2) as applicable, include provisions enjoining any and all Entities from taking any and all legal or other actions (including the continued prosecution of pending ‘Actions’ or the commencement of future ‘Actions’ as such term is used in paragraph II(c)(vi) of the Sealed Air Settlement Agreement) or making any Demand for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, or any other relief whatsoever from any and all of the Asbestos Protected Parties with respect to any and all Asbestos PI Claims, Asbestos PD Claims, CDN ZAI PD Claims, and/or Successor Claims based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or the Fresenius Transaction;

(gg)                        Each of the SA Debtors and the Plaintiffs have acknowledged and agreed that the Sealed Air Common Stock to be transferred to the Asbestos PI Trust has not been and, upon delivery of such Sealed Air Common Stock to the Asbestos PI Trust, shall not be registered under the Securities Act and that the certificates for such Sealed Air Common Stock shall bear a legend to that effect.  Each of the SA Debtors and the Plaintiffs understand and have acknowledged that any transfer by Cryovac, Inc. of Sealed Air Common Stock to the Asbestos PI Trust is being made pursuant to an exemption from registration contained in the Securities Act based in part upon the foregoing representation and the representations contained in the Sealed Air Settlement Agreement;

(hh)                        The SA Debtors shall, jointly and severally, at their sole expense, indemnify, defend, and hold harmless the Sealed Air Indemnified Parties from and against (1) any and all present and future Asbestos-Related Claims and Demands related thereto and all SA Indemnified Taxes, (2) any and all losses costs, and expenses incurred as a result of any breach of any of the SA Debtors’ or SA Non-Debtor Affiliates’ obligations, covenants, and agreements set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtors or SA Non-Debtor Affiliates set forth in the Plan or Confirmation Order, (3) if any SA Non-Debtor Affiliate has not executed and delivered a “Release” (as defined in the Sealed Air Settlement Agreement), any and all Asbestos-Related Claims and Demands related thereto based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such SA Non-Debtor Affiliate and (4) any and all attorneys’ fees or costs and expenses attributable to any “SA Indemnity Claim” (as defined below), provided, however, that in each case such indemnification shall not apply to “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) such indemnity obligations, collectively, the “SA Debtors’ Indemnity Obligation”; and any and all SA Claims, SA Debts, or SA Damages that could be asserted by any of the Sealed Air Indemnified Parties under the SA Debtors’ Indemnity Obligation, the “SA Indemnity Claims”), and provided, further, that nothing in the Sealed Air Settlement Agreement shall adversely affect any rights of any Entity to file and pursue, or object to, a proof of claim for “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) in the Chapter 11 Cases;

(ii)                                Each SA Debtor shall execute and deliver an indemnity agreement in favor of the Sealed Air Indemnified Parties in the form annexed as Exhibit 6 to the Sealed Air Settlement Agreement (the “SA Indemnification Agreement”);

(jj)                                The SA Debtors’ Indemnity Obligation (and the obligations, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall not be discharged, expunged, estimated, or otherwise adversely affected in the Chapter 11 Cases or by the confirmation of the Plan;

(kk)                          The SA Debtors’ Indemnity Obligation (and the obligation, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall continue unaffected as a post-confirmation obligation of each of the Reorganized Debtors;

(ll)                                The Debtors, the Asbestos PI Committee, the Asbestos PI FCR, the TAC, and the Asbestos PI Trustees have (i) promptly provided to Cryovac, Inc. and Fresenius all “Material Drafts” (as defined in the Sealed Air Settlement Agreement) of the Asbestos PI Trust Agreement and each related “Trust Document” (as defined in the Sealed Air Settlement Agreement) (but excluding or redacting drafts of the TDP), and (ii) incorporated promptly (if it was the party drafting such document), or if otherwise, urged the party drafting such document promptly to incorporate, into any such document each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and (xi) sections VI(g), clauses (i)(A) through (D) or paragraph VI(c) of the Sealed Air Settlement Agreement that were reasonably requested by Cryovac, Inc. or Fresenius;

(mm)                    SA Debtors and SA Non-Debtor Affiliates shall take all actions required or requested by Sealed Air as contemplated in the Sealed Air Settlement Agreement and shall be prohibited from taking any actions prohibited by Sealed Air as provided by the Sealed Air Settlement Agreement with respect to tax matters, including those set forth in Annex I hereto and those set forth in sections II(c)(x), IV, and VI of the Sealed Air Settlement Agreement and those provisions of the Sealed Air Settlement Agreement are incorporated herein as if fully set forth herein and shall likewise be incorporated into the Confirmation Order as if fully set forth therein;

(nn)                        The Plaintiffs, Asbestos PI Trust and Asbestos PD Trust shall take all actions required or requested by Sealed Air as provided by the Sealed Air Settlement Agreement and shall be prohibited from taking any actions prohibited by Sealed Air as contemplated in the Sealed Air Settlement Agreement with respect to tax matters, including those set forth in Annex II hereto and those set forth in sections II(c)(ix), II(c)(x) and II(c)(xi) of the Sealed Air Settlement Agreement and those provisions of the Sealed Air Settlement Agreement are incorporated herein as if fully set forth and shall likewise be incorporated into the Confirmation Order as if fully set forth therein;

(oo)                        Each of the SA Debtors acknowledge and agree that (i) to the extent that any SA Debtor is required, pursuant to generally accepted accounting principles, to accrue a liability for asbestos which liabilities are satisfied by Cryovac, Inc. by a transfer made by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust pursuant to this Plan or the Confirmation Order and such SA Debtor is required pursuant to generally accepted accounting principles to reverse such accrual, to the extent that there is more than one methodology under generally accepted accounting principles pursuant to which the SA Debtors are allowed to reverse any such accrual, such SA Debtor shall adopt the methodology, if any, not inconsistent with the provisions of paragraphs VI(b) and VI(g) of the Sealed Air Settlement Agreement, (ii) any payment or transfer by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust shall not be treated, for financial accounting purposes, as resulting in an expense or deduction of any SA Debtor or SA Non-Debtor Affiliate and (iii) to the extent that any payment or transfer by Cryovac, Inc. directly to the Asbestos PI Trust or Asbestos PD Trust results, for financial accounting purposes, in income to any SA Debtor, the SA Debtors shall treat such income as income from the cancellation of indebtedness or liabilities of the SA Debtors;

(pp)                        Debtors and Estate Parties shall take all actions required or requested by Fresenius as contemplated in the Fresenius Settlement Agreement and be prohibited from taking any actions prohibited by Fresenius as contemplated in the Fresenius Settlement Agreement with respect to tax matters, including those outlined in Article III of the Fresenius Settlement Agreement and those provisions of the Fresenius Settlement Agreement are incorporated herein as if fully set forth and shall likewise be incorporated into the Confirmation Order as if fully set forth therein;

(qq)                        The 1998 Tax Sharing Agreement shall be an assumed agreement of each of the SA Debtors (including Grace New York and Grace-Conn) pursuant to section 365 of the Bankruptcy Code, and nothing contained in or contemplated by the Sealed Air Settlement Agreement, the Plan, or the Confirmation Order shall adversely affect the rights of the Debtors, Sealed Air Corporation or any of their Affiliates under the 1998 Tax Sharing Agreement;

(rr)                              Upon confirmation, each of the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement and the Fresenius Settlement Order shall be in full force and effect;

(ss)                            Subject to Section 7.7(tt) below, the duties and obligations of the Asbestos Insurance Entities under the Asbestos Insurance Policies and Asbestos Insurance Settlement Agreements are not diminished, reduced or eliminated by (1) the discharge of the obligations and liabilities of the Debtors and the Reorganized Debtors for and in respect of all Asbestos PI Claims or (2) the assumption by the Asbestos PI Trust of responsibility and liability for all Asbestos PI Claims;

(tt)                                As of the Effective Date, the Asbestos Insurance Transfer Agreement shall be a valid and binding obligation of each the parties thereto, shall be in full force and effect and shall be valid and enforceable in accordance with its terms, in each case notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy, Asbestos Insurance Settlement Agreement, Asbestos In-Place Insurance Coverage, or under applicable non-bankruptcy law;

(uu)                          As of the Effective Date, each of the Deferred Payment Agreement, the Share Issuance Agreement, the Grace Guaranty, the Plan Registration Rights Agreement, and the Warrant shall be a valid and binding obligation of each of the parties thereto and shall be in full force and effect and enforceable in accordance with its terms;

(vv)                          All Asbestos PI Claims shall be resolved by and channeled to the Asbestos PI Trust, all Asbestos PD Claims shall be resolved by and channeled to the Asbestos PD Trust, and all CDN ZAI PD Claims shall be resolved by and channeled to the CDN ZAI PD Claims Fund in the manner set forth in the CDN ZAI Minutes of Settlement;

(ww)                      The Court shall have entered a Final Order allowing claims for post-petition interest on account of General Unsecured Claims in amounts that are not in excess of the rates set forth in Section 3.1.9(b) of this Plan; and

(xx)                              The Canadian Settlement Approval Order shall have been entered.

The Confirmation Order shall be in form and substance acceptable to (a) each of the Plan Proponents, (b) with respect to any and all findings of fact, conclusions of law, orders, decrees, provisions, and terms required to be included in the Confirmation Order by, or relating to, the Sealed Air Settlement Agreement, Sealed Air (provided, however, that any specific findings, conclusions, orders, decrees, provisions, and terms required to be included in the Confirmation Order by the Sealed Air Settlement Agreement shall be included in the Confirmation Order as they appear in the Sealed Air Settlement Agreement) and (c) with respect to any and all findings of fact, conclusions of law, orders, decrees, provisions, and terms required to be included in the Confirmation Order by, or relating to, the Fresenius Settlement Agreement, Fresenius (provided, however, that any specific findings, conclusions, orders, decrees, provisions, and terms required to be included in the Confirmation Order by the Fresenius Settlement Agreement shall be included in the Confirmation Order as they appear in the Fresenius Settlement Agreement).  This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by each of the Plan Proponents with the consent of Sealed Air and Fresenius, with the exception of the following: (1) Sections 7.7(w) and Sections 7.7(mm) shall be waiveable by each of the Plan Proponents with the consent of Sealed Air and without the consent of Fresenius; (2) Sections 7.7(x) and (pp) shall be waiveable by each of the Plan Proponents with the consent of Fresenius and without the consent of Sealed Air; (3) Sections 7.7(ss), (tt), and (uu) shall be waiveable by each of the Plan Proponents without the consent of Sealed Air and Fresenius, and (4) Section 7.7(ww) shall be waiveable only by the Debtors without the consent of Sealed Air and Fresenius.

7.8          CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

The “effective date of the plan,” as used in Bankruptcy Code § 1129, shall not occur, and this Plan shall be of no force and effect, until the Effective Date.  The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

(a)                                The Court shall have entered the Confirmation Order granting the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, and the Asbestos Insurance Entity Injunction to take effect as of the Effective Date, and the Confirmation Order shall have become a Final Order and shall have been a Final Order for a minimum of ten Business Days;

(b)                               The District Court shall have entered, issued, or affirmed an order(s) approving each of the Asbestos PI Channeling Injunction, the Asbestos Insurance Entity Injunction, the Successor Claims Injunction, the Asbestos PD Channeling Injunction, and all releases in favor of the Asbestos Protected Parties, in its entirety, and such order(s) shall have become Final Orders;

(c)           The District Court shall have entered, issued, or affirmed the Confirmation Order, and such order shall have become a Final Order;

(d)          The Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, the Asbestos Insurance Entity Injunction, and all releases in favor of the Asbestos Protected Parties shall be in full force and effect;

(e)           Each of the Plan Documents, including each of the exhibits and attachments to the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement, shall have been (i) executed or otherwise finalized, as the case may be, in a form acceptable to each of the Plan Proponents, Sealed Air, and Fresenius, provided, however, that the exhibits and attachments to the Sealed Air Settlement Agreement and the

Fresenius Settlement Agreement shall be executed or otherwise finalized in the form attached to the Sealed Air Settlement Agreement and Fresenius (as the case may be), (ii) delivered to Sealed Air and Fresenius, and (iii) where applicable, filed with the appropriate governmental or supervisory authorities;

(f)                                  On or before the Effective Date, (i) the SA Debtors, the Asbestos PD Committee and the Asbestos PI Committee shall have executed and delivered the “Release” (as defined in the Sealed Air Settlement Agreement); (ii) the “Government Plaintiff” (as defined in the Sealed Air Settlement Agreement) shall have executed and delivered the “Government Release” (as defined in the Sealed Air Settlement Agreement); and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall have delivered the Fresenius Release (as defined in the Sealed Air Settlement Agreement), all as provided for in the Sealed Air Settlement Agreement.  In addition, in consideration for the Cryovac Payment, (i) each of the SA Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified Parties from any and all (A) present and future Asbestos-Related Claims and/or Demands relating thereto and (B) present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, and arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties, and (ii) each SA Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Entity, any and all present and future Asbestos-Related Claims and/or Demands relating thereto, and any and all present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction;

(g)                               The Certificate of Incorporation of each of the Debtors, as amended in accordance with this Plan, shall have been filed with the secretary of state or equivalent agency of its jurisdiction of incorporation;

(h)                               The Exit Financing, in an amount and on such terms satisfactory to the Debtors, shall be in full force and effect and available immediately upon the occurrence of the Effective Date and after all necessary parties have executed the documentation relating thereto;

(i)                                   The Debtors shall have obtained either (i) private letter rulings establishing that the Asbestos PI Trust and the Asbestos PD Trust are “qualified settlement funds” pursuant to Section 468B of the IRC, or (ii) an opinion of counsel regarding the tax classification of the Asbestos PI

Trust satisfactory to the Debtors and the Asbestos PI Trust, and an opinion of counsel regarding the tax classification of the Asbestos PD Trust satisfactory to the Debtors and the Asbestos PD Trust;

(j)                                   The Canadian Order shall have been issued by the Canadian Court and the time for any appeal with respect to the Canadian Order shall have expired and no appeal shall be pending or outstanding;

(k)                                Each of the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement and the Fresenius Settlement Order shall be in full force and effect and all of the terms and conditions thereunder have been satisfied;

(l)                                   The injunctions, releases and indemnifications set forth in the Fresenius Settlement Agreement shall be approved and effected through one or more Final Orders subject only to the transfer of the Fresenius Payment;

(m)                             The Asbestos PI Trust Assets shall have been transferred to the Asbestos PI Trust and the Asbestos PD Trust Assets shall have been transferred to the Asbestos PD Trust;

(n)                               In addition to the Asbestos PI Trust Assets, the Asbestos PI Trust shall have received:  (A) an amount in Cash equal to the difference, if any, between (1) five hundred twelve million five hundred thousand dollars ($512,500,000), plus interest thereon from December 21, 2002 until the Effective Date at a rate of 5.5% per annum compounded annually (reduced by Cryovac’s transfer to the Asbestos PD Initial Payment), and (2) the amount of Cash delivered to the Asbestos PI Trust as part of the Cryovac Payment, plus (B) the difference, if any, between (i) eighteen million (18,000,000) shares of Sealed Air Common Stock (as adjusted for a two-for-one stock split on March 16, 2007, and subject to further adjustment to the extent provided in the Sealed Air Settlement Agreement) and (ii) the number of such shares delivered to the Asbestos PI Trust as part of the Cryovac Payment.  Upon transfer to the Asbestos PI Trust, such assets shall be treated as Asbestos PI Trust Assets for all purposes, and shall be indefeasibly vested in the Asbestos PI Trust free and clear of all claims, equity interests, Encumbrances, and other interests of any Entity.

(o)                               The Asbestos Insurance Transfer Agreement, the Deferred Payment Agreement, the Grace Guaranty, the Plan Registration Rights Agreement, the Share Issuance Agreement and the Warrant shall have been executed and delivered by each of the parties thereto and shall be binding, enforceable and in full force and effect;

(p)                               The Sealed Air Action and Fresenius Action shall be dismissed with prejudice;

(q)                               The following actions against Fresenius shall have been dismissed with prejudice: (1) Mesquita v. W. R. Grace & Co. et al., amended as Abner v. W. R. Grace & Co. et al., No. 315465, Superior Court of California, County of San Francisco (since transferred to the Bankruptcy Court as Adv. Pro. No. 01-08883); (2) Woodward v. Sealed Air Corporation (US) et al., No. 01-10547 PBS, U.S. District Court, District of Massachusetts (since transferred to the Bankruptcy Court as Case No. 01-CV-412); and (3) Lewis v. W. R. Grace & Co. et al., U.S. Bankruptcy Court, District of Delaware, Bankruptcy Case No. 01-1139/Adv. Case No. 01-08810; and

(r)                                  All payments required under the CDN ZAI Minutes of Settlement (other than any payments, if any, to be made by the Asbestos PI Trust) shall have been made.

The Effective Date shall not occur unless and until each of the foregoing conditions is either satisfied or waived by each of the Plan Proponents and expressly waived in writing by each of the Sealed Air Corporation, Cryovac, Inc., and Fresenius (subject to the absolute discretion of each).  In no event shall the Effective Date occur nor shall Sealed Air Corporation or Cryovac, Inc. have any obligation to make the Cryovac Payment at any time prior to the satisfaction of each and every one of the conditions specified in this Section 7.8 without such express written consent by each of Sealed Air Corporation and Cryovac Inc. in its absolute discretion.  In no event shall the Effective Date occur nor shall Fresenius have any obligation to make the Fresenius Payment at any time prior to the satisfaction of each and every one of the conditions specified in this Section 7.8 without such express written consent by Fresenius in its absolute discretion.  Notice of the occurrence of the Effective Date reflecting that the foregoing conditions have been satisfied or waived shall: (i) be signed by each of the Plan Proponents and, in the case of a waiver, by each of Sealed Air Corporation, Cryovac, Inc. and Fresenius, (ii) state the date of the Effective Date, and (iii) be Filed with the Bankruptcy Court by counsel to the Debtors.  No waiver shall be effective unless it complies with the requirements of this provision.

7.9          MANAGEMENT OF THE REORGANIZED DEBTORS

On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed by their respective Boards of Directors or equivalent thereof.  Upon the Effective Date, the Board of Directors of the Reorganized Parent shall be composed of at least five (5) directors.  The members of the Board of Directors of the Reorganized Parent shall be persons identified to the Court prior to the Confirmation Hearing.

7.10                        CORPORATE ACTION

On the Effective Date, the approval and effectiveness of matters provided under this Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred and to have been authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including any action by the stockholders or directors of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

7.11                        EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

Each of the officers of the Debtors and the Reorganized Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors and the Reorganized Debtors, to effectuate and further evidence the terms and conditions of this Plan, the transactions contemplated by this Plan, and any securities issued pursuant to this Plan.

7.12                        ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

To the extent that any Allowed Plan Claim entitled to a Distribution under this Plan consists of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated first to the principal amount of the Plan Claim and then, to the extent the Distribution exceeds the principal amount of the Plan Claim, to the accrued but unpaid interest.

7.13                        NO SUCCESSOR LIABILITY

Except as otherwise expressly provided in this Plan, the Debtors, the Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD Committee, the Asbestos PI FCR, the Asbestos PD FCR, the CCAA Representative Counsel, and the Asbestos Protected Parties will not, pursuant to this Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any of the Debtors’ past or present Affiliates, as such liabilities or obligations may relate to or arise out of the operations of or assets of the Debtors or any of the Debtors’ past or present Affiliates or any of their respective successors, whether arising prior to, or resulting from actions, events, or circumstances occurring or existing at any time prior to the Confirmation Date.  Neither the Asbestos Protected Parties, the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, nor the CDN ZAI PD Claims Fund is, or shall be, a successor to the Debtors or any of the Debtors’ past or present Affiliates by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, and the CDN ZAI PD Claims Fund shall assume the obligations specified in this Plan and the Confirmation Order.

Except as otherwise expressly provided in this Plan, effective automatically on the Effective Date, the Asbestos Protected Parties shall be unconditionally, irrevocably and fully released from (a) any and all Asbestos-Related Claims, including (i) any and all Successor Claims based on or arising from, in whole or in part, directly or indirectly, or related to the Cryovac Transaction and (ii) any and all Asbestos Claims, (b) any and all SA Claims, SA Debts, SA Damages, including Successor Claims, based on, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, and (c) any other claims and causes of action arising under Chapter 5 of the Bankruptcy Code or similar claims or causes of action arising under state or any other law, including, if applicable, claims in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type claims, as a consequence of transactions, events, or circumstances involving or affecting the Debtors (or any of their predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date.  Notwithstanding the foregoing, nothing herein shall release any Asbestos Insurance Entity from its obligations under any Asbestos Insurance Settlement Agreement or Asbestos In-Place Insurance Coverage.

7.14                        DEEMED CONSOLIDATION OF THE DEBTORS FOR PLAN PURPOSES ONLY

Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under this Plan for Plan purposes only.  Each and every Claim Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

Such deemed consolidation, however, shall not (other than for purposes related to funding Distributions under this Plan and as set forth above in this Section 7.14) affect: (i) the legal and organizational structure of the Debtors; (ii) any Encumbrances that are required to be maintained under this Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (B) pursuant to this Plan, or (C) in connection with any Exit Financing; (iii) the Sealed Air Settlement Agreement; and (iv) the Fresenius Settlement Agreement.

Notwithstanding anything contained in this Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Plan Claims being reinstated and left unimpaired under this Plan, and the legal, equitable, and contractual rights to which the Holders of any such Plan Claims are entitled shall be left unaltered by this Plan.

7.15                      INSURANCE NEUTRALITY

(a)                                Except to the extent provided in this Section 7.15, notwithstanding anything to the contrary in the Confirmation Order, the Plan or any of the Plan Documents, nothing in the Confirmation Order, the Plan or any of the Plan Documents (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing any Asbestos Insurance Entity’s legal, equitable or contractual rights, if any, in any respect.

(b)                               The Plan, the Plan Documents, and the Confirmation Order shall be binding on the Debtors, the Reorganized Debtors, the Asbestos PI Trust and the beneficiaries of the Asbestos PI Trust.  The obligations, if any, of the Asbestos PI Trust to pay holders of Asbestos PI Claims shall be determined pursuant to the Plan, the Plan Documents, and the Confirmation Order.

(c)                                Except as provided in this Section 7.15, the rights of Asbestos Insurance Entities shall be determined under the Asbestos Insurance Policies, Asbestos In-Place Insurance Coverage or Asbestos Insurance Settlement Agreements, as applicable.

(d)                               Nothing in the Plan or the Plan Documents shall affect or limit, or be construed as affecting or limiting, the protection afforded to any Settled Asbestos Insurance Company by the Asbestos PI Channeling Injunction.

(e)                                Nothing in this Section 7.15 is intended or shall be construed to preclude otherwise applicable principles of res judicata or collateral estoppel from being applied against any Asbestos Insurance Entity with respect to any issue that is actually litigated by such Asbestos Insurance Entity as part of its objections, if any, to confirmation of the Plan or as part of any contested matter or adversary proceeding filed in conjunction with or related to confirmation of the Plan.  Plan objections that are withdrawn prior to the beginning of the Confirmation Hearing shall be deemed not to have been actually litigated.

(f)                                  Nothing in the Plan, the Plan Documents, the Confirmation Order or any finding of fact and/or conclusion of law with respect to the confirmation or consummation of the Plan shall limit the right, if any, of any Asbestos Insurance Entity, in any Asbestos Insurance Action, to assert any Asbestos Insurer Coverage Defense.

(g)                               Notwithstanding the provisions of this Section 7.15, Asbestos Insurance Entities shall be bound by the Court’s findings and conclusions that, under the Bankruptcy Code, the transfer of rights under the Asbestos Insurance Transfer Agreement is valid and enforceable against each Asbestos Insurance Entity notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage, Asbestos Insurance Settlement Agreement or applicable non-bankruptcy law.

(h)                               The Asbestos Insurance Entities shall be subject to the releases and injunctions to the extent described in this Plan, and this Section 7.15 is not intended nor shall it be construed to limit the protections afforded to the Sealed Air Indemnified Parties by such releases and injunctions or to allow the Asbestos Insurance Entities to undertake any action against any Sealed Air Indemnified Parties that is contrary to such releases and/or injunctions.

(i)                                   If a non-settling Asbestos Insurance Entity asserts that it has rights of contribution, indemnity, reimbursement, subrogation or other similar claims (collectively, for purposes of this Section 7.15(i), “Contribution Claims”) against a Settled Asbestos Insurance Company, (a) such Contribution Claims may be asserted as a defense or offset against the Asbestos PI Trust or the Reorganized Debtors (as applicable) in any Asbestos Insurance

Action including such non-settling Asbestos Insurance Entity, and the Asbestos PI Trust or the Reorganized Debtors (as applicable) may assert the legal or equitable rights, if any, of the Settling Asbestos Insurance Entity, and (b) to the extent such Contribution Claim is determined to be valid, pursuant to a Final Order, the liability (if any) of such non-settling Asbestos Insurance Entity to the Asbestos PI Trust or the Reorganized Debtors (as applicable) shall be reduced by the amount of such Contribution Claim.

ARTICLE 8
INJUNCTIONS, RELEASES & DISCHARGE

8.1                               DISCHARGE

8.1.1             Discharge of the Debtors and Related Discharge Injunction

The rights afforded in this Plan and the treatment of all Claims, Plan Claims, Demands and Equity Interests herein shall be in exchange for and shall discharge all Claims, Plan Claims, Demands and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or their assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims, Plan Claims, Demands against, and Equity Interests in the Debtors and the Debtors in Possession shall be discharged.  The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to this Plan.  All Entities shall be precluded and forever barred from asserting against the Debtors and the Reorganized Debtors, or their assets, properties, or interests in property any other or further Claims, Plan Claims or Demands based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in this Plan.

With respect to any debts discharged by operation of law under Bankruptcy Code §§ 524(a) and 1141, the discharge of the Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Debtors, whether or not the discharge of such debt is waived; provided, however, that the obligations of the Reorganized Debtors under this Plan and the other Plan Documents to be entered into on the Effective Date are not so discharged.

8.1.2             Discharge of Liabilities to Holders of Asbestos PI Claims

The transfer to, vesting in, and assumption by the Asbestos PI Trust of the Asbestos PI Trust Assets as contemplated by this Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PI Claims, subject to the reservations listed in Section 8.2 herein.  On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to all Asbestos PI

Claims and shall pay Asbestos PI Claims entitled to payment in accordance with the Asbestos PI Trust Agreement and the TDP.

8.1.3             Discharge of Liabilities to Holders of Asbestos PD Claims

The transfer to, vesting in, and assumption by the Asbestos PD Trust of the Asbestos PD Trust Assets as contemplated by this Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PD Claims, subject to the reservations listed in Section 8.3.2 herein.  On the Effective Date, the Asbestos PD Trust shall assume the liabilities of the Debtors with respect to all Asbestos PD Claims and shall pay Asbestos PD Claims entitled to payment in accordance with the Asbestos PD Trust Agreement and any Final Orders of the Bankruptcy Court allowing such claims.

8.1.4             Discharge of Liabilities to Holders of CDN ZAI PD Claims

The transfer to, vesting in, and assumption by the CDN ZAI PD Claims Fund of the CDN ZAI PD Claims as contemplated by the CDN ZAI Minutes of Settlement and this Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all CDN ZAI PD Claims, subject to the reservations listed in Section 8.3.2 herein.  On the Effective Date, the CDN ZAI PD Claims Fund shall assume the liabilities of the Debtors with respect to all CDN ZAI PD Claims and shall pay CDN ZAI PD Claims entitled to payment in accordance with the terms of the CDN ZAI Minutes of Settlement.

8.1.5             Disallowed Claims and Disallowed Equity Interests

On and after the Effective Date, the Debtors, the Reorganized Debtors and their Representatives shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or Disallowed Equity Interest, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to Bankruptcy Code § 502 or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.  The Confirmation Order, except as otherwise provided herein, or unless the Court orders otherwise, shall constitute an order disallowing all Plan Claims (other than Asbestos PI Claims and Asbestos PD Claims) to the extent such Plan Claims are not allowable under any provision of Bankruptcy Code § 502, including time-barred Claims, and Claims for unmatured interest.

8.1.6             Non-Dischargeable ERISA Liability

The Parent is a controlled group member within the meaning of 29 U.S.C. § 1301(a)(14) and may also be a contributing sponsor of one or more ongoing, defined benefit pension plans to which Title IV of the ERISA applies (the “Pension Plans”).  The Debtors intend that the Reorganized Parent will continue to be the continuing sponsor of the Pension Plans.  Each of the Pension Plans is a defined benefit pension plan insured by the Pension

Benefit Guaranty Corporation (“PBGC”) under ERISA.  The Pension Plans are subject to minimum funding requirements of ERISA and Section 412 of the IRC.  Should the Pension Plans be underfunded and should the Pension Plans terminate, the PBGC may assert claims for the underfunding, for any unpaid minimum funding contributions owed the Pension Plan, and for any unpaid premiums owed the PBGC.

Nothing contained in this Plan, Confirmation Order, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, release or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility to the PBGC with respect to the Pension Plans under any law, governmental policy, or regulatory provision.  The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of this Plan (including those provisions providing for exculpation, satisfaction, release and discharge of Claims), the Confirmation Order, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document Filed in the Chapter 11 Cases.  Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to the Pension Plans under any law, governmental policy or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos PI Trust or any of the Asbestos PI Trust Assets or the Asbestos PD Trust or any of the Asbestos PD Trust Assets.

8.2                             THE ASBESTOS PI CHANNELING INJUNCTION

In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code §§ 1141, 524(a) and 105 and as described in this Article 8, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 524(g), the Confirmation Order shall provide for issuance of the Asbestos PI Channeling Injunction to take effect as of the Effective Date.

8.2.1             Asbestos PI Channeling Injunction

On and after the Effective Date, the sole recourse of the Holder of an Asbestos PI Claim or a Successor Claim arising out of or based on any Asbestos PI Claim on account thereof shall be to the Asbestos PI Trust pursuant to the provisions of the Asbestos PI Channeling Injunction and the TDP and such Holder shall have no right whatsoever at any time to assert its Asbestos PI Claim or Successor Claim arising out of or based on any Asbestos PI Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to this Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party.  Without limiting the foregoing, from and after the Effective Date, the Asbestos PI Channeling Injunction shall apply to all present and future Holders of Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claim, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos PI Claims or

Successor Claims arising out of or based on any Asbestos PI Claims other than from the Asbestos PI Trust in accordance with the Asbestos PI Channeling Injunction and pursuant to the Asbestos PI Trust Agreement and the TDP, including:

(a)                                commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)                               enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)                                creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)                               setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)                                proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement and the TDP.

8.2.2             Reservations from Asbestos PI Channeling Injunction

Notwithstanding anything to the contrary above, the Asbestos PI Channeling Injunction issued pursuant to Section 8.2.1 shall not enjoin:

(a)                                the rights of Entities to the treatment accorded them under this Plan, including the rights of Entities with Asbestos PI Claims to assert such Asbestos PI Claims in accordance with the TDP;

(b)                               the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PI Trust solely against the Asbestos PI Trust or the Asbestos PI Trust Assets;

(c)                                the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to

prosecute any cause of action or to assert any Claim, Demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights; and

(d)                               the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to receive any settlement, award, payment of cash or other property of any kind whatsoever from any Entity (but not the Sealed Air Indemnified Parties) including any Asbestos Insurance Entity in satisfaction of any Asbestos Insurance Rights.

Except as otherwise expressly provided in this Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in this Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PI Trust may have against any Entity in connection with or arising out of or based on any Asbestos PI Claim.

8.3                             THE ASBESTOS PD CHANNELING INJUNCTION

In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code §§ 1141, 524(a) and 105 and as described in this Article 8, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 524(g), the Confirmation Order shall provide for issuance of the Asbestos PD Channeling Injunction to take effect as of the Effective Date.

8.3.1             Asbestos PD Channeling Injunction

On and after the Effective Date, (1) the sole recourse of the Holder of an Asbestos PD Claim or a Successor Claim arising out of or based on any Asbestos PD Claim on account thereof shall be to the Asbestos PD Trust; and (2) the sole recourse of a Holder of a CDN ZAI PD Claim or a Successor Claim arising out of or based on any CDN ZAI PD Claim, shall be as set forth in the CDN ZAI Minutes of Settlement, pursuant to the provisions of the Asbestos PD Channeling Injunction and any Final Orders of the Bankruptcy Court allowing such claims, and such Holders shall have no right whatsoever at any time to assert their Asbestos PD Claim, Successor Claim arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claim, or Successor Claim arising out of or based on any CDN ZAI PD Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to this Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party.  Without limiting the foregoing, from and after the Effective Date, the Asbestos PD Channeling Injunction shall apply to all present and future Holders of Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claims, and Successor Claims arising out of or based on any CDN ZAI PD Claims, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claims, CDN ZAI PD Claims, or Successor Claims arising out of or based on any CDN ZAI PD Claim other than from the Asbestos PD Trust in accordance with the Asbestos PD Channeling Injunction and pursuant to the Asbestos PD Trust Agreement in the case of Asbestos PD Claims or in accordance with the Asbestos PD Channeling Injunction and pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims, including:

(a)                                commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)                               enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)                                creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)                               setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)                                proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PD Trust, except in conformity and compliance with the Asbestos PD Trust Agreement in the case of Asbestos PD Claims, or proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims.

8.3.2             Reservations from Asbestos PD Channeling Injunction

Notwithstanding anything to the contrary above, the Asbestos PD Channeling Injunction issued pursuant to Section 8.3.1 shall not enjoin:

(a)                                the rights of Entities to the treatment accorded them under this Plan, including the rights of Entities with Asbestos PD Claims to assert such

Asbestos PD Claims in accordance with the case management order to be entered by the Bankruptcy Court that will address such claims, and the rights of Entities with CDN ZAI PD Claims to assert such CDN ZAI PD Claims in accordance with the provisions set forth in the CDN ZAI Minutes of Settlement; and

(b)                               the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PD Trust solely against the Asbestos PD Trust or the Asbestos PD Trust Assets;

Except as otherwise expressly provided in this Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in this Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PD Trust may have against any Entity in connection with or arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim.

8.4                               ASBESTOS INSURANCE ENTITY INJUNCTION

Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for issuance of the Asbestos Insurance Entity Injunction to take effect as of the Effective Date.

8.4.1             Asbestos Insurance Entity Injunction

8.4.1.1                                   Injunction for the Benefit of the Asbestos PI Trust

(a)                                All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any claim, demand, or cause of action against any Asbestos Insurance Entity, based upon, arising out of, or in any way connected with any Asbestos PI Claim or Demand or any Asbestos Insurance Rights, whenever and wherever arisen or asserted (including all claims in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity, or admiralty) shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such claim, demand, or cause of action, including:

(i)                                   commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding in any forum) against or affecting any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(ii)                                enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(iii)                             creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

(iv)                            setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity; and

(v)                               proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement, the TDP, and the appropriate Asbestos Insurance Settlement Agreements.

(b)                               The Asbestos PI Trust shall have the sole and exclusive authority at any time to terminate, reduce or limit the scope of, the Asbestos Insurance Entity Injunction issued pursuant to Section 8.4.1.1 as it may apply to any Asbestos Insurance Entity upon express written notice to that Asbestos Insurance Entity; and

(c)                                The Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Entity, and no Asbestos Insurance Entity is or may become a third-party beneficiary of the Asbestos Insurance Entity Injunction.

8.4.1.2                                   Reservations from the Injunction for the Benefit of the Asbestos PI Trust

Notwithstanding anything to the contrary above, the Asbestos Insurance Entity Injunction issued pursuant to Section 8.4.1.1 shall not enjoin:

(a)        the rights of any Entity to the treatment accorded it under this Plan;

(b)       the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to prosecute any cause of action or to assert any claim, demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights for the Asbestos PI Trust’s benefit; and

(c)        the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to receive any settlement, award, payment of Cash or other property of any kind whatsoever from any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, in satisfaction of any Asbestos Insurance Rights that the Asbestos PI Trust or any of the Insurance Contributors may have against any of the foregoing.

8.5                               SUCCESSOR CLAIMS INJUNCTION

Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for issuance of the Successor Claim Injunction to take effect as of the Effective Date.

8.5.1             Injunction

All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or Fresenius Transaction (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim, or CDN ZAI PD Claim) against any Asbestos Protected Party shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any demand for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Successor Claim, including:

(a)                                commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)                               enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)                                creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)                               setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any

Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)                                proceeding in any other manner with regard to any Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or Fresenius Transaction (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim, or CDN ZAI PD Claim).

8.6                               INJUNCTIONS AND RELEASES RELATED TO THE SEALED AIR INDEMNIFIED PARTIES AND FRESENIUS INDEMNIFIED PARTIES

As required by the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement, and the Fresenius Settlement Order, the injunctions and releases outlined in this Plan, including the Asbestos PI Channeling Injunction and Asbestos PD Channeling Injunction provided under Bankruptcy Code § 524(g) and the Successor Claims Injunction provided under Bankruptcy Code § 105(a), shall absolutely and unequivocally extend to and protect the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties.

8.7                               TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY

8.7.1             Injunctions and/or Automatic Stays in Existence Immediately prior to Confirmation

All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to Bankruptcy Code §§ 105, 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in this Plan become effective, and thereafter if so provided by this Plan, the Confirmation Order, or by their own terms.  In addition, on and after the Confirmation Date, the Reorganized Debtors or the Plan Proponents, acting together, may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the Effective Date.

8.7.2             Injunctions Provided for in this Plan

Each of the injunctions provided for in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by this Plan.  Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

8.8                             ADDITIONAL RELEASES AND INDEMNIFICATION

8.8.1             Release of Sealed Air Indemnified Parties

On or prior to the Effective Date, (i) the SA Debtors, the Asbestos PD Committee, and the Asbestos PI Committee shall execute and deliver the “Release” (as defined in the Sealed Air Settlement Agreement); (ii) the “Government Plaintiff” (as defined in the Sealed Air Settlement Agreement) shall execute and deliver the “Government Release” (as defined in the Sealed Air Settlement Agreement); and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall deliver the Fresenius Release (as defined in the Sealed Air Settlement Agreement), all as provided for in the Sealed Air Settlement Agreement.  In addition, in consideration for the Cryovac Payment, each of the SA Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified Parties from any and all present and future Asbestos-Related Claims and Demands related thereto and any and all present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, and arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties, and that each Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Entity any and all present and future Asbestos-Related Claims and Demands related thereto, and any and all claims present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction.

The SA Debtors and the Reorganized Debtors shall defend, indemnify, and hold harmless each of the Sealed Air Indemnified Parties as provided in, and to the extent set forth, in the Sealed Air Settlement Agreement.

The SA Debtors shall, jointly and severally, at their sole expense, indemnify, defend, and hold harmless the Sealed Air Indemnified Parties from and against (1) any and all present and future Asbestos-Related Claims and Demands related thereto and all SA Indemnified Taxes, (2) any and all losses, costs, and expenses incurred as a result of any breach of any of the SA Debtors’ or SA Non-Debtor Affiliates’ obligations, covenants, and agreements set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliates set forth in the Plan or Confirmation Order, (3) if any SA Non-Debtor Affiliate has not executed and delivered a “Release” (as defined in the Sealed Air Settlement Agreement), any and all Asbestos-Related Claims and Demands related thereto based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such SA Non-Debtor Affiliate and (4) any and all attorneys’ fees or costs and expenses attributable to any “SA Indemnity Claim” (as defined below), provided, however, that in each case such indemnification shall not apply to “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) such indemnity obligations, collectively, the “SA Debtors’ Indemnity Obligation”; and any and all SA Claims, SA Debts, or SA Damages that could be asserted by any of the Sealed Air Indemnified Parties under the SA Debtors’ Indemnity Obligation, the “SA Indemnity Claims”), and provided, further, that nothing in the Sealed Air Settlement Agreement, or this Plan, shall adversely affect any rights of any Entity to file and pursue, or object to, a proof of claim for “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) in the Chapter 11 Cases;

Each SA Debtor shall execute and deliver an indemnity agreement in favor of the Released Parties in the form annexed as Exhibit 6 to the Sealed Air Settlement Agreement (the “SA Indemnification Agreement”).  The SA Debtors’ Indemnity Obligation (and the obligations, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall not be discharged, expunged, estimated, or otherwise adversely affected in or by the Chapter 11 Cases or by the confirmation of the Plan.

The SA Debtors’ Indemnity Obligation (and the obligation, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall continue unaffected as a post-confirmation obligation of each of the Reorganized Debtors.

8.8.2             Reservation of Rights With Respect to Cryovac Transaction Contractual Obligations

Notwithstanding anything to the contrary in this Plan, any of the Plan Documents, or the Confirmation Order, nothing in this Plan, any of the Plan Documents or the Confirmation Order (including any other provision that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing or limiting the contractual rights, obligations, and defenses of the parties to the Cryovac Transaction with respect to outstanding claims arising out of the interpretations or application of the documents governing the Cryovac Transaction.  All such contractual rights, obligations and defenses shall survive confirmation and the Debtors’ discharge and remain fully effective and enforceable after the Effective Date.

8.8.3             Release of Fresenius Indemnified Parties

Upon receipt of the Fresenius Payment, the Debtors, the Reorganized Debtors, the Asbestos PI Committee, and the Asbestos PD Committee will fully, finally and forever release, relinquish and discharge each and every Fresenius Indemnified Party from any and all Grace-Related Claims that the Debtors, the Reorganized Debtors, the Asbestos PI Committee or the Asbestos PD Committee have asserted or could have asserted in the Bankruptcy Court or any other forum against any of the Fresenius Indemnified Parties and the release that is attached as Appendix B to the Fresenius Settlement Agreement shall become effective.  Upon receipt of the Fresenius Payment, in addition to the more limited duties of indemnification by the Debtors to the Fresenius Indemnified Parties under Article III of the Fresenius Settlement Agreement, the Debtors and the Reorganized Debtors shall indemnify, defend and hold harmless the Fresenius Indemnified Parties as provided in and to the extent set forth in the Fresenius Settlement Agreement.

8.8.4             Assumption of 1998 Tax Sharing Agreement and Section 4.04 of the TSIA

(a)                                  The Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of the 1998 Tax Sharing Agreement.  The 1998 Tax Sharing Agreement shall be an assumed agreement of each of the Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. § 365 and nothing contained in, or contemplated by, this Plan, the Confirmation Order, or the Sealed Air Settlement Agreement shall adversely affect the rights of the Debtors, Sealed Air Corporation or any of their Affiliates under the 1998 Tax Sharing Agreement.

(b)                                 The Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of Section 4.04 of the TSIA.  Section 4.04 of the TSIA shall be an assumed agreement of each of the Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. § 365 and nothing contained in, or contemplated by, this Plan, the Confirmation Order, or the Fresenius Settlement Agreement shall adversely affect the rights of the Debtors, Fresenius or any of their Affiliates under Section 4.04 of the TSIA.

8.8.5             Effect of the Fresenius Settlement Agreement, the Fresenius Settlement Order, and the Sealed Air Settlement Agreement.

Notwithstanding anything to the contrary in this Plan, any of the Plan Documents, or the Confirmation Order, nothing in this Plan, any of the Plan Documents or the Confirmation Order (including any other provisions that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing or limiting the legal, equitable or contractual rights or obligations of the Sealed Air Indemnified Parties, the Fresenius Indemnified Parties or the Debtors, the Reorganized Debtors, the other Estate Parties, and the Non-Debtor Affiliates, respectively, pursuant to the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement or the Fresenius Settlement Order, as applicable, each of which is expressly made a part of this Plan and incorporated in this Plan by reference.

8.8.6             Release of Avoidance Actions.

Effective as of the Effective Date, the Debtors and the Reorganized Debtors fully, finally and forever release, relinquish and discharge each and every claim, cause of action, or right of the Debtors, the Reorganized Debtors or any of them, arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, by any of the Debtors or the Debtors in Possession on account of an Asbestos PI Claim or any claim that would have constituted an Asbestos PI Claim had such payment or transfer not been made.  Notwithstanding the foregoing, the release provided in this Section 8.8.6 shall supplement the other releases provided by the Debtors and Reorganized Debtors to the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties pursuant to this Plan and nothing in this Section 8.8.6 in any way limits or modifies, nor shall be construed to in any way limit or modify, the scope of such releases.

8.8.7             Specific Releases by Holders of Claims or Equity Interests

Without limiting any other provisions of this Plan, each Holder of a Claim or Equity Interest who votes in favor of this Plan or receives or retains any property under this Plan shall be deemed to unconditionally have released the Asbestos Protected Parties, the Asbestos Insurance Entities, the Unsecured Creditors’ Committee, the Asbestos PI Committee, the Asbestos PD Committee, the Equity Committee, Asbestos PI FCR, and the Asbestos PD FCR, and each party’s Representatives, as of the Effective Date, from any and all Claims, SA Claims, SA Damages, obligations, rights, suits, judgments, damages, causes of action, remedies, and liabilities of any nature whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, the Debtors or the Reorganized Debtors, their operations on or before the Effective Date, their respective property, the Chapter 11 Cases, or the negotiation, formulation, and preparation of this Plan or any related agreements, instruments, or other documents.  This section is not intended to preclude a Governmental Unit from enforcing its police and regulatory powers.

8.8.8             Release by Debtors and Estate Parties

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its estate and its Affiliates, and the Reorganized Debtors on their own behalf and as representatives of their respective estates and their Affiliates, and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, and any third parties, are hereby deemed to release and waive conclusively, absolutely, unconditionally, irrevocably, and forever each and all of the Debtors’ and their Non-Debtor Affiliates’ Representatives and their respective properties (the “Released Parties”), from any and all Claims, obligations, rights, suits, damages, remedies, liabilities, or causes of action in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the Debtors’ property, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and the Disclosure Statement, or related agreements, instruments, or other documents, involving any act, omission, transaction, agreement, occurrence, or event taking place on or before the Effective Date, other than any act or omission of a Released Party that constitutes willful misconduct.  Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute willful misconduct.

8.8.9             Indemnification of Representatives of the Debtors and Non-Debtor Affiliates

The Reorganized Debtors will defend, indemnify, and hold harmless to the fullest extent permitted by applicable law, all Representatives of the Debtors, and all Representatives of the Non-Debtor Affiliates, on and after the Effective Date for all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever that are purported to be released pursuant to Sections 8.8.7 and 8.8.8 herein.  Nothing herein is intended to, and shall not, alter in any way the rights of the present and/or former officers and/or directors of the Debtors and the Non-Debtor Affiliates, under the Debtors’ By-Laws and/or Certificate of Incorporation, and the Non-Debtor Affiliates’ applicable bylaws and/or certificates of incorporation, whatever those rights may be.

8.8.10      Indemnification of Reorganized Debtors and Their Representatives by the Asbestos PI Trust

From and after the Effective Date, the Asbestos PI Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law each of the Reorganized Debtors and their Representatives from and against: (a) any and all Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claim to the extent they are subject to the Asbestos PI Channeling Injunction, together with any and all related Damages, (b) any and all Damages relating to Asbestos PI Claims or Successor Claims purported to be covered by the Asbestos PI Channeling Injunction, to the extent that such Asbestos PI Claims or Successor Claims are brought in jurisdictions outside of the United States of America or are not otherwise, for any reason, subject to the Asbestos PI Channeling Injunction, (c) any and all Claims or Damages arising out of, resulting from, or attributable to, directly or indirectly, the assignment, transfer or other provision to the Asbestos PI Trust of the Asbestos Insurance Rights, and (d) any and all Claims or Damages arising out of Asbestos PI Claims, to the extent such Claims or damages are based upon Claims brought by, on behalf of or in the name of the Asbestos PI Trust on account of or derived from the Asbestos PI Trust Assets; provided however, that notwithstanding the foregoing, no Reorganized Debtor or any of their Representatives shall be entitled to be protected, defended, indemnified or held harmless from any criminal proceeding or any Claims or Damages arising out of, resulting from, or attributable to, directly or indirectly, the criminal proceeding styled United States v. W. R. Grace & Co., et al., or any similar or related proceeding or any settlement thereof.  If there shall be pending any Claim against the Asbestos PI Trust for indemnification under this Section 8.8.10, the Asbestos PI Trust shall maintain sufficient assets (as determined in good faith by the Asbestos PI Trustees of the Asbestos PI Trust) to fund any payments in respect of that Claim for indemnification.  For purposes of this Section only, “Damages” to any Entity covered by the indemnity in this Section 8.8.10 shall mean any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and costs of litigation) imposed upon that Entity.  The Reorganized Debtors shall provide prompt notice to the Asbestos PI Trust upon becoming aware of the basis for any claim for indemnification under this Section 8.8.10.

ARTICLE 9
EXECUTORY CONTRACTS, UNEXPIRED
LEASES, LETTERS OF CREDIT, SURETY BONDS,
COMPENSATION, INDEMNITY AND BENEFIT PROGRAMS

9.1                               ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Except for (i) executory contracts and unexpired leases that the Debtors reject prior to the Effective Date or designate (on a list set forth in Exhibit 18 in the Exhibit Book) as being subject to rejection in connection with the Effective Date; (ii) the TSIA which shall be terminated (except for Section 4.04) upon the effective date of the Fresenius Settlement Agreement; and (iii) agreements, to the extent executory, that create an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims or CDN ZAI PD Claims (other than all Asbestos Insurance Policies, Asbestos Insurance Settlement Agreements, and Asbestos In-Place Insurance Coverage, to the extent they are executory, and the 1998 Tax Sharing Agreement), all executory contracts and unexpired leases (including all Asbestos Insurance Policies, Asbestos Insurance Settlement Agreements, and Asbestos In-Place Insurance Coverage, to the extent they are executory, and the 1998 Tax Sharing Agreement) not previously assumed by the Debtors pursuant to Bankruptcy Code § 365 shall be deemed to have been assumed by the Reorganized Debtors on the Effective Date, and this Plan shall constitute a motion to assume such executory contracts and unexpired leases as of the Effective Date.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute express approval of such assumptions pursuant to Bankruptcy Code § 365(a) and a finding by the Court that each such assumption is in the best interests of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.

The Debtors shall have the right until 10 days prior to the Effective Date to modify the list of rejected contracts included in Exhibit 18 in the Exhibit Book to add executory contracts or leases (but not the 1998 Tax Sharing Agreement or any Asbestos Insurance Policy, Asbestos Insurance Settlement Agreement, or Asbestos In-Place Insurance Coverage) or remove executory contracts or leases (but not Section 4.04 of the TSIA addressed in Section 8.8.4(b) of this Plan), provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.  Notwithstanding the foregoing, such affected parties shall not be entitled to any Administrative Expense Claim for any executory contracts or leases added to the list of rejected contracts and will only be entitled to a Claim for rejection damages.

Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Bankruptcy Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease pursuant to this Plan or otherwise shall be Filed with the Bankruptcy Court within thirty (30) days of the later of: (i) the date of the entry of an order, prior to the Confirmation Date, approving such rejection, (ii) the Confirmation Date, or (iii) the date of service of notice of rejection if such party is an affected party as described in the paragraph immediately above.  Any Claims not Filed within such applicable time period shall be forever barred from assertion.  Except with respect to Claims arising from the rejection of an executory contract or unexpired lease that creates an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims or CDN ZAI PD Claims, all Allowed Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 9 and shall be treated in accordance with Article 3 herein.

With respect to each executory contract or unexpired lease assumed by the Reorganized Debtors, unless otherwise determined by the Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors’ business promptly after any such default becomes known to the Reorganized Debtors and, if the cure amount is disputed, such cure amount shall be established pursuant to applicable law, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder.  Subject to the occurrence of the Effective Date, upon payment of such cure amount, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

To the extent executory, all agreements that create an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims or CDN ZAI PD Claims (other than Asbestos Insurance Policies, Asbestos Insurance Settlement Agreements, or Asbestos In-Place Insurance Coverage, to the extent any are executory) shall be deemed rejected by operation of entry of the Confirmation Order unless expressly identified and assumed pursuant to an order of the Bankruptcy Court.  All Claims for damages arising from the rejection of an agreement that creates an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos PI Claims, Asbestos PD Claims or CDN ZAI PD Claims shall be included in Class 6, Class 7 or Class 8 and shall be treated in accordance with Article 3 herein.

Executory contracts and unexpired leases previously assumed by the Debtors during the case pursuant to Bankruptcy Code § 365 shall be governed by and subject to the provisions of the order of the Court authorizing the assumption thereof.

9.2                             LETTERS OF CREDIT AND SURETY BONDS

Letters of credit related to Pre-petition Credit Facilities will be refinanced upon emergence from the Chapter 11 Cases.  All other letters of credit and surety bonds on account of non-asbestos claims will remain in place and become obligations of the Reorganized Debtors.  Claims arising under letters of credit and surety bonds issued or provided on account of Asbestos PI Claims will be treated as Indirect PI Trust Claims and will be channeled to the Asbestos PI Trust.  Claims arising under letters of credit and surety bonds issued or provided on account of Asbestos PD Claims will be treated as Indirect PD Trust Claims and will be channeled to the Asbestos PD Trust.

Nothing in Article 9 shall (i) constitute a reinstatement, continuation or assumption of any warranty provision, guaranty or any other contractual or other obligation, Demand or Plan Claim by the Reorganized Debtors to the extent that the Plan Claim, Demand or obligation constitutes an Asbestos PI Claim, or (ii) limit, restrict or otherwise impair the releases afforded to the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties that are granted elsewhere in this Plan or Plan Documents.

9.3                             COMPENSATION, INDEMNITY AND BENEFIT PROGRAM

9.3.1             Employee Benefits

From and after the Effective Date, the Reorganized Debtors intend to continue their existing employee compensation, indemnity agreements, and benefit plans, programs and policies, and to cure any defaults that may exist under such agreements, plans, programs and policies, including payment of the Debtors’ voluntary supplemental pension payments which were limited during the pendency of these Chapter 11 Cases, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable compensation and benefit plans, other agreement or applicable nonbankruptcy law.

It is also anticipated that after the Effective Date, the Reorganized Debtors may award special cash bonuses of up to an aggregate of $6 million to a select group of key executives in recognition of their contributions during the Chapter 11 Cases, including substantially increasing the revenues and enterprise value of the Grace group and successfully leading the Debtors’ reorganization efforts.  The amount and allocation of such bonus awards will be determined after the Effective Date by the Board of Directors of the Reorganized Parent.

9.3.2             Retiree Benefits

From and after the Effective Date, the Reorganized Debtors intend to continue to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

9.3.3             Workers’ Compensation Benefits

From and after the Effective Date, the Reorganized Debtors, in their sole discretion, may continue to pay valid Workers’ Compensation Claims, subject to any rights to amend, modify or terminate such benefits pursuant to applicable nonbankruptcy law.

ARTICLE 10
RETENTION OF JURISDICTION

Pursuant to Bankruptcy Code §§ 105(a), 524(a), 1141(d) and 1142, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (i) arising under the Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or this Plan, or (iii) that relates to the following, provided that the District Court shall retain jurisdiction for such matters to which the automatic reference to the Bankruptcy Court has been withdrawn:

10.1                      PLAN DOCUMENTS

To interpret, enforce, and administer the terms of the Plan Documents and all annexes and exhibits thereto.

10.2                      EXECUTORY CONTRACTS AND UNEXPIRED LEASES

To hear and determine any and all motions or applications for the assumption and/or assignment or rejection of (i) executory contracts, (ii) unexpired leases, (iii) letters of credit, (iv) surety bonds, (v) guaranties (which for purposes of this Section include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or (vi) written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date to which the Debtors are parties or with respect to which the Debtors may be liable that are: (A) pending on the Confirmation Date or (B) within the 30-day reservation period described in Section 9.1 of this Plan, and to review and determine all Claims resulting from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date.  The Debtors reserve the right except as provided in Section 9.1 to modify the list of rejected contracts to be included in the Exhibit Book to add or remove executory contracts (but not the 1998 Tax Sharing Agreement), leases, letters of credit, surety bonds or guaranties existing as of the Effective Date, provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.

10.3                      DISPUTED CLAIMS ALLOWANCE/DISALLOWANCE

To hear and determine any objections to: (i) the allowance of Plan Claims (other than Asbestos PI Claims and any Successor Claims arising out of or based on any Asbestos PI Claims), including any objections to the classification of any Claim; (ii) to allow or disallow any Disputed Claim in whole or in part, including Asbestos PD Claims pursuant to the case management orders contemplated by Section 3.1.7 of this Plan.

10.4                        ENFORCEMENT/MODIFICATION OF THIS PLAN AND THE RELEASES, INJUNCTIONS AND DISCHARGE PROVIDED UNDER THE PLAN

(a)                                To enforce the discharge, releases and injunctions provided under the Plan, including with respect to the assertion by any Entity after the Effective Date of Claims or causes of action that are discharged, released or enjoined pursuant to the Plan and the Confirmation Order;

(b)                               To make all determinations or rulings as to whether Claims or causes of action asserted after the Effective Date in any forum have been discharged, released or enjoined pursuant to the Plan and the Confirmation Order;

(c)                                To allow and disallow Asbestos PD Claims as contemplated by the case management order issued as contemplated by Section 3.1.7(b)(ii)(A) of the Plan;

(d)                               To issue such orders in aid of execution of this Plan to the extent authorized or contemplated by Bankruptcy Code § 1142;

(e)                                To consider and approve any modifications of this Plan or Plan Documents, remedy any defect or omission, or reconcile any inconsistency in any order of the Court, including the Confirmation Order;

(f)                                  To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with this Plan or any other Plan Documents or their interpretation, implementation, enforcement, or consummation;

(g)                               To hear and determine all objections to the termination of the Asbestos PI Trust or the Asbestos PD Trust;

(h)                               To determine such other matters that may be set forth in, or that may arise in connection with, this Plan, the Confirmation Order, the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, the Asbestos Insurance Entity Injunction, the Asbestos PI Trust Agreement, or the Asbestos PD Trust Agreement;

(i)                                   To hear and determine any proceeding that involves the validity, application, construction, enforceability, or request to modify the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction, or the Asbestos Insurance Entity Injunction;

(j)                                   To enter an order or final decree closing the Chapter 11 Cases;

(k)                                To hear and determine any other matters related hereto, including matters related to the implementation and enforcement of all orders entered by the Court in the Chapter 11 Cases;

(l)                                   To enter such orders as are necessary to implement and enforce the injunctions described herein; and

(m)                             To enter orders authorizing immaterial modifications to this Plan and to hear and determine any issue involving the Asbestos PI Trust or the Asbestos PD Trust in order to comply with Section 468B of the IRC.

10.5                      COMPENSATION OF PROFESSIONALS

To hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 329, 330, 331 and 363 and any other fees and expenses authorized to be paid or reimbursed under this Plan.

10.6                      SETTLEMENTS

To the extent that Court approval is required, to consider and act on the compromise and settlement of any Plan Claim or cause of action by or against the Debtors’ or Reorganized Debtors’ estates, the Asbestos PI Trust, or the Asbestos PD Trust.

10.7                      TAXES

To hear and determine matters concerning state, local, and federal taxes (including the amount of net operating loss carryforwards), fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with Bankruptcy Code §§ 346, 505, and 1146.

10.8                      SPECIFIC PURPOSES

To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order.

10.9                      INSURANCE MATTERS

To hear and determine matters concerning the Asbestos Insurance Policies, Asbestos In-Place Insurance Coverage and Asbestos Insurance Settlement Agreements; provided that the Court shall have nonexclusive jurisdiction over such matters.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1                        AUTHORITY OF THE DEBTORS

On the Confirmation Date, the Debtors shall be directed and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of this Plan, the other Plan Documents (including the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement), and the creation of the Asbestos PI Trust and the Asbestos PD Trust, and to cooperate with the Plan Proponents as provided herein and with respect to matters related to the Plan generally.

11.2                      PAYMENT OF STATUTORY FEES

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the hearing on confirmation of this Plan, shall be paid by the Debtors on or before the Effective Date.

11.3                      RETAINED CAUSES OF ACTION

11.3.1      Maintenance of Causes of Action

Nothing in this Section 11.3 of this Plan shall be deemed to be a transfer by the Debtors and the Reorganized Debtors of any Claims, causes of action, or defenses relating to assumed executory contracts or otherwise which are required by the Reorganized Debtors to conduct their businesses in the ordinary course subsequent to the Effective Date.  Moreover, except as otherwise expressly contemplated by this Plan, the Sealed Air Settlement Agreement, the Fresenius Settlement Agreement or other Plan Documents, and except for the Trust Causes of Action, from and after the Effective Date, the Reorganized Debtors shall have and retain any and all rights to commence and pursue any and all claims, causes of action, including the Retained Causes of Action, or defenses against any parties, including holders of Asbestos PD Claims, other Claimants and Holders of Equity Interests, whether such causes of action accrued before or after the Petition Date.

The Reorganized Debtors shall retain and may exclusively enforce any and all such claims, rights or causes of action, including Retained Causes of Action, and commence, pursue and settle the causes of action in accordance with this Plan.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and causes of action, including Retained Causes of Action, without the consent or approval of any third party and without any further order of the Court.

11.3.2      Preservation of All Causes of Action not Expressly Settled or Released

Unless a claim or cause of action against a Claimant or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order, the Debtors expressly reserve such claim or Retained Cause of Action (including any unknown causes of action) for later adjudication by the Reorganized Debtors and Trust Causes of Action for later adjudication by the Asbestos PI Trust.  Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such claims, Retained Causes of Action, or Trust Causes of Action upon or after the Confirmation Date or Effective Date of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except where such claims or Retained Causes of Action have been released in this Plan or other Final Order.  In addition, the Debtors, the Reorganized Debtors, and the successor entities under this Plan expressly reserve the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.

Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) such Claimant’s proof of claim has been objected to; (iii) such Claimant’s Claim was included in the Debtors’ Schedules; or (iv) such Claimant’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an Unliquidated Claim.

11.4                        THIRD-PARTY AGREEMENTS

The Distributions to the various Classes of Plan Claims hereunder will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise.  All of such rights and any agreements relating thereto will remain in full force and effect.

11.5                        REQUIREMENTS OF THE FRESENIUS SETTLEMENT AGREEMENT

Except as expressly waived in writing by Fresenius in its absolute discretion, each of the provisions to be included in the Plan to satisfy the preconditions to the payment of the Fresenius Payment set forth in the Fresenius Settlement Agreement and the other requirements of the Fresenius Settlement Agreement, to the extent not already included herein or waived pursuant to the terms of the Fresenius Settlement Agreement, shall be included in Exhibit 13 in the Exhibit Book and are hereby expressly incorporated herein by reference and made a part hereof as if the same were fully set forth in this Plan.

11.6                        REQUIREMENTS OF THE SEALED AIR SETTLEMENT AGREEMENT

Except as expressly waived in writing by each of Sealed Air Corporation and Cryovac, Inc. in their absolute discretion, each of the provisions to be included in the Plan to satisfy the preconditions to the payment of the Cryovac Payment set forth in the Sealed Air Settlement Agreement and the other requirements of the Sealed Air Settlement Agreement, to the extent not already included herein or waived pursuant to the terms of the Sealed Air Settlement Agreement, shall be included in Exhibit 22 in the Exhibit Book and are hereby expressly incorporated herein by reference and made a part hereof as if the same were fully set forth in this Plan.

11.7                        DISSOLUTION OF THE UNSECURED CREDITORS’ COMMITTEE, THE ASBESTOS PI COMMITTEE, THE ASBESTOS PD COMMITTEE AND THE EQUITY COMMITTEE; CONTINUED RETENTION OF THE ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE AND THE ASBESTOS PD FUTURE CLAIMANTS’ REPRESENTATIVE

The Debtors shall pay the reasonable fees and expenses incurred by the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors’ Committee, the Equity Committee, the Asbestos PI Future Claimants’ Representative, and the Asbestos PD Future Claimants’ Representative through the Effective Date in accordance with the fee and expense procedures promulgated during the Chapter 11 Cases.  On the Effective Date, except as set forth below, the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors’ Committee and the Equity Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved.  After the Effective Date, the rights, duties and responsibilities of the Asbestos PI Future Claimants’ Representative shall be as set forth in the Asbestos PI Trust Agreement, and the rights, duties and responsibilities of the Asbestos PD Future Claimants’ Representative shall be as set forth in the Asbestos PD Trust Agreement.

Notwithstanding the foregoing, if the Effective Date occurs prior to the entry of a Final Order with respect to final fee applications of Professionals retained by order of the Bankruptcy Court during the Chapter 11 Cases, the Unsecured Creditors’ Committee, the Asbestos PI Committee, the Asbestos PD Committee, and the Equity Committee may, at their option, continue to serve until a Final Order is entered with respect to such proceedings.  Further, after the Effective Date, the Asbestos PI Committee, the Equity Committee, the Asbestos PI Future Claimants’ Representative, and the Asbestos PD Future Claimants’ Representative shall continue in existence and have standing and capacity to (i) object to any proposed modification of the Plan, (ii) object to or defend the Administrative Expense Claims of Professionals employed by or on behalf of the Debtors or their estates, (iii) participate in any appeals of the Confirmation Order (if applicable), (iv) prepare and prosecute applications for the payment of fees and reimbursement of expenses, and (v) continue any adversary proceeding, claim objection or other proceeding as expressly provided for in the Plan that was in progress prior to the Effective Date.  The Reorganized Debtors shall pay the reasonable fees and expenses incurred by the Asbestos PI Committee, Equity Committee, the Asbestos PI Future Claimants’ Representative, and the Asbestos PD Future Claimants’ Representative relating to any post-Effective Date activities authorized hereunder.  Nothing in this Section 11.7 shall purport to limit or otherwise affect the rights of the United States Trustee under Section 502 of the Bankruptcy Code or otherwise to object to Claims or requests for allowances of Administrative Expense Claims.

11.8                        EXCULPATION

None of the Reorganized Debtors, the Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, the Fresenius Indemnified Parties, the Asbestos PI Trustees of the Asbestos PI Trust, the Trust Advisory Committee, the Asbestos PD Trustees of the Asbestos PD Trust, the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors’ Committee, the Equity Committee, the Asbestos PI FCR, the Asbestos PD FCR, or any of their respective Representatives are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Cases, including the negotiation of this Plan or the settlements provided in the Sealed Air Settlement Agreement and the

Fresenius Settlement Agreement, the pursuit of confirmation of this Plan, the consummation of this Plan or the settlements provided in the Sealed Air Settlement Agreement or Fresenius Settlement Agreement, or the administration of this Plan or the property to be distributed under this Plan so long as, in each case such action, or failure to act, did not constitute gross negligence or willful misconduct.  In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.  Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct.  This section is not intended to preclude a governmental entity from enforcing its police and regulatory powers.

11.9                        TITLE TO ASSETS; DISCHARGE OF LIABILITIES

Upon the transfer of the Asbestos PI Trust Assets into the Asbestos PI Trust, such Asbestos PI Trust Assets shall be indefeasibly vested in the Asbestos PI Trust free and clear of all claims, Equity Interests, Encumbrances, and other interests of any Entity.  Notwithstanding the foregoing, or anything else in this Plan to the contrary, the Asbestos PI Trust Assets shall remain subject to any and all restrictions imposed by applicable securities laws and the Sealed Air Common Stock shall remain subject to any and all restrictions imposed by the Sealed Air Settlement Agreement (including any rights of Sealed Air under the Sealed Air Settlement Agreement).  Upon the transfer of the Asbestos PD Trust Assets into the Asbestos PD Trust, such Asbestos PD Trust Assets shall be indefeasibly vested in the Asbestos PD Trust free and clear of all claims, equity interests, Encumbrances, and other interests of any Entity.  Except as otherwise provided in this Plan and in accordance with Bankruptcy Code § 1123(b)(3), on the Effective Date, title to all of the Debtors’ assets and properties and interests in property, including the Retained Causes of Action, shall vest in the Reorganized Debtors free and clear of all claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors.

11.10                 ENTIRE AGREEMENT

Except as otherwise indicated, the Plan and the Plan Documents supersede all prior negotiations, promises, covenants, agreements, understandings, and representations on such subjects, including all plans of reorganization previously filed by any party in interest with the Court in these Chapter 11 Cases.

11.11                 NOTICES

Any notices, statements, requests, and demands required or permitted to be provided under this Plan, in order to be effective, must be: (i) in writing (including by facsimile transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (A) if personally delivered or if delivered by facsimile or courier service, when actually received by the Entity to whom notice is sent, (B) if deposited with the United States Postal Service (but only when actually received), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, or (C) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (but only when actually received) and (ii) addressed to the appropriate Entity or Entities to whom such notice, statement, request or demand is directed (and, if required, its counsel), at the address of such Entity or Entities set forth below (or at such other address as such Entity may designate from time to time by written notice to all other Entities listed below in accordance with this Section 11.11):

If to the Debtors:	W. R. Grace & Co. 7500 Grace Drive Columbia, MD 21044 Attn: General Counsel
	Telephone:	(410) 531-4000
	Facsimile:	(410) 531-4545

With a copy to:	Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022 Attn: David M. Bernick, P.C./Theodore L. Freedman
	Telephone	(212) 446-4800
	Facsimile:	(212) 446-4900

and

Pachulski, Stang, Ziehl, & Jones LLP 919 North Market Street, 17th Floor P.O. Box 8705 Wilmington, Delaware 19899-8705 (Courier 19801) Attn: Laura Davis Jones/James E. O’Neill
	Telephone :	(302) 652-4100
	Facsimile:	(302) 652-4400

If to the Asbestos PI Committee:	Caplin & Drysdale, Chartered One Thomas Circle, NW, Suite 1100 Washington, DC 20005 Attn: Peter Lockwood/Ronald Reinsel
	Telephone:	(202) 862-5000
	Facsimile:	(202) 862-3301

and

Caplin & Drysdale, Chartered 375 Park Avenue, 35th Floor New York, NY 10152

Attn: Elihu Inselbuch
	Telephone:	(212) 319-7125
	Facsimile:	(212) 644-6755

If to the Asbestos PD Committee:	Bilzin Sumberg Baena Price & Axelrod LLP 200 South Biscayne Blvd., Suite 2500 Miami, FL 33131-5340 Attn: Scott L. Baena/Jay M. Sakalo/Mindy A. Mora
	Telephone:	(305) 374-7580
	Facsimile:	(305) 374-7593

If to the Asbestos PI Future Claimants’ Representative:	David T. Austern 3110 Fairview Park Drive Suite 200 Falls Church VA 22042-0683
	Telephone:	(703) 205-0835
	Facsimile:	(703) 205-6249

With a copy to:	Orrick, Herrington & Sutcliffe LLP 1152 15th Street, N.W. Washington, D.C. 20005-1706 Attention: Roger Frankel
	Telephone:	(202) 339-8400
	Facsimile:	(202) 339-8500

If to the Asbestos PD Future Claimants’ Representative:

With a copy to:

If to the Unsecured Creditors’ Committee:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Attn: Lewis Kruger/Arlene Krieger/Kenneth Pasquale
	Telephone:	(212) 806-5400
	Facsimile:	(212) 806-6006

If to Sealed Air:	Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407

Attn: General Counsel
	Telephone:	(201) 791-7600
	Facsimile:	(201) 703-4113

With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attn: D.J. Baker
	Telephone:	(212) 735-3000
	Facsimile:	(212) 735-2000

If to Fresenius:	Fresenius Medical Care North America Corporate Headquarters Corporate Law Department 95 Hayden Avenue Lexington, MA 02420-9192 Attn: General Counsel
	Telephone:	(781) 402-9000
	Facsimile:	(781) 402-9700

With a copy to:	McDermott, Will & Emery 227 W. Monroe, Suite 4400 Chicago, IL 60606 Attn: David S. Rosenbloom
	Telephone:	(312) 372-2000
	Facsimile:	(312) 984-7700

If to the Equity Committee:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Attn: Phillip Bentley
	Telephone:	(212) 715-9100
	Facsimile:	(212) 715-8000

11.12                 HEADINGS

The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

11.13                 GOVERNING LAW

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware, without giving effect to any conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction, shall govern the construction of this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise expressly provided in such instruments, agreements, or documents.

11.14                 FILING OF ADDITIONAL DOCUMENTS

On or before the Effective Date, the Plan Proponents shall File with the Court such agreements and other documents, including the Plan Supplement, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

11.15                 COMPLIANCE WITH TAX REQUIREMENTS

In connection with this Plan, the Debtors, the Reorganized Debtors, the Asbestos PI Trust, and the Asbestos PD Trust will comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all Distributions hereunder or under any Plan Document shall be subject to such withholding and reporting requirements, if any.  Notwithstanding any other provision of this Plan, each Entity receiving a Distribution pursuant to this Plan, or any other Plan Document, will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income tax and other obligations, on account of that Distribution.

11.16                 EXEMPTION FROM TRANSFER TAXES

Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all taxes as provided in Bankruptcy Code § 1146(a).

11.17                 FURTHER ASSURANCES

The Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos Protected Parties, the Asbestos Insurance Entities, the Asbestos PI Trust, the Asbestos PD Trust and all Holders of Plan Claims receiving Distributions under this Plan and all other parties in interest shall, and shall be authorized to, from time to time, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred in connection therewith.

11.18                 FURTHER AUTHORIZATIONS

The Plan Proponents, and, after the Effective Date, the Reorganized Debtors, the Asbestos PI Trust, and the Asbestos PD Trust if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any of them deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan, with each such Entity to bear its own costs in connection therewith.

Respectfully submitted,

W. R. GRACE & CO. (on behalf of itself and the other Debtors and Debtors In Possession)

By:	/s/ Mark A. Shelnitz
Name:	Mark A. Shelnitz
Title:	Vice President, General Counsel & Secretary

OFFICIAL COMMITTEE OF ASBESTOS PERSONAL INJURY CLAIMANTS

By:	/s/ Elihu Inselbuch
Name:	Elihu Inselbuch
Title:	Counsel to the Asbestos PI Committee

ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE

By:	/s/ Roger Frankel
Name:	David T. Austern by counsel

OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

By:	/s/ Philip Bentley
Name:	Philip Bentley
Title:	Counsel to the Equity Committee

Annex I

Pursuant to Section 7.7(mm) of the Plan, and not by way of limitation of the Sealed Air Settlement Agreement, each of the SA Debtors and the SA Non-Debtors Affiliates shall:

a.               use its best efforts to cause each of the Asbestos PI Trust and the Asbestos PD Trust (each, for purposes of this Annex I, a “Trust” and, collectively, the “Trusts”) to qualify, and to maintain its status, as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement), provided, however, that nothing herein shall in any way be construed as a representation, warranty, or covenant concerning the treatment for federal income tax purposes of the transfer by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order,

b.              use its best efforts to cause the constitutive document(s) (including the Asbestos PI Trust Agreement and the Asbestos PD Trust Agreement) of each of the Asbestos PI Trust and the Asbestos PD Trust to contain provisions, reasonably satisfactory to Cryovac, Inc., qualifying and maintaining its status as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement) and providing that Cryovac, Inc. or its designee shall be a Transferor (as defined in the Sealed Air Settlement Agreement) to each Trust,

c.               promptly provide to Cryovac, Inc. all Material Drafts (as defined in the Sealed Air Settlement Agreement) of each Asbestos PI Trust Agreement, Asbestos PD Trust Agreement and each Trust Document (as defined in the Sealed Air Settlement Agreement) (but excluding or redacting the TDP), provided, however, that Cryovac, Inc. shall keep any such Material Draft (as defined in the Sealed Air Settlement Agreement) confidential and shall disclose any such Material Draft (as defined in the Sealed Air Settlement Agreement) only to Sealed Air Corporation, and officers, employees, and advisors of Cryovac, Inc., Sealed Air Corporation, or its Affiliates, and only after such Entity agrees to keep such Material Draft (as defined in the Sealed Air Settlement Agreement) confidential but may disclose to any and all Entities, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by the Sealed Air Settlement Agreement,

d.              incorporate promptly, if it is the party drafting such document, or if otherwise, urge the party drafting such document promptly to incorporate, into any such document each provision with respect to the subject matter set forth or referred to in paragraphs II(c)(ix), (x), and (xi), sections VI(g), clauses (i)(A) through (C) of paragraph VI(c) of the Sealed Air Settlement Agreement and clauses o. and p. and sub-clauses h(1) through (3) of this Annex I, as the case may be, that are reasonably requested by Cryovac, Inc.,

e.               take all Defined Actions (as defined in the Sealed Air Settlement Agreement) required to be taken pursuant to, or that are reasonably requested by Sealed Air Corporation and consistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement and clauses o. and p. of this Annex I, as the case may be, provided, however, that it shall not be required to take a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause e. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement or clause n. of this Annex I, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to paragraph VI(b) of the Sealed Air Settlement Agreement or clauses e., f. and g. of this Annex I, as the case may be, (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

f.                 be prohibited from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) prohibited from being taken pursuant to, or that is inconsistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement and clauses o. and p. of this Annex I, provided, however, that it shall not be prohibited from taking a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause f. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement or clause n. of this Annex I, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to paragraph VI(b) of the Sealed Air Settlement Agreement or clauses e., f. and g. of this Annex I, as the case may be, (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

g.              use its best efforts not to make any statement in a court document filed in the SA Debtors’ Chapter 11 Cases or in any oral statement to the court in the SA Debtors’ Chapter 11 Cases that is prohibited by, or inconsistent with the provisions of, paragraphs II(c)(ix), (x), or (xi), or VI(g), of the Sealed Air Settlement Agreement or clauses o. and p. of this Annex I, as the case may be, provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this

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paragraph g. if each of the following four requirements has been previously satisfied (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement or clause n. of this Annex I Agreement, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this sentence, (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

h.            promptly notify Cryovac, Inc. and Sealed Air Corporation upon receipt by any of them or any of their Affiliates of any notice of any pending or threatened audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement) involving any of them or any of their Affiliates from any Tax authority or any other Entity challenging (1) the qualification of the Asbestos PI Trust or the Asbestos PD Trust as a Qualified Settlement Fund (as defined in the Sealed Air Settlement Agreement), (2) the qualification of Cryovac, Inc. as a Transferor (as defined in the Sealed Air Settlement Agreement) to the Asbestos PI Trust or the Asbestos PD Trust, (3) the transfer by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan or the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan or the Confirmation Order as a direct payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc. (for purposes of this Annex I, any such audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement), for purposes of this Annex I a “Tax Claim”),

i.                permit, and cause their respective Affiliates to permit, Cryovac, Inc. and Sealed Air Corporation to participate at their expense in the defense or prosecution of any Tax Claim (including to participate in all discussions with the Tax authorities regarding any Tax Claim and to be allowed to provide affirmative suggestions or comments with respect to any written submissions or communications to the Tax authorities regarding any Tax Claims, which comments and suggestions shall be incorporated into such written submissions or communications with the consent of the SA Debtors, such consent not to be unreasonably withheld),

j.                consult with Cryovac, Inc. and Sealed Air Corporation in connection with the defense or prosecution of any Tax Claim and provide such cooperation and information as Cryovac, Inc. and Sealed Air Corporation shall reasonably request with respect to any Tax Claim,

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k.             agree to use its best efforts to attempt to sever any Tax Claim from other issues raised in any audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar Claim (as defined in the Sealed Air Settlement Agreement) and shall instruct their, and their Affiliates’, respective Chief Executive Officer, Chief Financial Officer, and Director of Taxes to deliver, and shall cause each of their Affiliates, to deliver to Cryovac, Inc. and Sealed Air Corporation:

1.             promptly after the receipt of any document received from the IRS relating to a Tax Claim, a copy of such document;

2.             any document delivered to the IRS with respect to a Tax Claim promptly after such document is delivered to the IRS, provided, however, that, if such document was prepared in response to a request by the IRS, then prior to the delivery of such document to the IRS, Cryovac, Inc. and Sealed Air Corporation shall be allowed to provide affirmative suggestions or comments with respect to any such document, as provided in paragraph VI(c)(ii) of the Sealed Air Settlement Agreement and clauses i. and j. of this Annex I;

3.             at least five days prior to any meeting or conference (whether in person or by teleconference) scheduled with the IRS during which a Tax Claim may be discussed, with written notice of such scheduled meeting or conference, and an opportunity to attend the portions of such meeting or conference during which any Tax Claim is discussed; and

4.             with cooperation and information reasonably requested by Cryovac, Inc. or Sealed Air Corporation in connection with any Tax Claim, including, at Cryovac, Inc.’s or Sealed Air Corporation’s request, status updates with respect to all Tax Claims.

l.                be entitled to redact any document to be provided to Cryovac, Inc. or Sealed Air Corporation in furtherance of the obligations set forth in clause k. of this Annex I to exclude information not pertinent to the Tax Claim,

m.          settle or otherwise dispose of any Tax Claim unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement),

n.            if any of the SA Debtors or the SA Non-Debtor Affiliates has determined that an issue (for the purposes of this Annex I such issue, a “Paragraph VI(f) Issue”) may exist with respect to its taking, or the failure to take, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to paragraph II(c)(ix), (x), or (xi), or VI(b) or VI(g), of the Sealed Air Settlement Agreement or clauses e., f., g., o., and p., of this Annex I, as the case may be, then, prior to delivering a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) in accordance with the provisos set forth in paragraph II(c)(ix), (x), or (xi), VI(b) or

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VI(g) of the Sealed Air Settlement Agreement, or clauses e., f., g., o., and p., of this Annex I, as the case may be, (1) provide to Sealed Air Corporation, as promptly as practicable, a written notice identifying such Defined Action (as defined in the Sealed Air Settlement Agreement) and describing in detail the Paragraph VI(f) Issue and (2) consult and act (and cause its advisors to, consult and act) in good faith to determine and resolve (i) if such issue relates to a Tax issue, whether, as a result of a Change in Circumstances, there is no “reasonable basis”, as defined in IRC section 6662 (or successor provision thereof), for the taking of, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) by such Entity or (ii) if such issue relates to an accounting issue, whether, as a result of a Change in Circumstances, the taking, or the failure to take, such Defined Action (as defined in the Sealed Air Settlement Agreement) is inconsistent with generally accepted accounting principles.  For purposes of this Annex I, “Change in Circumstances” shall mean (i) for U.S. federal income tax purposes, (x) any amendment to the IRC or the final or temporary regulations promulgated under the IRC, (y) a decision by any federal court, or (z) a Revenue Ruling, Notice, Revenue Procedure, or Announcement, which amendment is enacted, promulgated, issued, or announced, or which decision, Revenue Ruling, Notice, Revenue Procedure, or Announcement is issued or announced, in each case, after the Effective Date, and (ii) for financial accounting purposes, any amendment to or change in generally accepted accounting principles, which amendment is issued or announced or, which change occurs, in each case, after the Effective Date.

o.            unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement), (1) file all Tax Returns required to be filed by such Entity, if any, consistent with the provisions of paragraph II(c)(ix) of the Sealed Air Settlement Agreement and take all other Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of paragraph II(c)(ix) of the Sealed Air Settlement Agreement, and (2) be prohibited, from taking any Defined Action (as defined in the Sealed Air Settlement Agreement) that may result in the disqualification of the Asbestos PI Trust or the Asbestos PD Trust as a Qualified Settlement Fund (as such term is defined in the Sealed Air Settlement Agreement) or be inconsistent with Cryovac, Inc. being treated as a Transferor (as defined in the Sealed Air Settlement Agreement) of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Confirmation Order and the Asbestos PD Initial Payment directly to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order; provided, however, that it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause o. if each of the following four requirements has been previously satisfied: (1) it has fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement and clause n. of this Annex I, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause o., (3) it has provided a copy of such

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Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

p.              treat for all Tax purposes any and all payments by Cryovac, Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan and the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan and the Confirmation Order as a direct payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust for Asbestos Claims that constitutes an ordinary and necessary expense of Cryovac, Inc., and, unless otherwise required by a Final Determination (as defined in the Sealed Air Settlement Agreement):

1.             for financial accounting or any other regulatory purpose, be prohibited from treating any payment by Cryovac, Inc. to the Asbestos PI Trust or the Asbestos PD Trust pursuant to the Plan or the Confirmation Order as a payment by Cryovac, Inc. to any of the SA Debtors or SA Non-Debtor Affiliates, or as a payment by any SA Debtor or SA Non-Debtor Affiliate to any Entity (including to the Asbestos PI Trust or the Asbestos PD Trust) (or treating such payment as, or resulting in, an expense or deduction of any Debtor or Non-Debtor Affiliate),

2.             for Tax purposes, be prohibited from claiming that any payment by Cryovac, Inc.  to the Asbestos PI Trust or the Asbestos PD Trust pursuant to the Plan or the Confirmation Order results in or gives rise (directly or indirectly) to the accrual or allowance of a deduction or expense, or income to, or any other transfer of any type to, any SA Debtor or SA Non-Debtor Affiliate,

3.             take all Defined Actions (as defined in the Sealed Air Settlement Agreement) that are reasonably requested by Sealed Air Corporation and consistent with the provisions of this clause p.,

4.             not take any position inconsistent with the foregoing on any Tax Return or with any Tax authority, and

5.             not make any statement in any public or regulatory filing or release or otherwise, or take any other Defined Action (as defined in the Sealed Air Settlement Agreement), that is inconsistent with the obligations of such Entity pursuant to this clause p., provided, however, that with respect to sub-clauses p.3 and p.5 above, it shall not be required to take, or be prohibited from taking, as the case may be, a Defined Action (as defined in the Sealed Air Settlement Agreement) as required pursuant to this clause p. if each of the following four requirements has been previously satisfied: (1) it has

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fully performed all of its obligations set forth in paragraph VI(f) of the Sealed Air Settlement Agreement and clause n. of this Annex 1, as the case may be, (2) it has received a Contrary Opinion (as defined in the Sealed Air Settlement Agreement) with respect to such Defined Action (as defined in the Sealed Air Settlement Agreement) required or prohibited pursuant to this clause p., (3) it has provided a copy of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement) to Sealed Air Corporation, and (4) within forty-five days of the receipt by Sealed Air Corporation of such Contrary Opinion (as defined in the Sealed Air Settlement Agreement), Sealed Air Corporation has not provided it with a Sealed Air Opinion (as defined in the Sealed Air Settlement Agreement),

q.              be entitled to prepare and execute (but not file) a Protective Claim (as defined in the Sealed Air Settlement Agreement and, for purposes of this Annex I, with respect to each of the SA Debtors and the SA Non-Debtors Affiliates, a “Grace Protective Claim”), (which filing shall be effected only by Cryovac Inc. pursuant to, and in accordance with, the provisions of the Settlement Agreement) for the taxable year of the SA Debtors in which the transfers by Cryovac Inc. of the Cryovac Payment (reduced by the amount of the Asbestos PD Initial Payment) to the Asbestos PI Trust pursuant to Section 7.2.2 of the Plan or the Confirmation Order and the Asbestos PD Initial Payment to the Asbestos PD Trust pursuant to Section 7.3.2 of the Plan or the Confirmation Order (for purposes of this Annex I, the “Transfer”) are made, or for any other prior (solely with respect to a carryback from the taxable year of the Transfer) or subsequent taxable year in which the Tax Benefits (as defined in the Sealed Air Settlement Agreement) realized as a result of such Transfer may be claimed by the SA Debtors (for purposes of this Annex I any such taxable year, a “Relevant Tax Year”), and require Cryovac, Inc. to file such Grace Protective Claim with the IRS or other governmental authority for and on behalf of the SA Debtors; provided, however, that a Grace Protective Claim shall not be required to be filed by Cryovac Inc. at any time prior to 15 days before the expiration (taking into account all extensions thereof) of the applicable statute of limitations for the SA Debtors to file an amended return (“SOL”) for the Relevant Tax Year, and provided further that notwithstanding anything to the contrary set forth in paragraph VI(h) of the Sealed Air Settlement Agreement and clauses q., r., s., t. and u. of this Annex I, the Debtors may prepare and execute a Grace Protective Claim, and require Cryovac, Inc. to file such Grace protective Claim with the IRS or other governmental authority for a Relevant Tax Year, only if each of the following requirements has been previously satisfied:

1.             the SA Debtors have granted each extension (and each further extension) to the applicable SOL for such Relevant Tax Year that has been requested by the IRS,

2.             at the time of each such request by the IRS referred to in sub-clause p.1, above, to extend (or further extend) the applicable SOL for such Relevant Tax Year, the SA Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer;

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3.             in the event that the IRS has not requested the SA Debtors to extend (or further extend) the applicable SOL for such Relevant Tax Year prior to 180 days prior to the end of such SOL, the SA Debtors shall have used their best efforts to extend (and cause the IRS to agree to extend) such SOL for a period of two (2) years or longer;

4.             the SA Debtors shall have provided to Cryovac, Inc. a written statement by their Chief Financial Officer that each of the requirements set forth immediately above in sub- clauses p.1, 2, and 3 has been satisfied in all respects; and

r.                 at the request of Sealed Air Corporation, prepare and execute a Grace Protective Claim to be filed by Sealed Air Corporation pursuant to paragraph VI(H)(ii) of the Sealed Air Settlement Agreement or this clause r.

s.               pay to Cryovac, Inc. in immediately available funds fifty (50) percent of the amount of any Tax Benefit (as defined in the Sealed Air Settlement Agreement) realized as a result of the Transfer no later than ten (10) days after such Tax Benefit (as defined in the Sealed Air Settlement Agreement) has been deemed to have been Actually Realized (as defined in and determined pursuant to the Sealed Air Settlement Agreement),

t.                 if requested by Sealed Air Corporation, use their best efforts to extend (and cause the IRS to agree to extend) the applicable SOL for any Relevant Tax Year,

u.              include in Part II of Form 1120X (or applicable section of any similar state or local tax form) of any Grace Protective Claim the language set forth on Exhibit 7 of the Sealed Air Settlement Agreement and only such other language as may be mutually agreed to by the SA Debtors and Cryovac, Inc. (or Sealed Air Corporation),

v.              withdraw all Grace Protective Claims upon a Cryovac Final Determination (as defined in the Sealed Air Settlement Agreement) that the Transfer results in a Tax Benefit (as defined in the Sealed Air Settlement Agreement) to Cryovac, Inc. (or the affiliated group filing a consolidated Tax Return of which Sealed Air Corporation is the common parent), and provide a written statement to Cryovac, Inc. signed by the Chief Financial Officer of the SA Debtors stating that all Grace Protective Claims have been withdrawn,

w.            upon notice by Cryovac as provided in paragraph VI(i) of the Sealed Air Settlement Agreement, as the case may be, or if otherwise requested in writing by Cryovac, Inc., use reasonable best efforts to pursue all Grace Protective Claims and keep Cryovac, Inc. fully informed of, and permit Cryovac, Inc. to participate in, all developments with respect to all such Grace Protective Claims in a manner consistent with the provisions set forth in paragraphs VI(c)(ii) through (vi) of the Sealed Air Settlement Agreement and clauses i., j., k., l., and m. of this Annex I, as the case may be,

x.                no later than ten (10) days after the SA Debtors shall have Actually Realized (as defined in the Sealed Air Settlement Agreement) a Tax Benefit (as defined in the Sealed

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Air Settlement Agreement) as a result of the Transfer, provide Cryovac, Inc. with a detailed statement (for the purposes of this Annex I, the “Tax Benefit Statement”) specifying (1) the amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) that was Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors and any information relevant to the computation thereof (including full access to any applicable Tax Return, non-proprietary work papers and other materials and information of the SA Debtors and their accountants), (2) the date that such Tax Benefit (as defined in the Sealed Air Settlement Agreement) was Actually Realized (as defined in the Sealed Air Settlement Agreement), (3) the amount of deduction, loss, credit or exclusion initially claimed by the SA Debtors as a result of the Transfer (for purposes of this Annex I, the “Initial Tax Benefit Item”), (4) the amount of the Initial Tax Benefit Item that is utilized by the SA Debtors to create such Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) (including as a result of all or a portion of the Initial Tax Benefit Item being carried back or forward), and (5) the amount of the Initial Tax Benefit Item not yet utilized by the SA Debtors (to create a Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement)) that will be carried forward,

y.              no later than 30 days after the SA Debtors have filed their U.S. federal consolidated income Tax Return for each year beginning the year that includes the Tax Benefit Start Date (as defined in the Sealed Air Settlement Agreement), deliver to Cryovac, Inc. an annual statement (for purposes of this Annex I, the “CFO Annual Statement”), signed by their Chief Financial Officer under penalties of perjury, that sets forth (1) the amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement), if any, by the SA Debtors as a result of the Transfer during the preceding taxable year (including, without limitation, as a result of an amended return for any taxable year, a loss or deduction being utilized for such preceding taxable year, a loss or credit carryback from such preceding taxable year, or a loss or credit carryforward to such preceding taxable year), (2) the date (or dates) such Tax Benefits were Actually Realized (as defined in the Sealed Air Settlement Agreement) during such taxable year, (3) the amount of the Initial Tax Benefit Item, (4) the amount of the Initial Tax Benefit Item that is utilized by the SA Debtors to create such Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement), and (5) the amount of the Initial Tax Benefit Item not yet utilized by the SA Debtors (to create a Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement)) that will be carried forward,

z.              provide Cryovac, Inc. with all information relevant to the computation of such Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors set forth in clause y.1 of this Annex 1 (including full access to any applicable Tax Return, the

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non-proprietary work papers, and other materials and information of the SA Debtors and their accountants),

aa.         within fifteen (15) days after the SA Debtors’ receipt of a Tax Benefit Dispute Notice (as defined in the Sealed Air Settlement Agreement), unless the matters in the Tax Benefit Dispute Notice (as defined in the Sealed Air Settlement Agreement) have otherwise been resolved by mutual agreement of the parties, select, jointly with Cryovac, Inc., a nationally-recognized independent certified public accountant (for purposes of this Annex I, the “Tax Benefit Accountant”); provided, however, if the SA Debtors and Cryovac, Inc. are unable to agree upon the Tax Benefit Accountant within such fifteen (15) day period, then the SA Debtors and Cryovac, Inc. shall each select a nationally-recognized independent certified public accountant which shall then jointly choose the Tax Benefit Accountant within fifteen (15) days thereafter, and the terms of the engagement of such Tax Benefit Accountant shall require the Tax Benefit Accountant to comply with paragraph VI(j)(iv) of the Sealed Air Settlement Agreement,

bb.       pay to Cryovac, Inc. in immediately available funds no later than five (5) days after delivery of the Tax Benefit Report (as defined in the Sealed Air Settlement Agreement) to the SA Debtors and Cryovac, Inc. the sum of (x) the excess, if any, of fifty (50) percent of the amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) set forth in the Tax Benefit Report (as defined in the Sealed Air Settlement Agreement) over the amount previously paid, if any, by the SA Debtors to Cryovac, Inc. with respect thereto and (y) interest with respect to any such excess, as provided for in paragraph VI(k) of the Sealed Air Settlement Agreement,

cc.         if a loss, deduction, credit or exclusion that resulted in Tax Benefit that was Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors is later denied by a Taxing authority by (x) a decision, decree or other order by a court of competent jurisdiction, which has become final and unappealable or (y) any other means (including a closing agreement or accepted offer in compromise under section 7121 or 7122 of the Internal Revenue Code) if Cryovac, Inc. has consented to such other means, which consent shall not be unreasonably withheld or delayed, provide (1) a written statement, signed under penalties of perjury by the Chief Financial Officer of the SA Debtors, that states (i) the amount of such loss, deduction, credit or exclusion that was denied, (ii) the amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) that was initially determined and paid by the SA Debtors to Cryovac, Inc. for such taxable period, and (iii) the revised amount of the Tax Benefit (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) for such taxable period taking into account the denial of such loss, deduction, credit or exclusion, and (2) provide to Cryovac, Inc. any information relevant to the computation of such initial and revised amount of the Tax Benefits (as defined in the Sealed Air Settlement Agreement) Actually Realized (as defined in the Sealed Air Settlement Agreement) by the SA Debtors (including full access to any

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applicable Tax Return, the non-proprietary work papers, and other materials and information of the SA Debtors and their accountants), and

dd.       perform all other actions required, and refrain from taking any other activities precluded, by the Sealed Air Settlement Agreement.

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Annex II

[To Follow}